[GRAPHIC OMITTED]
                                                       (ORBITEX GROUP OF FUNDS)

                                       ORBITEX INFO-TECH & COMMUNICATIONS FUND
                                       ORBITEX EMERGING TECHNOLOGY FUND
                                       ORBITEX HEALTH & BIOTECHNOLOGY FUND
                                       ORBITEX ENERGY & BASIC MATERIALS FUND
                                       ORBITEX FINANCIAL SERVICES FUND
                                       ORBITEX MEDICAL SCIENCES FUND
                                       ORBITEX FOCUS 30 FUND
                                       ORBITEX GROWTH FUND

                                [GRAPHIC OMITTED]

                          (PROSPECTUS AUGUST 28, 2002)

These securities have not yet been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

FUND FACTS ..........................................  3
    Key Investment Concepts .........................  3
    A Word about the Orbitex Group of Funds .........  3
    Orbitex Info-Tech & Communications Fund .........  4
    Orbitex Emerging Technology Fund ................ 10
    Orbitex Health & Biotechnology Fund ............. 16
    Orbitex Energy & Basic Materials Fund ........... 22
    Orbitex Financial Services Fund ................. 28
    Orbitex Medical Sciences Fund ................... 35
    Orbitex Focus 30 Fund ........................... 41
    Orbitex Growth Fund ............................. 47

MORE INFORMATION ABOUT RISKS ........................ 53

YOUR ACCOUNT ........................................ 55
    Types of Accounts ............................... 55
    Choosing a Class ................................ 55
    Classes in Detail ............................... 57
    Rule 12b-1 Plans in Detail ...................... 60
    Purchasing Shares ............................... 61
    Redeeming Shares ................................ 63
    Exchanging Shares ............................... 66

PRICING OF FUND SHARES .............................. 69

DISTRIBUTIONS ....................................... 69

FEDERAL TAX CONSIDERATIONS .......................... 70
    Taxes on Distributions .......................... 70
    Taxes on Sales or Exchanges ..................... 70
    "Buying a Dividend" ............................. 70
    Tax Withholding ................................. 70

MANAGEMENT .......................................... 71
    Investment Adviser .............................. 71
    Other Service Providers ......................... 71

FINANCIAL HIGHLIGHTS ................................ 72

This Prospectus does not constitute an offer to sell Fund shares in any state or jurisdiction in which the Funds are not authorized to conduct business. No sales representative, dealer or other person is authorized to give any information or make any representations other than those contained in this Prospectus or in the Statement of Additional Information.

FUND FACTS - KEY INVESTMENT CONCEPTS

This Prospectus describes each fund's investment objectives, principal investment strategies, principal investments and risks of each fund in the Orbitex Group of Funds. You may find the following definitions of these terms useful as you read the descriptions of the funds.

[GRAPHIC OMITTED] INVESTMENT OBJECTIVE

A fund's investment objective is its ultimate, overriding goal. It is the way in which the fund defines itself amongst all other mutual funds. There is a wide range of potential investment objectives. There can be no assurance that any mutual fund will attain its investment objective. You should think carefully about whether a fund's investment objective is consistent with your own objective for the money that you are contemplating investing in that fund. If not, you should consider another fund.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENT STRATEGIES

A fund's principal investment strategies are the primary means by which the investment adviser for the fund (the "Adviser") seeks to attain its investment objective. A strategy may, among other things, take the form of an intention on the part of the Adviser to invest primarily in certain types of securities such as stocks, bonds, or money market instruments, or to concentrate investments in a particular industry (e.g. technology, healthcare, energy) or group of industries. Your financial consultant can assist you in understanding these strategies.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENTS

In order to implement its investment strategies, a fund will invest principally in certain types of securities. These securities may include equity securities, such as common stocks, preferred stocks, convertible securities and warrants, or debt securities, such as corporate bonds, government securities and mortgage and other asset-backed securities.

[GRAPHIC OMITTED] PRINCIPAL RISKS

The principal risks of a fund are those potential occurrences that, in the judgment of the Adviser, have the greatest likelihood of disrupting, interfering with, or preventing a fund from attaining its investment objective. Your financial consultant can assist you in understanding these risks.

A WORD ABOUT THE ORBITEX GROUP OF FUNDS

This prospectus offers eight different funds in the Orbitex Group of Funds. These funds all invest primarily in equity securities such as common stock, but they have different investment strategies and emphasize different segments of the equity markets. In this Prospectus, the funds are divided into four collections, each with a different investment focus.


                                 Prospectus - 3

FUND FACTS - ORBITEX INFO-TECH & COMMUNICATIONS FUND

This section describes the Orbitex Info-Tech & Communications Fund's goals, principal investment strategies, risks, expenses and performance.

[GRAPHIC OMITTED] INVESTMENT OBJECTIVE

The objective of the Orbitex Info-Tech & Communications Fund is long-term growth of capital through selective investment in the securities of communications, information and related technology companies.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENT STRATEGIES

The Fund's principal investment strategies include:

o Investing at least 80% of its total assets in equity securities issued by information technology and communications companies.

o     Investing primarily in common stocks.

o     Investing in equity securities of both domestic and foreign issuers.

o Investing in companies regardless of their stock market value (or "market capitalization").

The Fund will invest in companies that the Adviser expects to capitalize on emerging changes in the global communications and information technology industries.

The Fund defines a "communications company" as an entity in which:

o at least 50% of the company's revenues or earnings were derived from communications activities; or

o at least 50% of the company's assets were devoted to such activities, based upon the company's most recent fiscal year.

The Fund defines an "information services company" as an entity in which:

o at least 50% of the company's revenues or earnings were derived from information services activities; or

o at least 50% of the company's assets were devoted to such activities, based upon the company's most recent fiscal year.

Communications and information services activities may include, among others, regular telephone service; communications equipment and services; electronic components and equipment; broadcasting; computer software and hardware; semiconductors; mobile communications and cellular radio/paging; electronic mail and other electronic data transmission services; networking and linkage of word and data processing systems; publishing and information systems; video text and teletext; emerging technologies combining telephone, television and/or computer systems; and internet and network equipment and services.

In buying and selling securities for the Fund, the Adviser relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position and economic and market conditions. Factors considered include growth potential, earnings estimates and management. However, if the Adviser's strategies do not work as intended, the Fund may not achieve its objective.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENTS

The Fund will normally invest at least 80% of its total assets in equity securities issued by communications, information and related technology companies. The Fund expects to invest primarily in U.S. and foreign common stocks but may also invest in other types of equity securities, investment grade debt securities and in securities of companies outside the communications, information and technology industries.

The Adviser will attempt to modify portfolio composition to benefit from changing relative performance among various industries affected by new


                                 Prospectus - 4
or emerging technologies. The Fund may sell those holdings that the Adviser has identified as having exceeded their fair market value and will also sell the securities of a company that has experienced a fundamental shift in its core business processes and objectives. The Fund may also sell the securities of a company when the industry in which the company operates is undergoing a shift in focus or industry dynamics, such as changing government regulation or slowing growth in new technology affecting the industry.

PORTFOLIO MANAGER

The Fund is managed by a team of investment professionals from Orbitex Management, Inc., the investment adviser to the Funds. The team, which is responsible for day-to-day decisions regarding the Fund's investments, offers a combined total of over 35 years of experience in investment management.

[GRAPHIC OMITTED] PRINCIPAL RISKS

The Fund is subject to the following principal risks:

o RISKS OF INFORMATION AND COMMUNICATIONS SECTOR: Because of its specific focus, the Fund's performance is closely tied to, and affected by, events occurring in the information, communications, and related technology industries. Companies in the same industry often face similar obstacles, issues and regulatory burdens. As a result, the securities owned by the Fund may react similarly to and move in unison with one another. Because technology continues to advance at an accelerated rate, and the number of companies and product offerings continues to expand, these companies could become increasingly sensitive to short product cycles, aggressive pricing and intense competition. Many technology companies sell stock before they have a commercially viable product, and may be acutely susceptible to problems relating to bringing their products to market. Additionally, many technology companies have very high price/earnings ratios, high price volatility, and high personnel turnover due to severe labor shortages for skilled technology professionals.

o RISKS OF NON-DIVERSIFICATION: Because the Orbitex Info-Tech & Communications Fund is non-diversified, it may have greater exposure to volatility than other funds. Because a non-diversified fund may invest a larger percentage of its assets in the securities of a single company than diversified funds, the performance of that company can have a substantial impact on the fund's share price.

WHO MAY WANT TO INVEST IN THE ORBITEX INFO-TECH & COMMUNICATIONS FUND?
We designed the Orbitex INFO-TECH & COMMUNICATIONS FUND for investors who want specific exposure to information technology and communications industries and who seek one or more of the following:

o     The potential for high long-term growth

o Want to add a stock fund that invests in foreign and domestic companies and an aggressive diversification tool to a portfolio of more conservative investments

o Have a higher tolerance for risk, and are prepared to accept a level of share price volatility, that could be much higher than mutual funds that invest in a broader range of securities

                                 Prospectus - 5

FUND FACTS - ORBITEX INFO-TECH & COMMUNICATIONS FUND

PERFORMANCE AND VOLATILITY

The bar chart and table below show the performance of the Class A Shares of the Orbitex Info-Tech & Communications Fund from year to year. The information in the table gives some indication of the risks of an investment in the Fund by showing changes in the Fund's performance from year to year and comparing the Fund's performance with a broad measure of market performance. Past performance does not necessarily indicate how the Fund will perform in the future.

The returns in the chart do not include the effect of the Fund's front-end sales charge for Class A Shares, but do include the effect of fee waivers and expense reimbursements by the Adviser. If the effect of the sales charge were reflected or if the fee waivers and expense reimbursements had not been in effect, returns would be lower than those shown.

[GRAPHIC OMITTED]

                       ORBITEX INFO-TECH & COMMUNICATIONS
                             FUND -- CLASS A SHARES

                  TOTAL RETURN FOR THE YEAR ENDED DECEMBER 31
         PERCENTAGE        43.43%        167.86          (36.48)%     (54.36)%
         --------------------------------------------------------------------
         YEAR              1998           1999            2000         2001

The year-to-date return of Class A Shares for the six-month period ended June 30, 2002 was (38.77)%. During the period shown in the bar chart, the highest return for a quarter was 62.60% (quarter ended 12/31/99) and the lowest return for a quarter was (44.32)% (quarter ended 12/31/00).

                                 Prospectus - 6

AVERAGE ANNUAL TOTAL RETURN (FOR THE PERIOD ENDED DECEMBER 31, 2001)
The following table sets forth the average annual total returns for Class A, Class B and Class C Shares of the Orbitex Info-Tech & Communications Fund relative to comparable broad-based indices. The returns in the following table include the effect of Class A and Class C Shares' maximum applicable front-end sales charge and Class B and Class C Shares' maximum applicable contingent deferred sales charge (CDSC) and the effect of fee waivers and expense reimbursements by the Adviser. If those waivers and reimbursements had not been in effect, the returns would have been lower than those shown.

-----------------------------------------------------------------------------------------------------
                                                                                    SINCE INCEPTION
                                                                   PAST 1 YEAR         OF CLASS*
-----------------------------------------------------------------------------------------------------
 ORBITEX INFO-TECH & COMMUNICATIONS FUND
-----------------------------------------------------------------------------------------------------
 Class A Return before taxes                                         (56.97)%             1.09%
-----------------------------------------------------------------------------------------------------
 Class A Return after taxes on distributions**                       (56.97)%            (2.63)%
-----------------------------------------------------------------------------------------------------
 Class A Return after taxes on distributions and sale of Fund        (34.70)%             1.87%
 shares**
-----------------------------------------------------------------------------------------------------
 Class B                                                              57.02%             (3.90)%
-----------------------------------------------------------------------------------------------------
 Class C                                                             (55.60)%           (47.84)%
-----------------------------------------------------------------------------------------------------
 S&P 500(REG. TM) INDEX***                                           (11.89)%             6.01%+
-----------------------------------------------------------------------------------------------------
 LIPPER SCIENCE AND TECHNOLOGY FUNDS INDEX****                       (34.72)%             5.69%+
-----------------------------------------------------------------------------------------------------

* The Fund's Class A, Class B and Class C Shares commenced operations on October 22, 1997, September 16, 1998, and January 14, 2000, respectively.

** After tax returns are shown for Class A Shares only and will differ from Class B Shares and Class C Shares because those classes have a higher expense ratio. After-tax returns are estimated, and are based on the highest historical individual federal marginal income tax rates, and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and are likely to differ from those shown. If you own shares of the Fund in a tax-deferred account, such as an individual retirement account or a 401(k) plan, this information is not applicable to your investment, because such accounts are only subject to taxes upon distribution. In certain cases, after-tax returns may be higher than the other return figures for the same period. A higher after-tax return results when a capital loss occurs upon redemption and translates into an assumed tax deduction that benefits the shareholder. Please note that your after-tax returns depend on your tax situation and may differ from those shown.

*** The S&P 500(Reg. TM) Index, an unmanaged index, is a registered trademark of McGraw-Hill Co., Inc. The Orbitex Group of Funds is neither affiliated with, nor endorsed by, McGraw-Hill Co., Inc. Index returns assume reinvestment of dividends; unlike the Fund's returns, however, they do not reflect any fees or expenses.

**** The Lipper Science and Technology Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds with this investment objective, and is compiled by Lipper, Inc.

+     From October 23, 1997.


                                 Prospectus - 7

FUND FACTS - ORBITEX INFO-TECH & COMMUNICATIONS FUND

INVESTOR EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Class A Shares, Class B Shares or Class C Shares of the Orbitex Info-Tech & Communications Fund.

                                                                             CLASS A        CLASS B        CLASS C
                                                                             SHARES         SHARES         SHARES
                                                                          ------------   ------------   ------------
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

   Maximum Sales Charge (Load) Imposed on Purchase (as a % of offering
    price)                                                                   5.75%(1)        None             1.00%(2)
   Maximum Deferred Sales Charge (Load) (as a % of lower of original
    purchase price or redemption proceeds)                                   None(3)         5.00%(4)         1.00%(5)
   Maximum Sales Charge (Load) Imposed on Reinvested Dividends/
    Distributions                                                            None            None             None
   Redemption Fee (as a % of amount redeemed, if applicable)                 None            None             None
   Exchange Fee                                                              None            None             None

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)

   Management Fees                                                           1.25%           1.25%            1.25%
   Distribution and/or Service (12b-1) Fees                                  0.40%           1.00%(6)         1.00%(6)
   Other Expenses                                                            1.15%           1.15%            1.15%
                                                                             ----            ----             ----
   Total Annual Operating Expenses                                           2.80%           3.40%            3.40%
   Fee Waiver and Expense Reimbursement                                      0.30%(7)        0.30%(7)         0.30%(7)
                                                                             ----            ----             ----
   Net Expenses                                                              2.50%(7)        3.10%(7)         3.10%(7)
                                                                             ====            ====             ====

--------------------------------------------------------------------------------

(1) Reduced for purchases of $50,000 or more by certain investors. See "Your Account - Classes in Detail - Class A - Reduced Sales Charge."

(2)  This fee may be waived for certain investors under certain circumstances.

(3) Purchases of Class A Shares of $1 million or more by certain investors are not subject to any sales load at the time of purchase, but a 1.00% contingent deferred sales charge ("CDSC") applies on amounts redeemed within one year of purchase. See "Your Account - Classes in Detail Class A
     - Reduced Sales Charge."

(4)  The CDSC payable upon redemption of Class B Shares declines over time.

(5) The CDSC applies to redemptions of Class C Shares within eighteen months of purchase.

(6)  Including a 0.25% shareholder servicing fee.

(7) The Adviser has agreed contractually to waive its management fee and to reimburse expenses, other than extraordinary or non-recurring expenses, at least until August 31, 2003, so that Class A Shares', Class B Shares' and Class C Shares' total annual operating expenses do not exceed 2.50%, 3.10% and 3.10%, respectively, of average daily net assets, subject to possible recoupment from the Fund in future years on a rolling three year basis if such recoupment can be achieved within the foregoing expense limits. Consequently, the management fees actually charged may in the future be higher than reflected above, if consistent with the limits on total annual operating expenses. The information contained in the table above and the example below reflects the expenses of each class of the Fund taking into account any applicable fee waivers and/or reimbursements.


                                 Prospectus - 8

EXAMPLE

This example is intended to help you compare the cost of investing in the Orbitex Info-Tech & Communications Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that you reinvest all dividends and distributions, and that the Fund's operating expenses remain the same. Although your actual costs and the return on your investment may be higher or lower, based on these assumptions your costs would be:

YEAR          CLASS A        CLASS B          CLASS C
----          -------        -------          -------
  1           $  814         $  813           $  510
  3           $1,367         $1,317           $1,107
  5           $1,944         $1,944           $1,826
  10          $3,503         $3,530           $3,728

You would pay the following expenses if you did not redeem your shares:

YEAR          CLASS A        CLASS B         CLASS C
----          -------        -------         -------
  1           $  814         $  313          $  410
  3           $1,367         $1,017          $1,107
  5           $1,944         $1,744          $1,826
  10          $3,503         $3,530          $3,728


                                 Prospectus - 9

FUND FACTS - ORBITEX EMERGING TECHNOLOGY FUND

This section describes the Orbitex Emerging Technology Fund's goals, principal investment strategies, risks, expenses and performance.

[GRAPHIC OMITTED] INVESTMENT OBJECTIVE

o The objective of the ORBITEX EMERGING TECHNOLOGY FUND is long-term growth of capital.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENT STRATEGIES

The Fund's principal investment strategies include:

o Investing at least 80% of its total assets in equity securities issued by emerging technology companies.

o     Investing primarily in common stocks.

o     Investing in equity securities of both domestic and foreign issuers.

o Investing in companies regardless of their stock market value (or "market capitalization").

The Fund will invest in companies that the Adviser expects to capitalize on emerging changes in technology.

The Fund defines an "emerging technology company" as an entity in which:

o at least 50% of the company's revenues or earnings are derived from emerging technology activities based upon the company's most recent fiscal year; or

o at least 50% of the company's assets were devoted to such activities, based upon the company's most recent fiscal year.

Emerging technology companies may include, among others, companies that are engaged in the research, design, development or manufacturing of innovative technologies. These companies include among others, those in the Internet, medical, pharmaceutical, manufacturing, computer software and hardware industries that are seeking better ways to leverage technology. The Fund maintains a high degree of flexibility to avoid being limited to a narrow band of investments.

In buying and selling securities for the Fund, the Adviser relies on an investment approach that combines "top-down" economic analysis and "bottom-up" stock selection. The "top-down" approach takes into consideration economic conditions that may affect the industries in which emerging technology companies operate such as interest rates, inflation, the regulatory environment and competition. Using this "top-down" analysis, the Adviser identifies the sectors, industries and companies that should benefit from the overall trends that the Adviser has identified.

The Adviser then employs a "bottom-up" approach to look for individual companies with potential for success in light of its current financial condition, its industry position and its earnings growth potential. Using this approach, the Adviser focuses on a number of factors including, but not limited to, the company's market expertise and dominance, its management, its economic fundamentals such as a strong balance sheet, return on equity, price to earnings and price to book ratios, and cash flows.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENTS

The Fund will normally invest at least 80% of its total assets in equity securities issued by emerging technology companies. The Fund expects to invest primarily in U.S. and foreign common stocks but may also invest in other types of equity securities, investment grade securities and in securities of companies outside the emerging technology industry.

PORTFOLIO MANAGER

This Fund is managed by a team of investment professionals from Orbitex Management, Inc., the investment adviser to the Funds. The team, which is


                                 Prospectus - 10
responsible for day-to-day decisions regarding the Fund's investments, offers a combined total of over 35 years of experience in investment management.

[GRAPHIC OMITTED] PRINCIPAL RISKS

The Fund is subject to the following principal risks:

o RISKS OF EMERGING TECHNOLOGY SECTOR: Because of its narrow focus, the Fund's performance is closely tied to, and affected by, events occurring in the emerging technology and general technology industry. Companies in the same industry often face similar obstacles, issues and regulatory burdens. As a result, the securities owned by the Fund may react similarly to and move in unison with one another. Because technology continues to advance at an accelerated rate, and the number of companies and product offerings continues to expand, these companies could become increasingly sensitive to short product cycles, aggressive pricing and intense competition. In some cases, there are some emerging technology companies which sell stock before they have a commercially viable product, and may be acutely susceptible to problems relating to bringing their products to market. Additionally, many emerging technology companies have very high price/earnings ratios, high price volatility, and high personnel turnover due to severe labor shortages for skilled emerging technology professionals.

      RISKS OF NON-DIVERSIFICATION: Because the Orbitex Emerging Technology Fund is non-diversified, it may have greater exposure to volatility than other funds. Because a non-diversified fund may invest a larger percentage of its assets in the securities of a single company than diversified funds, the performance of that company can have a substantial impact on the fund's share price.

Please refer to "More Information about Risks".

WHO MAY WANT TO INVEST IN THE ORBITEX EMERGING TECHNOLOGY FUND?
We designed the Orbitex Emerging Technology Fund for investors who want specific exposure to emerging technologies companies, and who seek one of more of the following:

o     The potential for long-term growth and income

o Want to add a stock fund that invests in foreign and domestic companies and an aggressive diversification tool to a portfolio of more conservative investments

o Have a higher tolerance for risk, and are prepared to accept a level of share price volatility that could be much higher than mutual funds that invest in a broader range of securities


                                 Prospectus - 11

FUND FACTS - ORBITEX EMERGING TECHNOLOGY FUND

PERFORMANCE AND VOLATILITY

Before the close of business on October 31, 2001, the Fund operated as a separate fund called the Monument Digital Technology Fund (the "Predecessor Fund"), which was managed by Monument Advisers, Ltd. From May 8, 2001 to October 31, 2001, the Predecessor Fund was sub-advised by Orbitex Management, Inc. On November 1, 2001, the Fund was reorganized as a new Fund of the Orbitex Group of Funds. The investment policy of the Fund is substantially similar to that of the Predecessor Fund. The Predecessor Fund was subject to a similar level of fees as those applied to the Fund.

The bar chart and table below show the performance of the Class A Shares of the Predecessor Fund from year to year until October 31, 2001, and the performance of the Class A Shares of the Orbitex Emerging Technology Fund after the reorganization of the Fund on November 1, 2001. The information gives some indication of the risks of an investment in the Fund, by comparing the Fund's (and the Predecessor Fund's) performance with a broad measure of market performance. Past performance does not necessarily indicate how the Fund will perform in the future.

The returns in the chart do not include the effect of the Fund's front-end sales charge for Class A Shares, but do include the effect of fee waivers and expense reimbursements by the advisers. If the effect of the sales charge were reflected or if the fee waivers and expense reimbursements had not been in effect, returns would have been lower than those shown.

[GRAPHIC OMITTED]

                           ORBITEX EMERGING TECHNOLOGY
                             FUND -- CLASS A SHARES

                  TOTAL RETURN FOR THE YEAR ENDED DECEMBER 31
         PERCENTAGE               271.74%        (56.88)%      (52.18)%
         --------------------------------------------------------------------
         YEAR                      1999            2000         2001

The year-to-date return of Class A Shares for the six-month period ended June 30, 2002 was (40.29)%. During the period shown in the bar chart, the highest return for a quarter was 91.86% (quarter ended 3/31/99) and the lowest return for a quarter was (50.88)% (quarter ended 9/30/01).


                                 Prospectus - 12

AVERAGE ANNUAL TOTAL RETURN (FOR THE PERIOD ENDED DECEMBER 31, 2001)
The following table sets forth the average annual total returns for Class A, Class B and Class C Shares of the Orbitex Emerging Technology Fund relative to comparable broad-based indices. The returns in the following table include the effect of Class A and Class C Shares maximum applicable front-end sales charge and Class B and Class C Shares maximum applicable contingent deferred sales charge (CDSC) and the effect of fee waivers and expense reimbursements by the Adviser. If those waivers and reimbursements had not been in effect, the returns would have been lower than those shown.

-------------------------------------------------------------------------------------------------------------
                                                                          PAST 1            SINCE INCEPTION
                                                                           YEAR              OF CLASS*
-------------------------------------------------------------------------------------------------------------
      ORBITEX EMERGING TECHNOLOGY FUND(1)
-------------------------------------------------------------------------------------------------------------
      Class A before taxes                                                (54.91)%              (1.22)%
-------------------------------------------------------------------------------------------------------------
      Class A after taxes on distributions**                              (54.91)%              (1.22)%
-------------------------------------------------------------------------------------------------------------
      Class A after taxes on distributions and sale of Fund shares**      (33.44)%              (0.97)%
-------------------------------------------------------------------------------------------------------------
      Class B                                                             (54.79)%             (36.69)%
-------------------------------------------------------------------------------------------------------------
      Class C                                                             (53.27)%             (61.71)%
-------------------------------------------------------------------------------------------------------------
      S&P 500(REG. TM) INDEX***                                           (11.89)%               1.89%+
-------------------------------------------------------------------------------------------------------------
      LIPPER SCIENCE & TECHNOLOGY INDEX****                               (34.72)%               5.91%+
-------------------------------------------------------------------------------------------------------------

(1) The performance figures shown above for the period prior to November 1, 2001 reflect the performance of Class A, Class B and Class C Shares of the Predecessor Fund.

* Class A Shares, Class B Shares and Class C Shares commenced operations on November 16, 1998, October 6, 1999 and July 20, 2000, respectively.

** After tax returns are shown for Class A Shares only and will differ from Class B Shares and Class C Shares because those classes have a higher expense ratio. After-tax returns are estimated, and are based on the highest historical individual federal marginal income tax rates, and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and are likely to differ from those shown. If you own shares of the Fund in a tax-deferred account, such as an individual retirement account or a 401(k) plan, this information is not applicable to your investment, because such accounts are only subject to taxes upon distribution. In certain cases, after-tax returns may be higher than the other return figures for the same period. A higher after-tax return results when a capital loss occurs upon redemption and translates into an assumed tax deduction that benefits the shareholder. Please note that your after-tax returns depend on your tax situation and may differ from those shown.

*** The S&P 500(Reg. TM) Index is an unmanaged index. Index returns assume reinvestment of dividends; unlike the Fund's returns, however, they do not reflect any fees or expenses.

**** The Lipper Multi-Cap Core Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds with this investment objective, and is compiled by Lipper, Inc.

+     From November 13, 1998.


                                 Prospectus - 13

FUND FACTS - ORBITEX EMERGING TECHNOLOGY FUND

INVESTOR EXPENSES

The table describes the fees and expenses that you may pay if you buy and hold Class A Shares, Class B Shares or Class C Shares of the Orbitex Emerging Technology Fund.

                                                                             CLASS A        CLASS B        CLASS C
                                                                             SHARES         SHARES         SHARES
                                                                          ------------   ------------   ------------
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

   Maximum Sales Charge (Load) Imposed on Purchase (as a % of offering
    price)                                                                     5.75%(1)       None         1.00%(2)
   Maximum Deferred Sales Charge (Load) (as a % of lower of original
    purchase price or redemption proceeds)                                     None(3)        5.00%(4)     1.00%(5)
   Maximum Sales Charge (Load) Imposed on Reinvested Dividends/
    Distributions                                                              None           None         None
   Redemption Fee (as a % of amount redeemed, if applicable)                   None           None         None
   Exchange Fee                                                                None           None         None

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

   Management Fees                                                             1.25%           1.25%       1.25%
   Distribution and/or Service (12b-1) Fees                                    0.40%           1.00%(6)    1.00%(6)
   Other Expenses                                                              2.64%(7)        2.64%(7)    2.64%(7)
                                                                               ----            ----        ----
   Total Annual Operating Expenses                                             4.29%           4.89%       4.89%
   Fee Waiver and Expense Reimbursement                                        1.79%(8)        1.79%(8)    1.79%(8)
                                                                               ----            ----         ----
   Net Expenses                                                                2.50%(8)        3.10%(8)    3.10%(8)
                                                                               ====            ====        ====

--------------------------------------------------------------------------------

(1) Reduced for purchases of $50,000 or more by certain investors. See "Your Account - Classes in Detail - Class A - Reduced Sales Charge."

(2)   This fee may be waived for certain investors under certain circumstances.

(3) Purchases of Class A Shares of $1 million or more by certain investors are not subject to any sales load at the time of purchase, but a 1.00% contingent deferred sales charge ("CDSC") applies on amounts redeemed within one year of purchase. See "Your Account - Classes in Detail - Class A - Reduced Sales Charge."

(4)   The CDSC payable upon redemption of Class B Shares declines over time.

(5) The CDSC applies to redemptions of Class C Shares within eighteen months of purchase.

(6)   Including a 0.25% shareholder servicing fee.

(7)   Other Expenses are estimated for the current fiscal year.

(8) The Adviser has agreed contractually to waive its management fee and to reimburse expenses, other than extraordinary or non-recurring expenses at least until August 31, 2003, so that Class A Shares', Class B Shares' and Class C Shares' total annual operating expenses do not exceed 2.50%, 3.10% and 3.10%, respectively, of average daily net assets, subject to possible recoupment from the Fund in future years on a rolling three year basis if such recoupment can be achieved within the foregoing expense limits. Consequently, the management fees actually charged may in the future be higher than reflected above, if consistent with the limits on total annual operating expenses. The information contained in the table above and the example below reflects the expenses of each class of the Fund taking into account any applicable fee waivers and/or reimbursements.


                                 Prospectus - 14

EXAMPLE

This example is intended to help you compare the cost of investing in the Orbitex Emerging Technology Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that you reinvest all dividends and distributions, and that the Fund's operating expenses remain the same. Although your actual costs and the return on your investment may be higher or lower, based on these assumptions your costs would be:

YEAR          CLASS A         CLASS B         CLASS C
----          -------         -------         -------
  1           $  814          $  813          $  510
  3           $1,648          $1,611          $1,398
  5           $2,495          $2,510          $2,387
  10          $4,665          $4,702          $4,872

You would pay the following expenses if you did not redeem your shares:

YEAR          CLASS A         CLASS B         CLASS C
----          -------         -------         -------
  1           $  814          $  313          $  410
  3           $1,648          $1,311          $1,398
  5           $2,495          $2,310          $2,387
  10          $4,665          $4,702          $4,872


                                 Prospectus - 15

FUND FACTS - ORBITEX HEALTH & BIOTECHNOLOGY FUND

This section describes the Orbitex Health & Biotechnology Fund's goals, principal investment strategies, risks, expenses and performance.

[GRAPHIC OMITTED] INVESTMENT OBJECTIVE

The objective of the Orbitex Health & Biotechnology Fund is long-term growth of capital through selective investment in the securities of companies of all sizes engaged in the healthcare, health products, pharmaceuticals, medical research and biotechnology industries.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENT STRATEGIES

The Fund's principal investment strategies include:

o Investing at least 80% of its total assets in equity securities issued by healthcare companies and biotechnology companies.

o Composing a portfolio based upon a "bottom-up" blending of value and growth criteria as well as identifying investment and economic themes that can drive profits.

o     Investing primarily in common stocks.

o Investing in companies regardless of their stock market value (or "market capitalization").

o     Investing up to 25% of its total assets in foreign companies.

The Fund will invest in companies that the Adviser expects to capitalize on emerging changes in the healthcare and biotechnology industries.

The Fund defines a "healthcare company" as an entity that is principally engaged in:

o the design, manufacture or sale of products or services used for or in connection with health, medical, or personal care such as medical, dental and optical supplies or equipment.

o     research and development of pharmaceutical products and services.

o the operation of healthcare facilities such as hospitals, clinical test laboratories, and convalescent and mental healthcare facilities.

o     design, manufacture, or sale of healthcare-related products and services.

The Fund defines a "biotechnology company" as an entity that is principally engaged in:

o research, development, manufacture or distribution of products and services relating to human health care, pharmaceuticals, agricultural and veterinary applications, and the environment.

o manufacturing and/or distributing biotechnological and biomedical products, devices or instruments.

The Fund also defines a "healthcare or biotechnology company" as an entity that is principally engaged in providing materials, products or services to a healthcare or biotechnology company.

The Fund considers a company to be "principally engaged" in one of the above activities if at least 50% of its revenues or profits based upon the company's most recent fiscal year comes from those activities.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENTS

Under normal market conditions, the Fund intends to invest at least 80% of its total assets in equity, equity-related or debt securities of healthcare and biotechnology companies.

The Fund expects to invest primarily in U.S. common stocks, but may also invest in other types of equity securities and investment grade debt securities. The Fund may invest up to 25% of its assets in the securities of foreign issuers, however.

The Fund may sell those holdings that it has identified as having exceeded their fair market value and may also sell the securities of a company that has experienced a fundamental shift in its core business processes and objectives. The Fund may also sell the securities of a company when the industry in which the


                                 Prospectus - 16
company operates has undergone a shift in focus or industry dynamics such as changing technologies, competitive forces, or government regulation affecting the industry.

PORTFOLIO MANAGER

The Fund is managed by a team of investment professionals from Orbitex Management, Inc., the investment adviser to the Funds. The team, which is responsible for day-to-day decisions regarding the Fund's investments, offers a combined total of over 35 years of experience in investment management.

[GRAPHIC OMITTED] PRINCIPAL RISKS

The Fund is subject to the following principal risks:

o RISKS OF HEALTHCARE AND BIOTECHNOLOGY SECTOR: Because of its specific focus, the Fund's performance is closely tied to and affected by events occurring in the healthcare and biotechnology industries. Companies in the same industry often face similar obstacles, issues and regulatory burdens. As a result, the securities owned by the Fund may react similarly to and move in unison with one another. Healthcare companies are subject to government regulation and approval of their products and services, which can have a significant effect on their market price. Furthermore, the types of products or services produced or provided by these companies may quickly become obsolete. Moreover, liability for products that are later alleged to be harmful or unsafe may be substantial, and may have a significant impact on a healthcare company's market value and/or share price. Biotechnology companies are affected by patent considerations, intense competition, rapid technology change and obsolescence, and regulatory requirements of various federal and state agencies. In addition, many of these companies are relatively small and have thinly traded securities, may not yet offer products or offer a single product, and may have persistent losses during a new product's transition from development to production or erratic revenue patterns. Moreover, stock prices of biotechnology companies are very volatile, particularly when their products are up for regulatory approval and/or under regulatory scrutiny. Consequently, the Fund's performance may sometimes be significantly better or worse than that of other types of funds.

o RISKS OF NON-DIVERSIFICATION: Because the Orbitex Health & Biotechnology Fund is non-diversified, it may have greater exposure to volatility than other funds. Because a non-diversified fund may invest a larger percentage of its assets in the securities of a single company than diversified funds, the performance of that company can have a substantial impact on the fund's share price.

Please refer to "More Information about Risks".

Who May Want to Invest in the Orbitex Health & Biotechnology Fund?

We designed the ORBITEX HEALTH & BIOTECHNOLOGY FUND for investors who want specific exposure to and who seek one or more of the following:

o     The potential for high long-term growth

o Want to add a stock fund that invests in foreign and domestic companies and an aggressive diversification tool to a portfolio of more conservative investments

o Have a higher tolerance for risk, and are prepared to accept a level of share price volatility, that could be much higher than mutual funds that invest in a broader range of securities


                                 Prospectus - 17

FUND FACTS - ORBITEX HEALTH & BIOTECHNOLOGY FUND

PERFORMANCE AND VOLATILITY

The bar chart and table below show the performance of the Class A Shares of the Orbitex Health & Biotechnology from year to year. The information in the table gives some indication of the risks of an investment in the Fund by showing changes in the Fund's performance from year to year and by comparing the Fund's performance with a broad measure of market performance. Past performance does not necessarily indicate how the Fund will perform in the future.

The returns in the chart do not include the effect of the Fund's front-end sales charge for Class A Shares, but do include the effect of fee waivers and expense reimbursements by the Adviser. If the effect of the sales charge were reflected or if the fee waivers and expense reimbursements had not been in effect, returns would have been lower than those shown.

[GRAPHIC OMITTED]

                         ORBITEX HEALTH & BIOTECHNOLOGY
                             FUND -- CLASS A SHARES

                  TOTAL RETURN FOR THE YEAR ENDED DECEMBER 31
                PERCENTAGE                56.17%       (9.49)%
                ------------------------------------------------
                YEAR                       2000         2001

The year-to-date return of Class A Shares for the six-month period ended June 30, 2002 was (33.47)%. During the period shown in the bar chart, the highest return for a quarter was 32.61% (quarter ended 3/31/00) and the lowest return for a quarter was (30.73)% (quarter ended 3/31/01).


                                 Prospectus - 18

AVERAGE ANNUAL TOTAL RETURN (FOR THE PERIOD ENDED DECEMBER 31, 2001)
The following table sets forth the average annual total returns for Class A, Class B and Class C Shares of the Orbitex Health & Biotechnology Fund relative to a comparable broad-based index. The returns in the following table include the effect of Class A and Class C Shares maximum applicable front-end sales charge and Class B and Class C Shares maximum applicable contingent deferred sales charge (CDSC) and the effect of fee waivers and expense reimbursements by the Adviser. If those waivers and reimbursements had not been in effect, the returns would have been lower than those shown.

---------------------------------------------------------------------------------------------------------
                                                                            PAST         SINCE INCEPTION
                                                                           1 YEAR            OF CLASS*
---------------------------------------------------------------------------------------------------------
      ORBITEX HEALTH & BIOTECHNOLOGY FUND
---------------------------------------------------------------------------------------------------------
      Class A before taxes                                                (14.70)%            27.82%
---------------------------------------------------------------------------------------------------------
      Class A after taxes on distributions**                              (14.70)%            27.34%
---------------------------------------------------------------------------------------------------------
      Class A after taxes on distributions and sale of Fund shares**       (8.95)%            22.75%
---------------------------------------------------------------------------------------------------------
      Class B                                                             (14.65)%            29.23%
---------------------------------------------------------------------------------------------------------
      Class C                                                             (11.90)%             7.86%
---------------------------------------------------------------------------------------------------------
      S&P 500(REG. TM) INDEX***                                           (11.89)%            (6.86)%+
---------------------------------------------------------------------------------------------------------
      LIPPER HEALTH & BIOTECHNOLOGY FUNDS INDEX****                       (10.46)%            13.16%+
---------------------------------------------------------------------------------------------------------

* Class A Shares and Class B Shares commenced operations on July 15, 1999. Class C Shares commenced operations on January 18, 2000.

** After tax returns are shown for Class A Shares only and will differ from Class B Shares and Class C Shares because those classes have a higher expense ratio. After-tax returns are estimated, and are based on the highest historical individual federal marginal income tax rates, and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and are likely to differ from those shown. If you own shares of the Fund in a tax-deferred account, such as an individual retirement account or a 401(k) plan, this information is not applicable to your investment, because such accounts are only subject to taxes upon distribution. In certain cases, after-tax returns may be higher than the other return figures for the same period. A higher after-tax return results when a capital loss occurs upon redemption and translates into an assumed tax deduction that benefits the shareholder. Please note that your after-tax returns depend on your tax situation and may differ from those shown.

*** The S&P 500(Reg. TM) Index is an unmanaged index. Index returns assume reinvestment of dividends; unlike the Fund's returns, however, they do not reflect any fees or expenses.

**** The Lipper Health & Biotechnology Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds with this investment objective, and is compiled by Lipper, Inc.

+     From July 15, 1999.

                                 Prospectus - 19

FUND FACTS - ORBITEX HEALTH & BIOTECHNOLOGY FUND

INVESTOR EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Class A Shares, Class B Shares or Class C Shares of the Orbitex Health & Biotechnology Fund.

                                                                            CLASS A       CLASS B       CLASS C
                                                                            SHARES        SHARES        SHARES
                                                                         ------------  ------------  ------------
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

   Maximum Sales Charge (Load) Imposed on Purchase (as a % of offering
    price)                                                                    5.75%(1)     None         1.00%(2)
   Maximum Deferred Sales Charge (Load) (as a % of lower of original
    purchase price or redemption proceeds)                                    None(3)      5.00%(4)     1.00%(5)
   Maximum Sales Charge (Load) Imposed on Reinvested Dividends/
    Distributions                                                             None         None         None
   Redemption Fee (as a % of amount redeemed, if applicable)                  None         None         None

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND
ASSETS)

   Management Fees                                                            1.25%        1.25%        1.25%
   Distribution and/or Service (12b-1) Fees                                   0.40%        1.00%(6)     1.00%(6)
   Other Expenses                                                             0.66%        0.66%        0.66%
                                                                              ----         ----         ----
   Total Annual Operating Expenses                                            2.31%        2.91%        2.91%
   Fee Waiver and Expense Reimbursement                                       0.00%(7)     0.00%(7)     0.00%(7)
                                                                              ----         ----         ----
   Net Expenses                                                               2.31%(7)     2.91%(7)     2.91%(7)
                                                                              ====         ====         ====

--------------------------------------------------------------------------------

(1) Reduced for purchases of $50,000 or more by certain investors. See "Your Account - Classes in Detail - Class A - Reduced Sales Charge."

(2)  This fee may be waived for certain investors under certain circumstances.

(3) Purchases of Class A Shares of $1 million or more by certain investors are not subject to any sales load at the time of purchase, but a 1.00% contingent deferred sales charge ("CDSC") applies on amounts redeemed within one year of purchase. See "Your Account - Classes in Detail - Class A Reduced Sales Charge."

(4)  The CDSC payable upon redemption of Class B Shares declines over time.

(5) The CDSC applies to redemptions of Class C Shares within eighteen months of purchase.

(6)  Including a 0.25% shareholder servicing fee.

(7) The Adviser has agreed contractually to waive its management fee and to reimburse expenses, other than extraordinary or non-recurring expenses, at least until August 31, 2003, so that Class A Shares', Class B Shares' and Class C Shares' total annual operating expenses do not exceed 2.50%, 3.10% and 3.10%, respectively, of average daily net assets, subject to possible recoupment from the Fund in future years on a rolling three year basis if such recoupment can be achieved within the foregoing expense limits. Consequently, the management fees actually charged may in the future be higher than reflected above, if consistent with the limits on total annual operating expenses. The information contained in the table above and the example below reflects the expenses of each class of the Fund taking into account any applicable fee waivers and/or reimbursements.


                                 Prospectus - 20

EXAMPLE

This example is intended to help you compare the cost of investing in the Orbitex Health & Biotechnology Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that you reinvest all dividends and distributions, and that the Fund's operating expenses remain the same. Although your actual costs and the return on your investment may be higher or lower, based on these assumptions your costs would be:

YEAR          CLASS A         CLASS B         CLASS C
----          -------         -------         -------
  1           $  796          $  794          $  491
  3           $1,255          $1,201          $  992
  5           $1,739          $1,733          $1,618
  10          $3,069          $3,092          $3,301

You would pay the following expenses if you did not redeem your shares:

YEAR          CLASS A         CLASS B         CLASS C
----          -------         -------         -------
  1           $  796          $  294          $  391
  3           $1,255          $  901          $  992
  5           $1,739          $1,533          $1,618
  10          $3,069          $3,092          $3,301


                                 Prospectus - 21

FUND FACTS - ORBITEX ENERGY & BASIC MATERIALS FUND

This section describes the Orbitex Energy & Basic Materials Fund's goals, principal investment strategies, risks, expenses and performance. Prior to June 5, 2000, the Orbitex Energy & Basic Materials Fund was known as the Orbitex Strategic Natural Resources Fund.

[GRAPHIC OMITTED] INVESTMENT OBJECTIVE

The objective of the Orbitex Energy & Basic Materials Fund is long-term growth of capital through selective investment in the securities of companies engaged in energy and basic materials industries.

The Fund's principal investment strategies include:

o Investing at least 80% of its total assets in equity securities issued by companies involved in the energy and basic materials industries.

o     Investing primarily in common stocks.

o     Investing in equity securities of both domestic and foreign issuers.

o Investing in companies regardless of their stock market value (or "market capitalization").

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests in securities of companies that the Adviser believes are positioned to benefit from increasing worldwide demand for energy and basic materials. There is no guarantee, however, that the Adviser's strategies will work as intended.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENTS

The Fund will normally invest at least 80% of its total assets in equity securities issued by energy and basic materials companies. The Fund expects to invest primarily in U.S. common stocks but may also invest in other types of equity securities, debt securities of any quality and in securities of companies outside of the energy and basic materials industries.

The Fund defines "energy and basic materials companies" as any entity in which:

o at least 50% of the company's revenues or earnings were derived from energy and basic materials activities based upon the company's most recent fiscal year; or

o at least 50% of the company's assets were devoted to such activities, based upon the company's most recent fiscal year.

Energy and basic materials companies include service companies that provide services to producers and refiners of energy or basic materials or provide other products and services, which the Adviser believes are significant to the ownership and development of energy and basic materials and companies that develop energy efficient technologies, such as systems for energy conversion, conservation, and pollution control. Energy and basic materials companies also include companies that own, explore, develop or produce:

o     precious metals (e.g., gold, platinum and silver),

o     ferrous and non-ferrous metals (e.g., iron, aluminum and copper),

o     strategic metals (e.g., uranium and titanium),

o     hydrocarbons (e.g., coal, oil and natural gases),

o     forest products, (e.g., paper and fiberboard),

o     refined products (e.g., chemicals and steel)

PORTFOLIO MANAGER

The Fund is managed by a team of investment professionals from Orbitex Management, Inc., the investment adviser to the Funds. The team, which is responsible for day-to-day decisions regarding the


                                 Prospectus - 22

Fund's investments, offers a combined total of over 35 years of experience in investment management.

[GRAPHIC OMITTED] PRINCIPAL RISKS

The Fund is subject to the following principal risks:

o RISKS OF ENERGY AND BASIC MATERIALS SECTOR: Because of its specific focus, the Fund's performance is closely tied to and affected by events occurring in the energy and basic materials industries. Companies in the same industry often face similar obstacles, issues and regulatory burdens. As a result, the securities owned by the Fund may react similarly to and move in unison with one another. Companies in the energy and basic materials sector are subject to swift fluctuations in supply and demand. These fluctuations may be caused by events relating to international political and economic developments, energy conservation, the success of exploration projects, the environmental impact of energy and basic materials operations and tax and other governmental regulatory policies. Consequently, the Fund's performance may sometimes be significantly better or worse than that of other types of funds.

o RISKS OF NON-DIVERSIFICATION: Because the Orbitex Energy & Basic Materials Fund is non-diversified, it may have a greater exposure to volatility than other funds. Because a non-diversified fund may invest a larger percentage of its assets in the securities of a single company than diversified funds, the performance of that company can have a substantial impact on the fund's share price.

Please refer to "More Information about Risks".

WHO MAY WANT TO INVEST IN THE ORBITEX ENERGY & BASIC MATERIALS FUND?

We designed the ORBITEX ENERGY & BASIC MATERIALS FUND for investors who want specific exposure to the energy and basic materials industry strong economic trends as an indicator of future natural resource demand and who seek one or more of the following:

o     The potential for high long-term growth

o Want to add a stock fund that invests in foreign and domestic companies and an aggressive diversification tool to a portfolio of more conservative investments

o Have a higher tolerance for risk, and are prepared to accept a level of share price volatility, that could be much higher than mutual funds that invest in a broader range of securities


                                 Prospectus - 23

FUND FACTS - ORBITEX ENERGY & BASIC MATERIALS FUND

PERFORMANCE AND VOLATILITY

The bar chart and table below show the performance of the Class A Shares of the Orbitex Energy & Basic Materials Fund from year to year. The information in the table gives some indication of the risks of an investment in the Fund by showing changes in the Fund's performance from year to year and comparing the Fund's performance with a broad measure of market performance. Past performance does not necessarily indicate how the Fund will perform in the future.

The returns in the chart do not include the effect of the Fund's front-end sales charge for Class A Shares, but do include the effect of fee waivers and expense reimbursements by the Adviser. If the effect of the sales charge were reflected or if the fee waivers and expense reimbursements had not been in effect, returns would be lower than those shown.

[GRAPHIC OMITTED]

                        ORBITEX ENERGY & BASIC MATERIALS
                             FUND -- CLASS A SHARES

                  TOTAL RETURN FOR THE YEAR ENDED DECEMBER 31
     PERCENTAGE      (23.90)%         38.54%        25.13%         (13.00)%
     ----------------------------------------------------------------------
     YEAR             1998            1999          2000            2001

The year-to-date return of Class A Shares for the six-month period ended June 30, 2002 was 12.70%. During the period shown in the bar chart, the highest return for a quarter was 17.36% (quarter ended 6/30/99) and the lowest return for a quarter was (19.39)% (quarter ended 9/30/01).


                                 Prospectus - 24

AVERAGE ANNUAL TOTAL RETURN (FOR THE PERIOD ENDED DECEMBER 31, 2001)
The following table sets forth the average annual total returns for Class A Shares and Class B Shares of the Orbitex Energy & Basic Materials Fund relative to comparable broad-based indices. The returns in the following table include the effect of Class A Shares maximum applicable front-end sales charge and Class B Shares maximum applicable contingent deferred sales charge (CDSC) and the effect of fee waivers and expense reimbursements by the Adviser. If those waivers and reimbursements had not been in effect, the returns would have been lower than those shown.

-----------------------------------------------------------------------------------------------------------
                                                                                       SINCE INCEPTION
                                                                      PAST 1 YEAR         OF CLASS*
-----------------------------------------------------------------------------------------------------------
 ORBITEX ENERGY & BASIC MATERIALS FUND
-----------------------------------------------------------------------------------------------------------
  Class A before taxes                                                  (18.02)%            3.00%
-----------------------------------------------------------------------------------------------------------
  Class A after taxes on distributions**                                (21.29)%            0.91%
-----------------------------------------------------------------------------------------------------------
  Class A after taxes on distributions and sale of Fund shares**        (11.09)%            1.32%
-----------------------------------------------------------------------------------------------------------
  Class B                                                               (17.60)%           11.42%
-----------------------------------------------------------------------------------------------------------
 S&P 500(REG. TM) INDEX***                                              (11.89)%            6.01%+
-----------------------------------------------------------------------------------------------------------
 LIPPER NATURAL RESOURCES FUNDS INDEX****                               (12.58)%            1.48%+
-----------------------------------------------------------------------------------------------------------

* The Fund's Class A and Class B Shares commenced operations on October 23, 1997 and September 21, 1998, respectively.

** After tax returns are shown for Class A Shares only and will differ from Class B Shares because that class has a higher expense ratio. After-tax returns are estimated, and are based on the highest historical individual federal marginal income tax rates, and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and are likely to differ from those shown. If you own shares of the Fund in a tax-deferred account, such as an individual retirement account or a 401(k) plan, this information is not applicable to your investment, because such accounts are only subject to taxes upon distribution. In certain cases, after-tax returns may be higher than the other return figures for the same period. A higher after-tax return results when a capital loss occurs upon redemption and translates into an assumed tax deduction that benefits the shareholder. Please note that your after-tax returns depend on your tax situation and may differ from those shown.

*** The S&P 500(Reg. TM) Index is an unmanaged index. Index returns assume reinvestment of dividends; unlike the Fund's returns, however, they do not reflect any fees or expenses.

**** The Lipper Natural Resources Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds with this investment objective, and is compiled by Lipper, Inc.

+     From October 23, 1997.


                                 Prospectus - 25

FUND FACTS - ORBITEX ENERGY & BASIC MATERIALS FUND

INVESTOR EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Class A Shares or Class B Shares of the Orbitex Energy & Basic Materials Fund.

                                                                                CLASS A             CLASS B
                                                                                 SHARES              SHARES
                                                                           -----------------   -----------------
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

   Maximum Sales Charge (Load) Imposed on Purchase (as a % of offering          5.75%(1)              None
    price)
   Maximum Deferred Sales Charge (Load) (as a % of lower of original            None(2)               5.00%(3)
    purchase price or redemption proceeds)
   Maximum Sales Charge (Load) Imposed on Reinvested Dividends/                 None                  None
    Distributions
   Redemption Fee (as a % of amount redeemed, if applicable)                    None                  None
   Exchange Fee                                                                 None                  None

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND
ASSETS)

   Management Fees                                                              1.25%                 1.25%
   Distribution and/or Service (12b-1) Fees                                     0.40%                 1.00%(4)
   Other Expenses                                                               2.08%                 2.08%
                                                                                ----                  ----
   Total Annual Operating Expenses                                              3.73%                 4.33%
   Fee Waiver and Expense Reimbursement                                         1.23%(5)              1.23%(5)
                                                                                ----                  ----
   Net Expenses                                                                 2.50%                 3.10%
                                                                                ====                  ====

--------------------------------------------------------------------------------

(1) Reduced for purchases of $50,000 or more by certain investors. See "Your Account - Classes in Detail - Class A - Reduced Sales Charge."

(2) Purchases of Class A Shares of $1 million or more by certain investors are not subject to any sales load at the time of purchase, but a 1.00% contingent deferred sales charge ("CDSC") applies on amounts redeemed within one year of purchase. See "Your Account - Classes in Detail - Class A - Reduced Sales Charge."

(3)  The CDSC payable upon redemption of Class B Shares declines over time.

(4)  Including a 0.25% shareholder servicing fee.

(5) The Adviser has agreed contractually to waive its management fee and to reimburse expenses, other than extraordinary or non-recurring expenses, at least until August 31, 2003, so that Class A Shares' and Class B Shares' total annual operating expenses do not exceed 2.50% and 3.10%, respectively, of average daily net assets, subject to possible recoupment from the Fund in future years on a rolling three year basis if such recoupment can be achieved within the foregoing expense limits. Consequently, the management fees actually charged may in the future be higher than reflected above, if consistent with the limits on total annual operating expenses. The information contained in the table above and the example below reflects the expenses of each class of the Fund taking into account any applicable fee waivers and/or reimbursements.


                                 Prospectus - 26

EXAMPLE

This example is intended to help you compare the cost of investing in the Orbitex Energy & Basic Materials Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that you reinvest all dividends and distributions, and that the Fund's operating expenses remain the same. Although your actual costs and the return on your investment may be higher or lower, based on these assumptions your costs would be:

YEAR            CLASS A              CLASS B
----            -------              -------
  1             $  814               $  813
  3             $1,543               $1,501
  5             $2,292               $2,302
  10            $4,248               $4,282

You would pay the following expenses if you did not redeem your shares:

YEAR            CLASS A              CLASS B
----            -------              -------
  1             $  814               $  313
  3             $1,543               $1,201
  5             $2,292               $2,102
  10            $4,248               $4,282


                                 Prospectus - 27

FUND FACTS - ORBITEX FINANCIAL SERVICES FUND

This section describes the Orbitex Financial Services Fund's goals, principal investment strategies, risks, expenses and performance.

[GRAPHIC OMITTED] INVESTMENT OBJECTIVE

    o The objective of the Orbitex Financial Services Fund is long-term growth through selective investment in companies that provide financial services to consumers and industry.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENT STRATEGIES

The Fund's principal investment strategies include:

    o Investing at least 80% of its total assets in U.S. and foreign securities issued by financial services companies.

    o Investing at least 25% of its assets in securities of companies in the Finance and Insurance industry.

    o     Investing primarily in common stocks.

    o Investing in companies regardless of their stock market value (or "market capitalization").

    o     Investing up to 25% of its total assets in foreign companies.

    o The Fund may sell those holdings that it has identified as having exceeded their fair market value and may also sell the securities of a company that has experienced a fundamental shift in its core business processes and objectives.

The Fund will invest in companies that the Adviser expects to capitalize on emerging changes in the global financial service industries. The Fund defines a "financial service company" as an entity in which:

    o at least 50% of the company's revenues or earnings were derived from financial services based upon the company's most recent fiscal year; or

    o at least 50% of the company's assets were devoted to such activities, based upon the company's most recent fiscal year.

Financial service companies provide financial services to consumers and industry. Examples of companies in the financial services sector include commercial banks, investment banks, savings and loan associations, thrifts, finance companies, brokerage and advisory firms, insurance companies, real estate and leasing companies, and companies that span across these segments, and service providers whose revenue is primarily derived from the financial services sector. Under SEC regulations, the Fund may not invest more than 5% of its total assets in the equity securities of any company that derives more than 15% of its revenues from brokerage or investment management activities.

In buying and selling securities for the Fund, the Adviser relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position and economic and market conditions. Factors considered include growth potential, earnings estimates and management. However, if the Adviser's strategies do not work as intended, the Fund may not achieve its objective.

The Fund may sell those holdings that it has identified as having exceeded the level that the Adviser believes to be representative of its full value and may also sell the securities of a company that has experienced a fundamental shift in its core business processes and


                                 Prospectus - 28
objectives. The Fund may also sell the securities of a company when the industry in which the company operates has undergone a shift in focus or industry dynamics such as changing technologies, competitive forces, or government regulation affecting the industry.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENTS

The Fund will normally invest at least 80% of its total assets in U.S. and foreign financial services companies, including commercial and financial banks, thrifts, finance companies, brokerage and advisory firms, real estate-related firms and insurance companies. The Fund expects to invest primarily in U.S. and foreign common stocks but may also invest in other types of equity securities, investment grade debt securities and in securities of companies outside the financial services industries.

INVESTMENT SUB-ADVISER

Century Capital Management, Inc. ("Century Capital") is the investment sub-adviser. The sub- adviser's address is One Liberty Square, Boston, Massachusetts 02109. Century Capital is organized and exists under the laws of the State of Massachusetts and is registered pursuant to the Investment Advisers Act of 1940. Century Capital, organized in April 1992, is an independent firm specializing in managing investments in the financial services industry. Century Capital's investment strategies range from venture capital and private equity investments for institutions to managing separate accounts of public securities including mutual funds for individual investors. As of August 15, 2002, the sub-adviser managed over $678 million in assets.

PORTFOLIO MANAGER

Alexander L. Thorndike of Century Capital is the portfolio manager for the Orbitex Financial Services Fund. Mr. Thorndike, a managing director and member of the investment committee, joined Century Capital in 1999. Previously, he was a health care securities analyst at William Blair and Company, LLC (a NYSE member firm) from 1994 to 1999.

[GRAPHIC OMITTED] PRINCIPAL RISKS

The Fund is subject to the following principal risks:

    o RISKS OF FINANCIAL SERVICES SECTOR: Because of its specific focus, the Fund's performance is closely tied to and affected by events occurring in the financial services industry. Companies in the same industry often face similar obstacles, issues and regulatory burdens. As a result, the securities owned by the Fund may react similarly to and move in unison with one another. The Fund is more vulnerable to price fluctuations of financial services companies and other factors that particularly affect financial services industries than a more broadly diversified mutual fund. In particular, the prices of stock issued by many financial services companies have historically been more closely correlated with changes in interest rates than other stocks. Generally, when interest rates go up, stock prices of these companies go down. This relationship may not continue in the future. Financial services companies are subject to extensive government regulation which tends to limit both the amount and types of loans and other financial commitments the company can make, and the interest rates and fees it can charge. These limitations can have a significant impact on the profitability of a financial services company since profitability is impacted by the company's ability to make financial commitments such as loans. Insurance companies in which the Fund invests may also have an impact on the Fund's performance as insurers may be subject to severe price competition, claims activity, marketing competition and general economic conditions. Certain lines of insurance can be significantly influenced by specific events. For example, property and casualty insurer profits may be affected by certain weather catastrophes and other disasters; and life and health insurer


                                 Prospectus - 29
          profits may be affected by mortality risks and morbidity rates. The repeal of the Glass-Steagall Act of 1933 should also have an impact on the profitability of financial services companies and on the performance of the Fund. It will reduce the separation between commercial and investment banking businesses and permit banks to expand their services. This expansion could expose banks to increased competition from well-established competitors. The financial services industry is currently undergoing a number of changes such as continuing consolidations, development of new products and structures and changes to its regulatory framework. These changes are likely to have a significant impact on the financial services industry and the Fund.

    o RISKS OF NON-DIVERSIFICATION: Because the Orbitex Financial Services Fund is non-diversified, it may have greater exposure to volatility than other funds. Because a non-diversified fund may invest a larger percentage of its assets in the securities of a single company than diversified funds, the performance of that company can have a substantial impact on the fund's share price.

Please refer to "More Information about Risks".

WHO MAY WANT TO INVEST IN THE ORBITEX FINANCIAL SERVICES FUND?

We designed the ORBITEX FINANCIAL SERVICES FUND for investors who want specific exposure to the financial services industry and who seek one or more of the following:

    o     The potential for high long-term growth

    o Want to add a stock fund that invests in foreign and domestic companies and an aggressive diversification tool to a portfolio of more conservative investments

    o Have a higher tolerance for risk, and are prepared to accept a level of share price volatility, that could be much higher than mutual funds that invest in a broader range of securities


                                 Prospectus - 30

FUND FACTS - ORBITEX FINANCIAL SERVICES FUND

PERFORMANCE AND VOLATILITY

The bar chart and table below show the performance of the Class A Shares of the Orbitex Financial Services Fund from year to year. The information in the table gives some indication of the risks of an investment in the Fund by showing changes in the Fund's performance from year to year and comparing the Fund's performance with a broad measure of market performance. Past performance does not necessarily indicate how the Fund will perform in the future.

The returns in the chart do not include the effect of the Fund's front-end sales charge for Class A Shares, but do include the effect of fee waivers and expense reimbursements by the Adviser. If the effect of the sales charge were reflected or if the fee waivers and expense reimbursements had not been in effect, returns would be lower than those shown.

[GRAPHIC OMITTED]

                           ORBITEX FINANCIAL SERVICES
                             FUND -- CLASS A SHARES

                   TOTAL RETURN FOR THE YEAR ENDED DECEMBER 31

                       PERCENTAGE                 (5.57)%
                       ----------------------------------
                       YEAR                        2001

The year-to-date return of Class A Shares for the six-month period ended June 30, 2002 was (2.64)%. During the period shown in the bar chart, the highest return for a quarter was 9.89% (quarter ended 6/30/01) and the lowest return for a quarter was (12.89)% (quarter ended 9/30/01).


                                 Prospectus - 31

AVERAGE ANNUAL TOTAL RETURN (FOR THE PERIOD ENDED DECEMBER 31, 2001)
The following table sets forth the average annual total returns for Class A, Class B and Class C Shares of the Orbitex Financial Services Fund relative to comparable broad-based indices. The returns in the following table include the effect of Class A and Class C Shares' maximum applicable front-end sales charge and Class B and Class C Shares' maximum applicable contingent deferred sales charge (CDSC) and the effect of fee waivers and expense reimbursements by the Adviser. If those waivers and reimbursements had not been in effect, the returns would have been lower than those shown.

----------------------------------------------------------------------------------------------------------
                                                                                         SINCE INCEPTION
                                                                      PAST 1 YEAR           OF CLASS*
----------------------------------------------------------------------------------------------------------
      ORBITEX FINANCIAL SERVICES FUND
----------------------------------------------------------------------------------------------------------
      Class A return before taxes                                      (10.99)%               2.93%
----------------------------------------------------------------------------------------------------------
      Class A return after taxes on distributions**                    (11.00)%               2.79%
----------------------------------------------------------------------------------------------------------
      Class A return after taxes on distribution on sale of fund        (6.70)%               2.28%
      shares**
----------------------------------------------------------------------------------------------------------
      Class B                                                          (10.56)%               4.07%
----------------------------------------------------------------------------------------------------------
      Class C                                                           (7.99)%               5.40%
----------------------------------------------------------------------------------------------------------
      S&P 500(REG. TM) INDEX***                                        (11.89)%             (13.29)%+
----------------------------------------------------------------------------------------------------------
      FINANCIAL SERVICES SECTOR INDEX****                               (6.79)%               7.87%+
----------------------------------------------------------------------------------------------------------

*     Class A, Class B and Class C Shares commenced operations on August 1,
      2000.

** After tax returns are shown for Class A Shares only and will differ from Class B Shares and Class C Shares because those classes have a higher expense ratio. After-tax returns are estimated, and are based on the highest historical individual federal marginal income tax rates, and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and are likely to differ from those shown. If you own shares of the Fund in a tax-deferred account, such as an individual retirement account or a 401(k) plan, this information is not applicable to your investment, because such accounts are only subject to taxes upon distribution. In certain cases, after-tax returns may be higher than the other return figures for the same period. A higher after-tax return results when a capital loss occurs upon redemption and translates into an assumed tax deduction that benefits the shareholder. Please note that your after-tax returns depend on your tax situation and may differ from those shown.

*** The S&P 500(Reg. TM) Index is an unmanaged index. Index returns assume reinvestment of dividends; unlike the Fund's returns, however, they do not reflect any fees or expenses.

**** The S&P Financial Services Sector Index, is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds with this investment objective, and is compiled by S&P.

+     From July 31, 2000.


                                 Prospectus - 32

FUND FACTS - ORBITEX FINANCIAL SERVICES FUND

INVESTOR EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Class A Shares, Class B Shares or Class C Shares of the Orbitex Financial Services Fund.

                                                                              CLASS A        CLASS B        CLASS C
                                                                              SHARES         SHARES         SHARES
                                                                           ------------   ------------   ------------
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

   Maximum Sales Charge (Load) Imposed on Purchase (as a % of offering        5.57%(1)       None           1.00%(2)
    price)
   Maximum Deferred Sales Charge (Load) (as a % of lower of original          None(3)        5.00%(4)       1.00%(5)
    purchase price or redemption proceeds)
   Maximum Sales Charge (Load) Imposed on Reinvested Dividends/               None           None           None
    Distributions
   Redemption Fee (as a % of amount redeemed, if applicable)                  None           None           None
   Exchange Fee

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND
ASSETS)

   Management Fees                                                            1.25%          1.25%          1.25%
   Distribution and/or Service (12b-1) Fees                                   0.40%          1.00%(6)       1.00%(6)
   Other Expenses                                                             3.31%          3.31%          3.31%
                                                                              ----           ----           ----
   Total Annual Operating Expenses                                            4.96%          5.56%          5.56%
   Fee Waiver and Expense Reimbursement                                       2.46%(7)       2.46%(7)       2.46%(7)
                                                                              ----           ----           ----
   Net Expenses                                                               2.50%(7)       3.10%(7)       3.10%(7)
                                                                              ====           ====           ====

--------------------------------------------------------------------------------

(1) Reduced for purchases of $50,000 or more by certain investors. See "Your Account - Classes in Detail - Class A - Reduced Sales Charge."

(2)  This fee may be waived for certain investors under certain circumstances.

(3) Purchases of Class A Shares of $1 million or more by certain investors are not subject to any sales load at the time of purchase, but a 1.00% contingent deferred sales charge ("CDSC") applies on amounts redeemed within one year of purchase. See "Your Account - Classes in Detail - Class A Reduced Sales Charge."

(4)  The CDSC payable upon redemption of Class B Shares declines over time.

(5) The CDSC applies to redemptions of Class C Shares within eighteen months of purchase.

(6)  Includes a 0.25% shareholder servicing fee.

(7) The Adviser has agreed contractually to waive its management fee and to reimburse expenses, other than extraordinary or non-recurring expenses, at least until August 31, 2003, so that Class A Shares', Class B Shares' and Class C Shares' total annual operating expenses do not exceed 2.50%, 3.10% and 3.10%, respectively, of average daily net assets, subject to possible recoupment from the Fund in future years on a rolling three year basis if such recoupment can be achieved within the foregoing expense limits. Consequently, the management fees actually charged may in the future be higher than reflected above, if consistent with the limits on total annual operating expenses. The information contained in the table above and the example below reflects the expenses of each class of the Fund taking into account any applicable fee waivers and/or reimbursements.


                                 Prospectus - 33

EXAMPLE

This example is intended to help you compare the cost of investing in the Orbitex Financial Services Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that you reinvest all dividends and distributions, and that the Fund's operating expenses remain the same. Although your actual costs and the return on your Investment may be higher or lower, based on these assumptions your costs would be:

YEAR          CLASS A         CLASS B         CLASS C
----          -------         -------         -------
  1           $  814          $  813          $  510
  3           $1,772          $1,740          $1,525
  5           $2,732          $2,754          $2,628
  10          $5,134          $5,174          $5,332

You would pay the following expenses if you did not redeem your shares:

YEAR          CLASS A         CLASS B         CLASS C
----          -------         -------         -------
  1           $  814          $  313          $  410
  3           $1,772          $1,440          $1,525
  5           $2,732          $2,554          $2,628
  10          $5,134          $5,174          $5,332


                                 Prospectus - 34

FUND FACTS - ORBITEX MEDICAL SCIENCES FUND

This section describes the Orbitex Medical Sciences Fund's goals, principal investment strategies, risks, expenses and performance.

[GRAPHIC OMITTED] INVESTMENT OBJECTIVE

The objective of the Orbitex Medical Sciences Fund is long-term appreciation of capital by investing primarily in a portfolio of equity securities of medical sciences companies.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENT STRATEGIES

The Fund's principal investment strategies include:

o Investing at least 80% of its total assets in equity securities issued by medical sciences companies.

o Composing a portfolio based upon a "bottom-up" blending of value and growth criteria, such as low price/earnings ratios or price/cash flow multiples and positive earnings or growth rates faster than the market average.

o Identifying investment and economic themes that can drive profits, such as gains in market share and new product cycles.

o     Investing primarily in common stocks.

o Investing in companies regardless of their stock market value (or "market capitalization").

o     Investing up to 25% of its total assets in foreign companies.

The Fund seeks to achieve its objective by investing, under normal circumstances, at least 80% of its total assets in a portfolio of common stocks of companies principally engaged in research, development, production and distribution of medical products and services ("Medical Sciences Companies"). Companies in these fields include, but are not limited to, pharmaceutical firms; companies that design, manufacture or sell medical supplies, equipment and support services; and companies engaged in medical, diagnostic, biochemical and biotechnological research and development. The Fund considers a company to be "principally engaged" in one of the above activities if at least 50% of its revenues or profits comes from those activities.

The Fund may sell those holdings that the Adviser has identified as having exceeded their fair market value and may also sell the securities of a company that has experienced a fundamental shift in its core business processes and objectives. The Fund may also sell the securities of a company when the industry in which it operates has undergone a shift in focus or industry dynamics such as changing competitive forces or government regulation affecting the industry.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENTS

Under normal market conditions, the Fund intends to invest at least 80% of its total assets in equity, equity-related or debt securities of medical sciences companies.

The Fund expects to invest primarily in U.S. common stocks, but may also invest in other types of equity securities and investment grade debt securities. The Fund may invest up to 25% of its assets in the securities of foreign issuers, however.

PORTFOLIO MANAGER

The Fund is managed by a team of investment professionals from Orbitex Management, Inc., the investment adviser to the Funds. The team, which is responsible for day-to-day decisions regarding the Fund's investments, offers a combined total of over 35 years of experience in investment management.

[GRAPHIC OMITTED] PRINCIPAL RISKS

The Fund is subject to the following principal risks:

o RISKS OF MEDICAL SCIENCES SECTOR: Because of its specific focus, the Fund's performance is closely


                                 Prospectus - 35
      tied to and affected by events occurring in the healthcare and medical sciences industries. The economic prospects of health and life sciences companies can dramatically fluctuate due to changes in the regulatory and competitive environment in which these companies operate. A substantial portion of health services and research may be funded or subsidized by the government, and so changes in government policy at the federal or state level may affect the demand for health care products or services, and the continuation or success of research and development efforts. Regulatory approvals often entail lengthy application and testing procedures and are generally required before new drugs and certain medical devices may be introduced for sale to the public. Medical sciences companies face lawsuits related to product liability and other issues. Many products and services provided by medical science companies and businesses engaged in genomics-related activities require substantial capital investment and are subject to rapid obsolescence. Moreover, research efforts undertaken by companies in which the Fund invests may not result in the production of commercially viable products.

o RISKS OF NON-DIVERSIFICATION: Because the Orbitex Medical Sciences Fund is non-diversified, it may have greater exposure to volatility than other funds. Because a non-diversified fund may invest a larger percentage of its assets in the securities of a single company than diversified funds, the performance of that company can have a substantial impact on the fund's share price.

Please refer to "More Information about Risks".

WHO MAY WANT TO INVEST IN THE ORBITEX MEDICAL SCIENCES FUND?

We designed the Orbitex Medical Sciences Fund for investors who want exposure to the health and Medical Sciences industries, and who:

o     Seek the potential for high long-term growth

o Want to add a stock fund that invests in domestic and foreign companies and an aggressive diversification tool to a portfolio of more conservative investments

o Have a higher tolerance for risk, and are prepared to accept a level of share price volatility, that could be much higher than mutual funds that invest in a broader range of securities


                                 Prospectus - 36

FUND FACTS - ORBITEX MEDICAL SCIENCES FUND

PERFORMANCE AND VOLATILITY

Before the close of business on October 31, 2001, the Fund operated as a separate fund called the Monument Medical Sciences Fund (the "Predecessor Fund"), which was managed by Monument Advisers, Ltd. From May 8, 2001 to October 31, 2001, the Predecessor Fund was sub-advised by Orbitex Management, Inc. On November 1, 2001, the Fund was reorganized as a new Fund of the Orbitex Group of Funds. The investment policy of the Fund is substantially similar to that of the Predecessor Fund. The Predecessor Fund was subject to a similar level of fees as those applied to the Fund.

The bar chart and table show the performance of the Class A Shares of the Predecessor Fund from year to year until October 31, 2001, and the performance of the Class A Shares of the Orbitex Medical Sciences Fund after the reorganization of the Fund on November 1, 2001. The information gives some indication of the risks of an investment in the Fund by comparing the Fund's (and the Predecessor Fund's) performance with a broad measure of market performance. Past performance does not necessarily indicate how the Fund will perform in the future.

The returns in the chart do not include the effect of the Funds' front-end sales charge for Class A Shares, but do include the effect of fee waivers and expense reimbursements by the advisers. If the effect of the sale charge were reflected or if the fee waivers and expense reimbursements had not been in effect, returns would have been lower than those shown.

[GRAPHIC OMITTED]

                            ORBITEX MEDICAL SCIENCES
                             FUND -- CLASS A SHARES

                  TOTAL RETURN FOR THE YEAR ENDED DECEMBER 31

             PERCENTAGE        66.96%         34.15%        (14.66)%
             -------------------------------------------------------
             YEAR               1999           2000           2001

The year-to-date return of Class A Shares for the six-month period ended June 30, 2002 was (46.11)%. During the period shown in the bar chart, the highest return for a quarter was 36.53% (quarter ended 12/31/99) and the lowest return for a quarter was (28.59)% (quarter ended 3/31/01).


                                 Prospectus - 37

AVERAGE ANNUAL TOTAL RETURN (FOR THE PERIOD ENDED DECEMBER 31, 2001)
The following table sets forth the average annual total returns for Class A, Class B and Class C Shares of the Orbitex Medical Sciences Fund relative to comparable broad-based indices. The returns in the following table include the effect of Class A and Class C Shares maximum applicable front-end sales charge and Class B and Class C Shares maximum applicable contingent deferred sales charge (CDSC) and the effect of fee waivers and expense reimbursements by the Adviser. If those waivers and reimbursements had not been in effect, the returns would have been lower than those shown.

------------------------------------------------------------------------------------------------------------
                                                                          PAST              SINCE INCEPTION
                                                                          1 YEAR            OF CLASS*
------------------------------------------------------------------------------------------------------------
      ORBITEX MEDICAL SCIENCES FUND(1)
------------------------------------------------------------------------------------------------------------
      Class A before taxes                                                (19.58)%            23.87%
------------------------------------------------------------------------------------------------------------
      Class A after taxes on distributions**                              (19.58)%            23.57%
------------------------------------------------------------------------------------------------------------
      Class A after taxes on distributions and sale of Fund shares**      (11.93)%            19.95%
------------------------------------------------------------------------------------------------------------
      Class B                                                             (19.45)%            16.95%
------------------------------------------------------------------------------------------------------------
      Class C                                                             (16.76)%           (14.73)%
------------------------------------------------------------------------------------------------------------
      S&P 500(REG. TM) INDEX ***                                          (11.89)%             5.54%+
------------------------------------------------------------------------------------------------------------
      LIPPER HEALTH & BIOTECHNOLOGY INDEX****                             (10.46)%            15.75%+
------------------------------------------------------------------------------------------------------------

(1) The performance figures shown above for the period prior to November 1, 2001 reflect the performance of Class A, Class B and Class C Shares of the Predecessor Fund.

* Class A Shares, Class B Shares and Class C Shares commenced operations on January 6, 1998, October 12, 1999 and July 20, 2000, respectively.

** After tax returns are shown for Class A Shares only and will differ from Class B Shares and Class C Shares because those classes have a higher expense ratio. After-tax returns are estimated, and are based on the highest historical individual federal marginal income tax rates, and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and are likely to differ from those shown. If you own shares of the Fund in a tax-deferred account, such as an individual retirement account or a 401(k) plan, this information is not applicable to your investment, because such accounts are only subject to taxes upon distribution. In certain cases, after-tax returns may be higher than the other return figures for the same period. A higher after-tax return results when a capital loss occurs upon redemption and translates into an assumed tax deduction that benefits the shareholder. Please note that your after-tax returns depend on your tax situation and may differ from those shown.

*** The S&P 500(Reg. TM) Index is an unmanaged index. Index returns assume reinvestment of dividends; unlike the Fund's returns, however, they do not reflect any fees or expenses.

**** The Lipper Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds with this investment objective, and is compiled by Lipper, Inc.

+     From January 2, 1998.


                                 Prospectus - 38

FUND FACTS - ORBITEX MEDICAL SCIENCES FUND

INVESTOR EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Class A Shares, Class B Shares or Class C Shares of the Orbitex Medical Sciences Fund.

                                                                              CLASS A        CLASS B        CLASS C
                                                                              SHARES         SHARES         SHARES
                                                                           ------------   ------------   ------------
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

   Maximum Sales Charge (Load) Imposed on Purchase (as a % of offering         5.75%(1)      None            1.00%(2)
    price)
   Maximum Deferred Sales Charge (Load) (as a % of lower of original           None(3)       5.00%(4)        1.00%(5)
    purchase price or redemption proceeds)
   Maximum Sales Charge (Load) Imposed on Reinvested Dividends/                None          None            None
    Distributions
   Redemption Fee (as a % of amount redeemed, if applicable)                   None          None            None
   Exchange Fee                                                                None          None            None

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND
ASSETS)

   Management Fees                                                             1.25%         1.25%           1.25%
   Distribution and/or Service (12b-1) Fees                                    0.40%         1.00%(6)        1.00%(6)
   Other Expenses                                                              1.53%(7)      1.53%(7)        1.53%(7)
                                                                               ----          ----            ----
   Total Annual Operating Expenses                                             3.18%         3.78%           3.78%
   Fee Waiver and Expense Reimbursement                                        0.68%(8)      0.68%(8)        0.68%(8)
                                                                               ----          ----            ----
   Net Expenses                                                                2.50%(8)      3.10%(8)        3.10%(8)
                                                                               ====          ====            ====

------------------------------------------------------------------------

(1) Reduced for purchases of $50,000 or more by certain investors. See "Your Account - Classes in Detail - Class A - Reduced Sales Charge."

(2)  This fee may be waived for certain investors under certain circumstances.

(3) Purchases of Class A Shares of $1 million or more by certain investors are not subject to any sales load at the time of purchase, but a 1.00% contingent deferred sales charge ("CDSC") applies on amounts redeemed within one year of purchase. See "Your Account - Classes in Detail - Class A Reduced Sales Charge."

(4)  The CDSC payable upon redemption of Class B Shares declines over time.

(5) The CDSC applies to redemptions of Class C Shares within eighteen months of purchase.

(6)  Including a 0.25% shareholder servicing fee.

(7)  Other Expenses are estimated for the current fiscal year.

(8) The Adviser has agreed contractually to waive its management fee and to reimburse expenses, other than extraordinary or non-recurring expenses, at least until August 31, 2003, so that Class A Shares', Class B Shares' and Class C Shares' total annual operating expenses do not exceed 2.50%, 3.10% and 3.10%, respectively, of average daily net assets, subject to possible recoupment from the Fund in future years on a rolling three year basis if such recoupment can be achieved within the foregoing expense limits. Consequently, the management fees actually charged may in the future be higher than reflected above, if consistent with the limits on total annual operating expenses. The information contained in the table above and the example below reflects the expenses of each class of the Fund taking into account any applicable fee waivers and/or reimbursements.


                                 Prospectus - 39

EXAMPLE

This example is intended to help you compare the cost of investing in the Orbitex Medical Sciences Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that you reinvest all dividends and distributions, and that the Fund's operating expenses remain the same. Although your actual costs and the return on your investment may be higher or lower, based on these assumptions your costs would be:

YEAR          CLASS A         CLASS B         CLASS C
----          -------         -------         -------
  1           $  814          $  813          $  510
  3           $1,439          $1,393          $1,182
  5           $2,088          $2,092          $1,973
  10          $3,816          $3,845          $4,036

You would pay the following expenses if you did not redeem your shares:

YEAR          CLASS A         CLASS B         CLASS C
----          -------         -------         -------
  1           $  814          $  313          $  410
  3           $1,439          $1,093          $1,182
  5           $2,088          $1,892          $1,973
  10          $3,816          $3,845          $4,036


                                 Prospectus - 40

FUND FACTS - ORBITEX FOCUS 30 FUND

This section describes the Orbitex Focus 30 Fund's goals, principal investment strategies, risks, expenses and performance.

[GRAPHIC OMITTED] INVESTMENT OBJECTIVE

The objective of the Orbitex Focus 30 Fund is long-term growth of capital and current income through focused investment in the securities of some or all of the 30 companies listed on the New York Stock Exchange that make up the Dow Jones Industrial Average*. The Fund is not an index fund.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENT STRATEGIES

The Fund's principal investment strategies include:

o Investing at least 90% of its total assets in the common stock of some or all of the 30 companies that make up the DJIA.* The stocks of these widely known companies are all listed on the New York Stock Exchange and represent major American corporations engaged in a variety of industries. The Adviser will weight the Fund's investments toward the DJIA companies that it believes will perform better than other DJIA companies.

-----------------
* "Dow Jones Industrial Average" and "DJIA" are the property of Dow Jones & Company. The Fund Orbitex Focus 30 Fund is neither affiliated with, nor endorsed by, Dow Jones & Company.

o Investing up to 10% of its total assets in common stocks of companies included in the S&P 500 Index.**

The Orbitex Focus 30 Fund seeks to achieve its investment objective principally by investing in companies with large market capitalization's and well-established earnings and dividend histories. The market capitalization of a company is the company's stock price multiplied by the total number of shares of its stock outstanding; in other words, the value placed on the company by the stock markets. The companies in which the Fund invests represent dominant, key firms in their respective industries, and almost all of the equity securities held by the Fund trade on the New York Stock Exchange.

The Adviser uses qualitative analysis to evaluate company dynamics and quantitative screening criteria to locate companies with positive earnings and growth rates faster than the market average. The Adviser also attempts to identify investment and economic themes that can drive profits.

Finally, the Fund may sell those holdings that the Adviser has identified as having exceeded their fair market value and may also sell the securities of a company that has experienced a fundamental shift in its core business processes and objectives. The Fund may also sell the securities of a company when the industry in which the company operates has undergone a shift in focus or industry dynamics such as changing competitive forces or government regulation affecting the industry.

-----------------
** "S&P 500 Index" is a registered trademark of McGraw-Hill Co., Inc. The Orbitex Focus 30 is neither affiliated with, nor endorsed by, McGraw-Hill Co., Inc.


                                 Prospectus - 41

[GRAPHIC OMITTED] PRINCIPAL INVESTMENTS

The Fund invests at least 90% of its total assets in the common stock of some or all of the 30 companies that make up the Dow Jones Industrial Average. The Adviser will weight the Fund's investments toward the DJIA companies that it believes will perform better than other DJIA companies.

The Fund also invests up to 10% of its assets in common stocks of "large capitalization" companies included in the S&P 500-Registered Trademark- Index.

PORTFOLIO MANAGER

This Fund is managed by a team of investment professionals from Orbitex Management, Inc., the investment adviser to the Funds. The team, which is responsible for day-to-day decisions regarding the Fund's investments, offers a combined total of over 35 years of experience in investment management.

[GRAPHIC OMITTED] PRINCIPAL RISKS

The Fund is subject to the following principal risks:

o STOCK MARKET RISK: Stock markets are volatile and there is a risk that the price of a security will rise or fall due to changing economic, political or market conditions, as well as company-specific factors (see "Issuer-Specific Risks" below). Consequently, the value of your investment in the Fund will go up and down, which means that you could lose money.

o ISSUER-SPECIFIC RISKS: The price of an individual security or particular type of security can be more volatile than the market as a whole and can fluctuate differently than the market as a whole. An individual issuer's securities can rise or fall dramatically with little or no warning based upon such things as a better (or worse) than expected earnings report, news about the development of a promising product, or the loss of key management personnel. There is also a risk that the price of a security may never reach the level that the Adviser believes is representative of its full value or that it may even go down in price.

o INFLATION RISK: There is a possibility that rising prices of goods and services may have the effect of offsetting the Fund's total return.

Please refer to "More Information about Risks".

WHO MAY WANT TO INVEST IN THE ORBITEX FOCUS 30 FUND?

We designed the ORBITEX FOCUS 30 FUND for investors who seek one or more of the following:

o     high long-term growth potential

o a stock fund that focuses its investments in the 30 companies included in the Dow Jones Industrial Average

o     a stock fund to complement a portfolio of more conservative investments

o a stock fund that uses primarily a blend of value and growth oriented investment strategies


                                 Prospectus - 42

FUND FACTS - ORBITEX FOCUS 30 FUND

PERFORMANCE AND VOLATILITY

Before the close of business on July 9, 1999, the Fund operated as a separate fund called the ASM Index 30 Fund ("ASM Fund"). On July 12, 1999, the Fund was reorganized as a new Fund of the Orbitex Group of Funds. In connection with this reorganization, Class A Shares and Class B Shares were added to the Fund, while existing shareholders of the ASM Fund received Class D Shares in exchange for their ASM Fund shares. Upon the effectiveness of the reorganization, the investment policy of the Fund changed from the "passive" investment in an equal number of shares of each of the companies in the DJIA to the "active" investment in some or all of those companies based on the Adviser's assessment of the prospects for those companies. In addition, the Fund may now invest up to 10% of its assets in other companies included in the S&P 500(Reg. TM) Index. Moreover, the ASM Fund was subject to a different level of fees than are applied to the Fund.

The bar chart and table below show the performance of Class D Shares of the ASM Fund from year to year until July 9, 1999, and the performance of Class D Shares of the Orbitex Focus 30 Fund after the reorganization of the Fund on July 12, 1999. The information gives some indication of the risks of an investment in the Fund by comparing the Fund's (and the ASM Fund's) performance with a broad measure of market performance. Past performance does not necessarily indicate how the Fund will perform in the future. Furthermore, because of the change in investment policy and a different fee level, the performance shown below, which reflects the Fund's previous "passive" investment policy, should not be considered indicative of the performance of the Fund as an actively managed Fund. In addition, the performance of the ASM Fund would have been lower had it been subject to the higher level of expenses for the Fund.

[GRAPHIC OMITTED]

                                ORBITEX FOCUS 30
                             FUND -- CLASS D SHARES

                  TOTAL RETURN FOR THE YEAR ENDED DECEMBER 31
PERCENTAGE    5.70%        13.33%      1.04%      29.05%       24.78%      24.51%      16.78%      27.68%     (17.20)%     (10.40)%
-----------------------------------------------------------------------------------------------------------------------------------
YEAR          1992          1993       1994        1995         1996        1997        1998        1999        2000         2001

The year-to-date return of Class D Shares for the six-month period ended June 30, 2002 was (10.09)%. During the period shown in the bar chart, the highest return for a quarter was 17.08% (quarter ended 3/31/97) and the lowest return for a quarter was (14.04)% (quarter ended 9/30/01).


                                 Prospectus - 43

AVERAGE ANNUAL TOTAL RETURN (FOR THE PERIOD ENDED DECEMBER 31, 2001)
The following table sets forth the average annual total returns for Class A, Class B and Class D Shares of the Orbitex Focus 30 Fund relative to comparable broad-based indices. The returns in the following table include the effect of Class A and Class C Shares maximum applicable front- end sales charge and Class B and Class C Shares maximum applicable contingent deferred sales charge (CDSC) and the effect of fee waivers and expense reimbursements by the Adviser. If those waivers and reimbursements had not been in effect, the returns would have been lower than those shown.

----------------------------------------------------------------------------------------------------------------------------------
                                                                   PAST 1 YEAR    PAST 5 YEARS   PAST 10 YEARS      LIFE OF FUND*
----------------------------------------------------------------------------------------------------------------------------------
 ORBITEX FOCUS 30 FUND
----------------------------------------------------------------------------------------------------------------------------------
 Class A                                                           (15.76)%         N/A              N/A              (11.84)%
----------------------------------------------------------------------------------------------------------------------------------
 Class B                                                           (15.41)%         N/A              N/A              (10.90)%
----------------------------------------------------------------------------------------------------------------------------------
 Class D before taxes                                              (10.40)%         6.61%           10.38%              8.61%
----------------------------------------------------------------------------------------------------------------------------------
 Class D after taxes on distributions**                            (10.98)%         4.13%            8.40%              6.80%
----------------------------------------------------------------------------------------------------------------------------------
 Class D after taxes on distributions and sale of Fund shares**     (5.79)%         5.16%            8.27%              6.76%
----------------------------------------------------------------------------------------------------------------------------------
 DOW JONES INDUSTRIAL AVERAGE***                                    (5.43)%        11.04%           14.65%             14.71%+
----------------------------------------------------------------------------------------------------------------------------------
 LIPPER LARGE CAP CORE FUNDS INDEX****                             (12.83)%         9.59%           11.47%             12.15%+
----------------------------------------------------------------------------------------------------------------------------------

* Class A Shares and Class B Shares commenced operations on July 15, 1999. Class D Share returns prior to July 12, 1999 are those of the ASM Fund.

** After tax returns are shown for Class D Shares only and will differ from Class A Shares and Class B Shares because those classes have a higher expense ratio. After-tax returns are estimated, and are based on the highest historical individual federal marginal income tax rates, and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and are likely to differ from those shown. If you own shares of the Fund in a tax-deferred account, such as an individual retirement account or a 401(k) plan, this information is not applicable to your investment, because such accounts are only subject to taxes upon distribution. In certain cases, after-tax returns may be higher than the other return figures for the same period. A higher after-tax return results when a capital loss occurs upon redemption and translates into an assumed tax deduction that benefits the shareholder. Please note that your after-tax returns depend on your tax situation and may differ from those shown.

*** The Dow Jones Industrial Average is an unmanaged index. The Index returns assume reinvestment of dividends; unlike the fund's returns, however, they do not reflect any fees or expenses.

**** The Lipper Large Cap Core Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds with this investment objective, and is compiled by Lipper, Inc.

+     From February 28, 1991.


                                 Prospectus - 44

FUND FACTS - ORBITEX FOCUS 30 FUND

INVESTOR EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Class A Shares, Class B Shares or Class D Shares of the Orbitex Focus 30 Fund.

                                                                              CLASS A        CLASS B       CLASS D
                                                                              SHARES         SHARES        SHARES
                                                                           ------------   ------------   ----------
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

   Maximum Sales Charge (Load) Imposed on Purchase (as a % of offering        5.75%(1)       None           None
    price)
   Maximum Deferred Sales Charge (Load) (as a % of lower of original          None(2)        5.00%(3)       None
    purchase price or redemption proceeds)
   Maximum Sales Charge (Load) Imposed on Reinvested Dividends/               None           None           None
    Distributions
   Redemption Fee (as a % of amount redeemed, if applicable)                  None           None           None
   Exchange Fee                                                               None           None           None

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND
ASSETS)

   Management Fees                                                            0.75%          0.75%          0.75%
   Distribution and/or Service (12b-1) Fees                                   0.40%          1.00%(4)       0.00%
   Other Expenses                                                             2.73%          2.73%          2.73%
                                                                              ----           ----           ----
   Total Annual Operating Expenses                                            3.88%(5)       4.48%(5)       3.48%(5)
   Fee Waiver and Expense Reimbursement                                       1.98%(6)       1.98%(6)       1.98%(6)
                                                                              ----           ----           ----
   Net Expenses                                                               1.90%(6)       2.50%(6)       1.50%(6)
                                                                              ====           ====           ====

--------------------------------------------------------------------------------

(1) Reduced for purchases of $50,000 or more by certain investors. See "Your Account - Classes in Detail - Class A - Reduced Sales Charge."

(2) Purchases of Class A Shares of $1 million or more by certain investors are not subject to any sales load at the time of purchase, but a 1.00% contingent deferred sales charge ("CDSC") applies on amounts redeemed within one year of purchase. See "Your Account - Classes in Detail - Class A - Reduced Sales Charge."

(3)   The CDSC payable upon redemption of Class B Shares declines over time.

(4)   Including a 0.25% shareholder servicing fee.

(5) Ratio excludes amounts set aside during the period as a general reserve expense against anticipated expenses of litigation incurred by the Focus 30 Fund's predecessor. If such expenses had been included, the ratios of expenses would have been 11.03% for Class A, 14.09% for Class B and 11.19% for Class D.

(6) The Adviser has agreed contractually to waive its management fee and to reimburse expenses, other than extraordinary or non-recurring expenses, at least until August 31, 2003, so that Class A Shares', Class B Shares' and Class D Shares' total annual operating expenses do not exceed 1.90%, 2.50% and 1.50%, respectively, of average daily net assets, subject to possible recoupment from the Fund in future years on a rolling three year basis if such recoupment can be achieved within the foregoing expense limits. Consequently, the management fees actually charged may in the future be higher than reflected above, if consistent with the limits on total annual operating expenses. The information contained in the table above and the example below reflects the expenses of each class of the Fund taking into account any applicable fee waivers and/or reimbursements.


                                 Prospectus - 45

EXAMPLE

  This example is intended to help you compare the cost of investing in the Orbitex Focus 30 Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated (as of the beginning of fiscal year 2002) and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that you reinvest all dividends and distributions, and that the Fund's operating expenses remain the same. Although your actual costs and the return on your investment may be higher or lower, based on these assumptions your costs would be:

YEAR          CLASS A         CLASS B         CLASS D
----          -------         -------         -------
  1           $  757          $  753          $  153
  3           $1,519          $1,476          $  884
  5           $2,299          $2,309          $1,638
  10          $4,326          $4,361          $3,625

You would pay the following expenses if you did not redeem your shares:

YEAR          CLASS A         CLASS B         CLASS D
----          -------         -------         -------
  1           $  757          $  253          $  153
  3           $1,519          $1,176          $  884
  5           $2,299          $2,109          $1,638
  10          $4,326          $4,361          $3,625


                                 Prospectus - 46

FUND FACTS - ORBITEX GROWTH FUND

This section describes the Orbitex Growth Fund's goals, principal investment strategies, risks, expenses and performance.

[GRAPHIC OMITTED] INVESTMENT OBJECTIVE

The objective of the Orbitex Growth Fund is to provide long-term growth of capital through selective investment in securities of companies of all sizes that offer potential for growth.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENT STRATEGIES

The Fund's principal investment strategies include:

o Under normal market conditions, investing at least 80% of its total assets in equity securities.

o Composing a portfolio based upon a growth-oriented strategy for selecting investments with a secondary focus on value stocks.

o     Investing in equity securities of domestic and foreign issuers.

o Investing in companies regardless of their stock market value (or "market capitalization").

The Fund strives to provide a high return through a unique multi-factor selection process.

The Adviser first screens for stocks with strong cash flow or earnings momentum. The Adviser employs qualitative analysis to evaluate company dynamics and quantitative screening criteria to locate companies with positive earnings and growth rates faster than the market average. In particular, the Adviser seeks out stocks that it expects to grow cash flow or earnings by at least 20% per year over the next several years.

The Adviser then screens stocks that show positive price momentum. In other words, the Adviser seeks stocks that it believes have a strong fundamental case for purchase but generally defers purchasing those stocks until the market begins to perceive the positive fundamentals.

Finally, the Adviser applies traditional valuation measures to determine which of the stocks identified have below market price/earnings, price/cash flow, and price/book value ratios that are below the market averages and at the low end of their historical ranges.

The Adviser believes that this combination of searching for stocks having the attributes of value, growth, and price momentum will provide superior performance. However, if the Adviser's strategies do not work as intended, the Fund may not achieve its objective.

The Fund invests primarily in the common stocks of non-U.S. companies that the Fund's adviser believes have above-average prospects for growth. In buying and selling securities for the Fund, the Adviser relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position and economic and market conditions. Factors considered include growth potential, earnings estimates and management. However, if the Adviser's strategies do not work as intended, the Fund may not achieve its objective.

[GRAPHIC OMITTED] PRINCIPAL INVESTMENTS

The Fund will normally invest at least 80% of its total assets in the equity securities of any issuer, including U.S. and foreign companies, governments and government agencies. The Fund expects to invest primarily in U.S. common stocks, but may also invest in other types of equity securities and debt securities of any quality.

PORTFOLIO MANAGER

This Fund is managed by a team of investment professionals from Orbitex Management, Inc., the


                                 Prospectus - 47
investment adviser to the Funds. The team, which is responsible for day-to-day decisions regarding the Fund's investments, offers a combined total of over 35 years experience in investment management.

[GRAPHIC OMITTED] PRINCIPAL RISKS

The Fund is subject to the following principal risks:

o STOCK MARKET RISK: Stock markets are volatile and there is a risk that the price of a security will rise or fall due to changing economic, political or market conditions, as well as company-specific factors (see "Issuer-Specific Risk" below). Consequently, the value of your investment in the Fund will go up and down, which means that you could lose money.

o ISSUER-SPECIFIC RISKS: The price of an individual security or particular type of security can be more volatile than the market as a whole and can fluctuate differently than the market as a whole. An individual issuer's securities can rise or fall dramatically with little or no warning based upon such things as a better (or worse) than expected earnings report, news about the development of a promising product, or the loss of key management personnel. There is also a risk that the price of a security may never reach a level that the Adviser believes is representative of its full value or that it may even go down in price.

o RISKS OF FOREIGN SECURITIES: Foreign securities may be riskier than U.S. investments because of factors such as unstable international political and economic conditions, currency fluctuations, foreign controls on investment and currency exchange, withholding taxes, a lack of adequate company information, less liquid and more volatile markets, and a lack of governmental regulation.

      Consequently, there is a risk that a foreign security may never reach the price that the Adviser believes is representative of its full value or that it may even go down in price.

o INFLATION RISK: There is a possibility that rising prices of goods and services may have the effect of offsetting the Fund's total return.

Please refer to "More Information about Risks".

WHO MAY WANT TO INVEST IN THE ORBITEX GROWTH FUND?

We designed the ORBITEX GROWTH FUND for investors who seek one or more of the following:

o     high long term growth

o     a stock fund to serve as a core holding in an investor's portfolio

o     a stock fund to complement a portfolio of more conservative investments

o a stock fund that uses a growth investment style with secondary emphasis on value investment techniques

o     a stock fund that invests in domestic and foreign companies


                                 Prospectus - 48

FUND FACTS - ORBITEX GROWTH FUND

PERFORMANCE AND VOLATILITY

The bar chart and table below show the performance of Class A Shares of the Orbitex Growth Fund from year to year. The information in the table gives some indication of the risks of an investment in the Fund by showing changes in the Fund's performance from year to year and by comparing the Fund's performance with a broad measure of market performance. Past performance does not necessarily indicate how the Fund will perform in the future.

The returns in the chart do not include the effect of the Fund's front-end sales charge for Class A Shares, but do include the effect of fee waivers and expense reimbursements by the Adviser. If the effect of the sales charge were reflected or if the fee waivers and expense reimbursements had not been in effect, returns would be lower than those shown.

[GRAPHIC OMITTED]

                                 ORBITEX GROWTH
                             FUND -- CLASS A SHARES

                  TOTAL RETURN FOR THE YEAR ENDED DECEMBER 31
    PERCENTAGE       7.55%         98.39%         (19.87)%        (17.90)%
    ----------------------------------------------------------------------
    YEAR             1998           1999            2000            2001

The year-to-date return of Class A Shares for the six-month period ended June 30, 2002 was (20.06)%. During the period shown in the bar chart, the highest return for a quarter was 66.34% (quarter ended 12/31/99) and the lowest return for a quarter was (28.17)% (quarter ended 12/31/00).


                                 Prospectus - 49

AVERAGE ANNUAL TOTAL RETURN (FOR THE PERIOD ENDED DECEMBER 31, 2001)
The following table sets forth the average annual total returns for Class A, Class B and Class C Shares of the Orbitex Growth Fund relative to comparable broad-based indices. The returns in the following table include the effect of Class A and Class C Shares maximum applicable front-end sales charge and Class B and Class C Shares maximum applicable contingent deferred sales charge (CDSC) and the effect of fee waivers and expense reimbursements by the Adviser. If those waivers and reimbursements had not been in effect, the returns would have been lower than those shown.

---------------------------------------------------------------------------------------------------------
                                                                                          SINCE INCEPTION
                                                                      PAST 1 YEAR         OF CLASS*
---------------------------------------------------------------------------------------------------------
 ORBITEX GROWTH FUND
---------------------------------------------------------------------------------------------------------
 Class A before taxes                                                  (22.62)%                9.81%
---------------------------------------------------------------------------------------------------------
 Class A after taxes on distrbutions**                                 (22.62)%                8.96%
---------------------------------------------------------------------------------------------------------
 Class A after taxes on distributions and sale of Fund shares**        (13.77)%                7.62%
---------------------------------------------------------------------------------------------------------
 Class B                                                               (22.37)%               10.46%
---------------------------------------------------------------------------------------------------------
 Class C                                                               (19.94)%              (38.94)%
---------------------------------------------------------------------------------------------------------
 S&P 500(REG. TM) INDEX***                                             (11.89)%                6.01%+
---------------------------------------------------------------------------------------------------------
 LIPPER MULTI-CAP GROWTH FUNDS INDEX****                               (25.16)%                3.73%+
---------------------------------------------------------------------------------------------------------

* Class A Shares, Class B Shares and Class C Shares commenced operations on October 22, 1997, September 16, 1998 and March 15, 2000, respectively.

** After tax returns are shown for Class A Shares only and will differ from Class B Shares and Class C Shares because those classes have a higher expense ratio. After-tax returns are estimated, and are based on the highest historical individual federal marginal income tax rates, and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and are likely to differ from those shown. If you own shares of the Fund in a tax-deferred account, such as an individual retirement account or a 401(k) plan, this information is not applicable to your investment, because such accounts are only subject to taxes upon distribution. In certain cases, after-tax returns may be higher than the other return figures for the same period. A higher after-tax return results when a capital loss occurs upon redemption and translates into an assumed tax deduction that benefits the shareholder. Please note that your after-tax returns depend on your tax situation and may differ from those shown.

*** The S&P 500(Reg. TM) Index is an unmanaged index. Index returns assume reinvestment of dividends; unlike the Fund's returns, however, they do not reflect any fees or expenses.

**** The Lipper Multi-Cap Core Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds with this investment objective, and is compiled by Lipper, Inc.

+     From October 23, 1997.


                                 Prospectus - 50

FUND FACTS - ORBITEX GROWTH FUND

INVESTOR EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Class A Shares, Class B Shares or Class C Shares of the Orbitex Growth Fund.

                                                                             CLASS A        CLASS B        CLASS C
                                                                             SHARES         SHARES         SHARES
                                                                          ------------   ------------   ------------
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

   Maximum Sales Charge (Load) Imposed on Purchase (as a % of offering
    price)                                                                   5.75%(1)       None           1.00%(2)
   Maximum Deferred Sales Charge (Load) (as a % of lower of original
    purchase price or redemption proceeds)                                   None(3)        5.00%(4)       1.00%(5)
   Maximum Sales Charge (Load) Imposed on Reinvested
    Dividends/Distributions                                                  None           None           None
   Redemption Fee (as a % of amount redeemed, if applicable)                 None           None           None
   Exchange Fee                                                              None           None           None

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND
ASSETS)

   Management Fees                                                           0.75%          0.75%          0.75%
   Distribution and/or Service (12b-1) Fees                                  0.40%          1.00%(6)       1.00%(6)
   Other Expenses                                                            1.72%          1.72%          1.72%
                                                                             ----           ----           ----
   Total Annual Operating Expenses                                           2.87%          3.47%          3.47%
   Fee Waiver and Reimbursement                                              0.37%(7)       0.37%(7)       0.37%(7)
                                                                             ----           ----           ----
   Net Expenses                                                              2.50%(7)       3.10%(7)       3.10%(7)
                                                                             ====           ====           ====

--------------------------------------------------------------------------------

(1) Reduced for purchases of $50,000 or more by certain investors. See "Your Account Classes in Detail Class A Reduced Sales Charge."

(2)  This fee may be waived for certain investors under certain circumstances.

(3) Purchases of Class A Shares of $1 million or more by certain investors are not subject to any sales load at the time of purchase, but a 1.00% contingent deferred sales charge ("CDSC") applies on amounts redeemed within one year of purchase. See "Your Account - Classes in Detail - Class A Reduced Sales Charge."

(4)  The CDSC payable upon redemption of Class B Shares declines over time.

(5) The CDSC applies to redemptions of Class C Shares within eighteen months of purchase.

(6)  Including a 0.25% shareholder servicing fee.

(7) The Adviser has agreed contractually to waive its management fee and to reimburse expenses, other than extraordinary or non-recurring expenses, at least until August 31, 2003, so that Class A Shares', Class B Shares' and Class C Shares' total annual operating expenses do not exceed 2.50%, 3.10% and 3.10%, respectively, of average daily net assets, subject to possible recoupment from the Fund in future years on a rolling three year basis if such recoupment can be achieved within the foregoing expense limits. Consequently, the management fees actually charged may in the future be higher than reflected above, if consistent with the limits on total annual operating expenses. The information contained in the table above and the example below reflects the expenses of each class of the Fund taking into account any applicable fee waivers and/or reimbursements.


                                 Prospectus - 51

EXAMPLE

  This example is intended to help you compare the cost of investing in the Orbitex Growth Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that you reinvest all dividends and distributions, and that the Fund's operating expenses remain the same. Although your actual costs and the return on your investment may be higher or lower, based on these assumptions your costs would be:

YEAR          CLASS A         CLASS B         CLASS C
----          -------         -------         -------
  1           $  814          $  813          $  510
  3           $1,380          $1,331          $1,121
  5           $1,971          $1,971          $1,853
  10          $3,561          $3,589          $3,786

You would pay the following expenses if you did not redeem your shares:

YEAR          CLASS A         CLASS B         CLASS C
----          -------         -------         -------
  1           $  814          $  313          $  410
  3           $1,380          $1,031          $1,121
  5           $1,971          $1,771          $1,853
  10          $3,561          $3,589          $3,786


                                 Prospectus - 52

MORE INFORMATION ABOUT RISKS

[GRAPHIC OMITTED]

Many factors affect the Funds' performance. The Funds' share prices change daily based on changes in market conditions in response to economic, political and financial developments. The direction and extent of those price changes will be affected by the financial condition, industry and economic sector, and geographic location of the companies in which the Funds invest, and the Funds' level of investment in the securities of those companies. WHEN YOU REDEEM YOUR SHARES OF THE FUNDS, THEY COULD BE WORTH MORE OR LESS THAN WHAT YOU PAID FOR THEM.

In addition to the principal risks discussed above in the "Fund Facts" section, the Funds may be subject to additional risks, including the following:

o STOCK MARKET RISK: Stock markets are volatile and there is a risk that the price of a security will rise or fall due to changing economic, political or market conditions, as well as company-specific factors (see "Issuer-Specific Risk" below). Consequently, the value of your investment in the Fund will go up and down, which means that you could lose money.

o RISKS OF SMALL AND MID-SIZED COMPANIES: The Fund may invest in companies with small and medium market capitalizations. Market capitalization refers to the total market value of the outstanding stock of a company. Small cap companies generally have a market capitalization of under $1 billion and mid cap companies generally have a market capitalization between $1 billion and $5 billion. Investing in such companies may involve more risk than is usually associated with investing in larger, more established companies. Small and mid cap companies and the industries in which they are involved frequently are still maturing and are more sensitive to changing market conditions than larger companies in more established industries. Small companies often have limited product lines, markets, financial resources and less experienced management. Small and mid cap companies are often traded in the over-the-counter market, and the low market liquidity of these securities may have an adverse effect on the ability of the Fund to sell certain securities at favorable prices. Such securities usually trade in lower volumes and are subject to greater and more unpredictable price fluctuations than larger cap securities or the stock market in general. This also may impede the Fund's ability to obtain market quotations based on actual trades in order to value the Fund's securities. Small and mid cap securities may have returns that can vary, occasionally significantly, from the market in general. In addition, small and mid-cap companies may not pay a dividend. Although income is not a primary goal of the Fund, dividends can cushion returns in a falling market.

o ISSUER-SPECIFIC RISKS: The price of an individual security or particular type of security can be more volatile than the market as a whole and can fluctuate differently than the market as a whole. An individual issuer's securities can rise or fall dramatically with little or no warning based upon such things as a better (or worse) than expected earnings report, news about the development of a promising product, or the loss of key management personnel. There is also a risk that the price of a security may never reach the level that the Adviser believes is representative of its full value or that it may even go down in price.

o RISKS OF FOREIGN SECURITIES: Foreign securities may be riskier than U.S. investments because of factors such as unstable international political and economic conditions, currency fluctuations, foreign controls on investment and currency exchange, withholding taxes, a lack of adequate company information, less liquid and more volatile markets, and a lack of governmental regulation. Consequently, there is a risk that a foreign security may never reach the price that the Adviser believes is representative of its full value or that it may even go down in price.


                                 Prospectus - 53

o PORTFOLIO TURNOVER: The frequency a Fund's portfolio transactions will vary from year to year. Increased portfolio turnover may result in higher brokerage commissions, dealer mark-ups and other transaction costs and may result in taxable capital gains. Higher costs associated with increased portfolio turnover may offset gains in a Fund's performance.

o INTEREST RATE CHANGES: Debt securities have varying levels of sensitivity to changes in interest rates. In general, the price of a debt security may fall when interest rates rise and may rise when interest rates fall. Securities with longer maturities may be more sensitive to interest rate changes. All Funds within the Orbitex Group of Funds are subject to interest rate changes.

o DEFENSIVE STRATEGIES: In response to market, economic, political or other conditions, the Adviser may temporarily use a different investment strategy for a Fund for defensive purposes. Such a strategy could include investing up to 100% of the Fund's assets in cash or cash equivalent securities. If the Adviser does so, it could affect a Fund's performance and the Fund might not achieve its investment objective. All Funds within the Orbitex Group of Funds, except for the Focus 30 Fund, expect to employ defensive strategies.

o LOWER-QUALITY DEBT SECURITIES: The Orbitex Info-Tech & Communications Fund, Orbitex Health & Biotechnology Fund, Orbitex Energy & Basic Materials Fund, Orbitex Financial Services Fund and Orbitex Growth Fund may each invest up to 20% of their assets in lower-quality debt securities, otherwise known as "junk bonds." Junk bonds are debt securities that are rated below investment-grade by Standard & Poor's or Moody's Investors Service, Inc. (investment grade securities are rated BBB or better by Standard & Poor's or Baa or better by Moody's Investors Service). These securities are generally considered to be speculative and involve greater risk of loss or price changes due to changes in the issuer's capacity to pay.

o DERIVATIVES AND OTHER STRATEGIES: The Funds may invest in options, futures, foreign securities, foreign currencies, and other derivatives (collectively, "Derivative Transactions"), and may enter into certain types of short sales. If these practices are used by the Funds, the intent would be primarily to hedge the Funds' portfolios. For example, a Fund may purchase or sell option contracts on equity securities to hedge against the risk of fluctuations in the prices of securities held by the Fund. Or, a Fund may purchase or sell stock index futures contracts and would purchase put options or write call options on such futures contracts to protect against a general stock market decline or decline in a specific market sector that could adversely affect the Fund's holdings.

Investing for hedging purposes may result in certain transaction costs, which may reduce a Fund's performance. In addition, no assurances can be given that hedging will be implemented or that each derivative position will achieve a perfect correlation with the security or currency being hedged against. All Funds within the Orbitex Group of Funds are subject to risks from Derivative Transactions.

The Orbitex Group of Funds' Statement of Additional Information Includes Additional Information Regarding the Risks Associated With the Funds' Investments.


                                 Prospectus - 54

YOUR ACCOUNT

[GRAPHIC OMITTED]

This section describes the services that are available to shareholders.

TYPES OF ACCOUNTS

If you are making an initial investment in the Funds, you will need to open an account. You may establish the following types of accounts:

o INDIVIDUAL OR JOINT OWNERSHIP. One person owns an individual account while two or more people own a joint account. We will treat each individual owner of a joint account as authorized to give instructions on purchases, sales and exchanges of shares without notice to the other owners. However, we will require each owner's signature guarantee for any transaction requiring a signature guarantee.

o GIFT OR TRANSFER TO MINORS. A Custodian maintains a Uniform Gifts to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA) account for the benefit of a minor. To open an UGMA or UTMA account, you must include the minor's social security number on the application.

o TRUST. A trust can open an account. You must include the name of each trustee, the name of the trust and the date of the trust agreement on the application.

o CORPORATIONS, PARTNERSHIPS AND OTHER LEGAL ENTITIES. Corporations, partnerships and other legal entities may also open an account. A general partner of the partnership or an authorized officer of the corporation or other legal entity must sign the application and resolution form.

o RETIREMENT. If you are eligible, you may set up your account under a tax-sheltered retirement plan, such as an Individual Retirement Account
      (IRA) or Roth IRA, Rollover IRA, SEP-IRA, SIMPLE IRA, Keogh Account, or other retirement plan. Your financial consultant can help you determine if you are eligible.

CHOOSING A CLASS

After deciding which type of account to open, you must select a class of shares. The following chart indicates which classes of shares are available for each
Fund:

                                     [ ] CLASSES OFFERED BY FUND
                                   CLASS    CLASS    CLASS    CLASS
ORBITEX GROUP OF FUNDS:              A        B        C        D
--------------------------------  -------  -------  -------  ------
 Info-Tech & Communications          [ ]      [ ]      [ ]
 Fund
 Emerging Technology Fund            [ ]      [ ]      [ ]
 Health & Biotechnology Fund         [ ]      [ ]      [ ]
 Energy & Basic Materials Fund       [ ]      [ ]
 Financial Services Fund             [ ]      [ ]      [ ]
 Medical Sciences Fund               [ ]      [ ]      [ ]
 Focus 30 Fund                       [ ]      [ ]              [ ]
 Growth Fund                         [ ]      [ ]      [ ]

----------------------

* Class D Shares of the Orbitex Focus 30 Fund are only available to: 1) shareholders who previously were shareholders of the ASM Index 30 Fund at the time of the reorganization; 2) employees, and certain related accounts of employees, of Orbitex Financial Services Group, Inc. ("OFGS") and its affiliates; and 3) certain institutional investors.

Each share class has its own sales charge and expense structure, including different 12b-1 fees (see "Classes in Detail" and "Rule 12b-1 Plans in Detail" for additional information). The Class A Shares and Class C Shares have an initial sales charge while the Class B Shares have a contingent deferred sales charge if you redeem shares held for eight years or less. Class C Shares have a deferred sales charge that is lower than Class B, but higher 12b-1 fees than Class A. There are no sales charges, 12b-1 fees or shareholder services fees for Class D Shares.

Each class represents an interest in the same portfolio of securities and each has the same rights with one


                                 Prospectus - 55
exception. Pursuant to the Investment Company Act of 1940, you will have exclusive voting rights with respect to the Distribution Plan and Agreement pursuant to Rule 12b-1, if any, for the class you choose.

We offer these classes to allow you to choose the class that will be most beneficial to you. Your decision should depend upon a number of factors including the amount you purchase and the length of time you plan to hold the shares. For example, if you are investing a large amount of money and plan to hold your shares for a long period of time, the Class A Shares may make the most sense for you. If you plan to invest less money and are investing for at least eight years, Class B Shares might make better sense. Your financial consultant can assist you in determining which class is best for you. Because all future investments in your account will be made in the share class you designate when opening the account, you should make your decision carefully.

--------------------------------------------------------------------------------
CLASS A--INITIAL SALES CHARGE

o     Initial sales charge of 5.75% or less.

o     Lower sales charges for larger investments.

o Lower annual expenses than Class B Shares due to lower marketing and/or service (12b-1) fee of 0.40% (0.50% for the Orbitex Emerging Technology
      Fund).
--------------------------------------------------------------------------------

CLASS B--CONTINGENT DEFERRED SALES CHARGE

o No initial sales charge. This allows 100% of your purchase price to be invested in a fund.

o Deferred sales charge of 5.00% or less on shares you redeem within eight years (see chart on page 86).

o An annual fee of 1.00% under each Fund's rule 12b-1 plan, 0.75% of which is for marketing and 0.25% of which is for shareholder services. This will result in a lower total return than comparable Class A Shares.

o Automatic conversion to Class A Shares after eight years, thereby reducing future annual expenses.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CLASS C--LEVEL LOAD

(ALL FUNDS EXCEPT THE ORBITEX FOCUS 30 FUND AND ORBITEX ENERGY & BASIC MATERIALS
FUND)

o     Initial sales charge of 1%.

o Deferred sales charge of 1.00% paid only on shares redeemed within 18 months of purchase.

o An annual fee of 1.00% under each Fund's rule 12b-1 plan, 0.75% of which is for marketing and 0.25% of which is for shareholder services. This will result in a lower total return than comparable Class A

o     Class C Shares do not convert to another class.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CLASS D--NO SALES CHARGE

(ORBITEX FOCUS 30 FUND ONLY)

Note: Class D Shares are only available to shareholders who were shareholders of the ASM Index 30 Fund, certain Institutional Investors, and employees, and certain related accounts of employees, of OFSG.

o     No initial or contingent deferred sales charge.

o     No annual marketing or service (12b-1) fee.

o     Lower annual expenses than Class A, Class B or Class C.
--------------------------------------------------------------------------------


                                 Prospectus - 56

CLASSES IN DETAIL

CLASS A--INITIAL SALES CHARGE

The sales charge for Class A Shares of all Funds is 5.75% of the offering price. However, the Adviser may reduce or waive this sales charge as described in "Reduced Sales Charge."

REDUCED SALES CHARGE

You can qualify for a reduction or waiver of this sales charge by investing one lump sum in a particular class of a Fund. You can also qualify for a sales charge reduction or waiver through a right of accumulation or a letter of intent if you are a United States resident. See the discussions of "Right of Accumulation" and "Letter of Intent." If you are a United States resident and are investing more than $50,000, the Adviser will reduce the sales charge you pay. The chart at the bottom of this page shows the sales charge you will pay based on the amount of your purchase. You can purchase Class A Shares without any initial sales charge if you are a United States resident and invest $1 million or more in Class A shares. However, if you redeem those shares within one year of the purchase, you must pay a contingent deferred sales charge of 1%. We will waive the contingent deferred sales charge only in the following situations:

o     If the Fund involuntarily redeems your shares; or

o If you reinvest the proceeds from your redemption in the Funds within 90 days of your redemption.

                    REDUCED SALES CHARGES FOR U.S. RESIDENTS

----------------------------------------------------------------------------------------------------------
                                                          SALES CHARGE AS A
                               SALES CHARGE AS A          PERCENTAGE OF              BROKER REALLOWANCE
                               PERCENTAGE OF              NET INVESTMENT             AS A PERCENTAGE
 AMOUNT OF PURCHASE            OFFERING PRICE             (NET ASSET VALUE)          OF OFFERING PRICE(1)
-------------------------      ---------------------      --------------------       ---------------------
 Less than $50,000             5.75%                      6.10%                      5.00%
----------------------------------------------------------------------------------------------------------
 $50,000 but less than         4.50%                      4.71%                      3.75%
 $100,000
----------------------------------------------------------------------------------------------------------
 $100,000 but less than        3.50%                      3.63%                      2.75%
 $250,000
----------------------------------------------------------------------------------------------------------
 $250,000 but less than        2.50%                      2.56%                      2.00%
 $500,000
----------------------------------------------------------------------------------------------------------
 $500,000 but less than        2.00%                      2.04%                      1.75%
 $1,000,000
----------------------------------------------------------------------------------------------------------
 $1,000,000 or more            None (See below)(2)        None (See below)(2)        (See below)(2)
----------------------------------------------------------------------------------------------------------

(1) At the discretion of the Orbitex Group of Funds, however, the entire sales charge may at times be reallowed to dealers. The Staff of the Securities and Exchange Commission has indicated that dealers who receive more than 90% of the sales charge may be considered underwriters.

(2) The distributor will pay certain commissions to brokers who initiate and are responsible for purchases by any single purchaser who is a resident of the United States. For purchases of $1 million to $3 million, the Distributor will pay 1%, plus 0.50% on any amounts over $3 million up to $50 million, and 0.25% on any amounts over $50 million.


                                 Prospectus - 57

RIGHT OF ACCUMULATION

For the purposes of determining the sales charge, the right of accumulation allows you to include prior purchases of Class A Shares of any Orbitex Fund as part of your current investment. To qualify for this option, you must be either:

o     an individual;

o an individual and spouse purchasing shares for your own account or trust or custodial accounts for your minor children; or

o a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401 or 457 of the Internal Revenue Code, including related plans of the same employer.

If you plan to rely on this right of accumulation, you must notify the Distributor at the time of your purchase. You will need to give the Distributor your account numbers. If applicable, you will need to provide the account numbers of your spouse and your minor children as well as the ages of your minor children.

LETTER OF INTENT

The letter of intent allows you to count all investments within a 13-month period in a Fund as if you were making them all at once for the purposes of calculating the sales charges. The minimum initial investment under a letter of intent is 5% of the total letter of intent amount. You may include a purchase not originally made pursuant to a letter of intent under a letter of intent entered into within 90 days of the original purchase.

OTHER CIRCUMSTANCES

We also offer Class A Shares with low or no sales charges through various other special arrangements. Your financial consultant can help you determine if any of these programs is appropriate for you.

Class A Shares issued pursuant to the automatic reinvestment of income dividends and capital gains distributions are not subject to any sales charges.


                                 Prospectus - 58

CLASS B-CONTINGENT DEFERRED SALES CHARGE

You will not pay an initial sales charge if you choose to invest in Class B Shares. However, if you redeem your shares within six years, you will pay a contingent deferred sales charge as described in the table below. The amount of this charge is based on your original purchase price, or the current net asset value of the shares you redeem, whichever is less.

Class B Shares issued pursuant to the automatic reinvestment of income dividends and capital gains distributions are not subject to any contingent deferred or other sales charges.

Shares will be redeemed in the manner that results in the imposition of the lowest CDSC. Shares are redeemed first from any Class A Shares of the Fund acquired as a result of the conversion of Class B Shares, second from Class B Shares of the Fund acquired pursuant to reinvestment of distributions, third from Class B Shares of the Fund held for more than six years, and fourth from the longest-outstanding Class B Shares of the Fund held for less than six years.

--------------------------------------------------------------------------------
                        CONTINGENT DEFERRED SALES CHARGE

------------------------------------------------------------------------------------------
 YEARS AFTER PURCHASE THAT YOU REDEEM YOUR SHARES         CONTINGENT DEFERRED SALES CHARGE
------------------------------------------------------------------------------------------
 1st Year                                                 5.00%
------------------------------------------------------------------------------------------
 2nd Year                                                 4.00%
------------------------------------------------------------------------------------------
 3rd Year                                                 3.00%
------------------------------------------------------------------------------------------
 4th Year                                                 3.00%
------------------------------------------------------------------------------------------
 5th Year                                                 2.00%
------------------------------------------------------------------------------------------
 6th Year                                                 1.00%
------------------------------------------------------------------------------------------
 7th Year                                                 None
------------------------------------------------------------------------------------------
 8th Year                                                 None
------------------------------------------------------------------------------------------
 After 8th Year                                           None(1)
------------------------------------------------------------------------------------------

(1) Effective for shares purchased on or after May 1, 2000, Class B Shares will automatically convert to Class A Shares eight years after you purchase them. This conversion relieves Class B shareholders who have held their shares for more than eight years of the higher asset-based distribution charge that applies to Class B Shares under the 12b-1 Plan described in the section entitled "Rule 12b-1 Plans in Detail."

We will waive the contingent deferred sales charge under the following circumstances:

o redemptions made within one year after the death of a shareholder or registered joint owner;

o redemptions made to facilitate minimum required distributions made from an IRA or other retirement plan account after age 70 1/2; and

o     involuntary redemptions made by a Fund.

CLASS B--CONVERSION FEATURE.

Class B Shares automatically convert to Class A Shares eight years from the end of the calendar month in which the Fund accepted your purchase. The conversion will be on the basis of the relative net asset values of the shares, without the imposition of any sales load, fee, or other charge. For purposes of conversion, the Funds will consider Class B Shares purchased through the reinvestment of dividends and distributions to be held in a separate sub-account. Each time any Class B Shares in your account (other than those in the sub-account) convert, a corresponding pro rata portion of the shares in the sub-account will also convert. The Funds may suspend the conversion feature in the future; in that event, Class B Shares might continue to pay their distribution fee indefinitely.


                                 Prospectus - 59

CLASS C

The sales charge for Class C Shares of all the Funds is 1.00% of the offering price. If you redeem your shares within eighteen months of the date of purchase, you will pay a 1.00% deferred sales charge ("CDSC"). The amount of this charge is based on your original purchase price, or the current net asset value of the shares you redeem, whichever is less.

Shares will be redeemed in the manner that results in the imposition of the lowest CDSC. Shares are redeemed first from any Class C Shares of the Fund acquired pursuant to reinvestment of distributions, and then from the longest-outstanding Class C Shares of the Fund held for less than 18 months.

In some circumstances, the initial sales charge and/or the CDSC may be waived for certain investors. You should contact your financial consultant to see if you qualify.

CLASS C SHARES ARE AVAILABLE FOR ALL THE FUNDS EXCEPT THE ORBITEX FOCUS 30 FUND AND ORBITEX ENERGY & BASIC MATERIALS FUND.

CLASS D

Class D Shares are offered without any sales charges, and are not subject to any 12b-1 or shareholder servicing fees.

CLASS D SHARES ARE ONLY AVAILABLE TO SHAREHOLDERS WHO HELD SHARES OF THE ASM INDEX 30 FUND ON THE DATE THE ASM FUND WAS REORGANIZED AS THE ORBITEX FOCUS 30 FUND, TO EMPLOYEES OF THE ORBITEX FINANCIAL SERVICES GROUP, INC. ("OFSG") OR ITS AFFILIATES (AND CERTAIN RELATED ACCOUNTS) AND TO CERTAIN INSTITUTIONAL INVESTORS.

If you held shares of the ASM Index 30 Fund, you may purchase additional Class D Shares of the Orbitex Focus 30 Fund for the account that was established when your received shares of the Orbitex Focus 30 Fund in exchange for your ASM Fund Shares.

In addition, if you held shares of the ASM Fund on the date of reorganization, or if you are an employee of OFSG, or one of its affiliated companies, you may purchase Class D Shares of the Orbitex Focus 30 Fund for a new account established for:

o     you

o     one of your immediate family members

o a trust or individual retirement account or self-employed retirement plan for the benefit of you or any of your immediate family members

o     your estate or the estate of an immediate family member.

RULE 12B-1 PLANS IN DETAIL

The Board of Trustees of the Orbitex Group of Funds has adopted for Class A Shares, Class B Shares, and Class C Shares separate Distribution Plans and Agreements pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plans").

CLASS A. The Plan adopted for Class A Shares allows each Fund to use part of its assets for the sale and distribution of its Class A Shares, including advertising, marketing and other promotional activities. Under this Plan, each Fund pays Orbitex Funds Distributor, Inc. (the "Distributor") an amount equal to 0.40% (0.50% for the Orbitex Emerging Technology Fund) of average net assets attributable to Class A Shares of that Fund on an annualized basis. CLASS B AND CLASS C. The Plans adopted for Class B and Class C Shares also allow each Fund to use part of its assets for the sale and distribution of these Shares, including advertising, marketing and other promotional activities. For these services, under each Plan, each Fund pays the Distributor an amount equal to 0.75% of average net assets attributable to Class B or Class C Shares, as applicable, of that Fund on an annualized basis. The Class B and Class C Plans also allow each Fund to pay the Distributor for certain shareholder services provided to Class B and Class C shareholders or other service providers that have entered into agreements with the Distributor to provide these services. For these services, each Fund pays a shareholder service fee equal to 0.25% of average net assets attributable to Class B or Class C Shares, as applicable, of that Fund on an annualized basis.

BECAUSE THESE DISTRIBUTION AND SHAREHOLDER SERVICE FEES ARE PAID OUT OF A FUND'S ASSETS ON AN ONGOING BASIS, THE FEES MAY, OVER TIME, INCREASE THE COST OF INVESTING IN A FUND AND COST INVESTORS MORE THAN OTHER TYPES OF SALES LOADS.


                                 Prospectus - 60

PURCHASING SHARES

Once you have chosen the type of account and a class of shares, you are ready to establish an account. Class A, Class B and Class C Shares of each Fund are available to investors with a minimum initial investment of $2,500 per Fund for regular accounts and $2,000 for individual retirement accounts. The minimum for subsequent investments is $250.

Class D shares of the Orbitex Focus 30 Fund are available only to (1) shareholders who previously were shareholders of the ASM Index 30 Fund at the time of the reorganization, (2) employees of OFSG, its affiliates and certain related accounts, and (3) certain institutional investors. The minimum for subsequent investments in Class D Shares of the Focus 30 Fund by individual investors is $100.

The Trust or Adviser may waive or lower these minimums in certain cases. YOU MUST COMPLETE AND SIGN AN APPLICATION FOR EACH ACCOUNT YOU OPEN WITH EACH FUND.

The price for Fund shares is the Fund's net asset value per share (NAV) plus any applicable sales charge. We determine the NAV as of the close of trading on the New York Stock Exchange (normally 4:00 p.m. Eastern time) every day that the Exchange is open. We will price your order at the next NAV calculated after the Fund receives your order. For more information on how we price shares, see "Pricing of Fund Shares."

Upon written request, you may invest up to the number of Class A Shares or Class C Shares you have redeemed, within ninety (90) days of redemption, at the then-prevailing net asset value without an initial sales charge.

The Funds and the Distributor each reserve the right to reject any purchase for any reason and to cancel any purchase due to non-payment. You must make all purchases in United States dollars and draw all checks on United States banks. If we cancel your purchase due to non-payment, you will be responsible for any loss the Funds incur. We will not accept cash or third-party checks for the purchase of shares.


                                 Prospectus - 61

-------------------------------------------------------------------------------------------------------------------------
METHOD OF
PURCHASE          PURCHASE PROCEDURES
-------------------------------------------------------------------------------------------------------------------------
 Through a        Contact your financial consultant. Your financial consultant can tell you the time by which you must
 Financial        submit your order in order to begin receiving dividends that day. Your financial consultant must
 Professional     transmit the order to the Funds before the close of regular trading on the New York Stock Exchange
                  (normally 4:00 p.m. Eastern time).

[GRAPHIC OMITTED]
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
 Through          The Distributor authorizes certain securities dealers, banks or other financial service firms
 Selling          (collectively, "Selling Group Members") to purchase your shares. To receive that day's share price:
 Group
 Members          o  you must place your order with the Selling Group Member before the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern
[GRAPHIC OMITTED]    time); and

                  o  the Selling Group Member must transmit the order to the Funds before 5:00 p.m.
                     Eastern time on that same day.
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
 By Mail          To purchase Shares, send your completed application to:

[GRAPHIC OMITTED]      Orbitex Group of Funds
                       c/o Orbitex Data Services, Inc.
                       4020 South 147th Street
                       Suite 2
                       Omaha, NE 68137

                  Include with your application your check, payable to "Orbitex Group of Funds -
                  (Name of Fund)." If you are purchasing Shares of more than one Orbitex Fund, you must include a separate application and a separate check for each Fund.
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
 By Wire          o INITIAL PURCHASE: Call us at 1-888-ORBITEX for instructions and to receive an account number. You will need to instruct a Federal Reserve System member bank
[GRAPHIC OMITTED]   to wire funds to: First National Bank of Omaha, ABA No. 104000016,
                    Credit: Name of Fund, DDA No. 11286033, FBO: Shareholder Name, Name of Fund,
                    Shareholder Account Number. You must also complete and mail an application to the address shown above under "By Mail."

                  o SUBSEQUENT PURCHASE: Wire funds to the First National Bank of Omaha at the address above.
                    You may wire funds between 8:00 a.m. and 4:00 p.m. Eastern time. To make a same-day wire investment, please call 1-888-ORBITEX by 12:00 noon Eastern time to notify us of your intention to wire funds, and make sure your wire arrives by 4:00 p.m.
                    Eastern time. Please note that your bank may charge a fee for the wire. WIRE
                    TRANSACTIONS ARE NOT AVAILABLE FOR RETIREMENT ACCOUNTS.
-------------------------------------------------------------------------------------------------------------------------


                                Prospectus - 62

-------------------------------------------------------------------------------------------------------------------------
By Exchange       You may exchange your shares for the same class of shares of another Fund by written request sent to the Funds at:

[GRAPHIC OMITTED]            Orbitex Group of Funds
                             c/o Orbitex Data Services, Inc.
                             4020 South 147th Street
                             Suite 2
                             Omaha, NE 68137
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
By Telephone      You may make subsequent purchases in your account by telephoning 1-888-ORBITEX between 8:30
                  a.m. and 4:00 p.m. Eastern time on any day the Funds are open. We will electronically transfer money
[GRAPHIC OMITTED] from the bank account you designate on your Application to our account with the Trust. This investment option is only available if you have not declined or cancelled your telephone investment privilege. See the discussion of "Telephone Redemptions."
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Subsequent        The minimum subsequent purchase is $250 per Fund, except for reinvestment of dividends and
Purchases         distributions and Class D purchases with minimum amount of $100.

[GRAPHIC OMITTED]
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
IMPORTANT         Once you have requested a telephone transaction, and a confirmation number has been
NOTES             assigned, the transaction cannot be revoked. We reserve the right to refuse any purchase request.

                  You can redeem shares that you purchased by check. However, while we will process your redemption request at the next-determined net asset value after we receive it, your redemption proceeds will not be available until your check clears. This could take up to ten calendar days from the date of purchase.
-------------------------------------------------------------------------------------------------------------------------

REDEEMING SHARES

You have the right to sell ("redeem") all or any part of your shares subject to certain restrictions. Selling your shares in a Fund is referred to as a "redemption" because the Fund buys back its shares. We will redeem your shares at the net asset value next computed following receipt of your redemption request in good order. See "Redemption Procedures-Request" in "Good Order".

We will mail your redemption proceeds to your address of record or transmit them electronically to your designated bank account. Except under certain emergency conditions, we will send your redemption to you within seven days after we receive your redemption request.

The Funds cannot accept requests that specify a certain date for redemption or which specify any other special conditions. Please call 1-888-ORBITEX for further information. WE WILL NOT PROCESS YOUR REDEMPTION REQUEST IF IT IS NOT IN PROPER FORM. WE WILL NOTIFY YOU IF YOUR REDEMPTION REQUEST IS NOT IN PROPER FORM.

If, as a result of your redemption, your account value drops below $1,000, we may redeem the remaining shares in your account. We will notify you in writing of our intent to redeem your shares. We will allow at least sixty days thereafter for you to make an additional investment to bring your account value up to at least $1,000 before we will process the redemption.

SIGNATURE GUARANTEES

Your redemption request must be accompanied by a "signature guarantee" under certain circumstances, such as if you are redeeming shares valued at $50,000 or greater or if you ask us to send the redemption proceeds to an address other than the address of record or to a person other than the registered shareholder(s) for the account.


                                Prospectus - 63

CONTINGENT DEFERRED SALES CHARGES

CLASS A SHARES. There are no deferred charges for the sale of Class A Shares, except that investors who paid no initial sales charge on their purchase of Class A Shares by investing $1 million or more will pay a 1.00% contingent deferred sales charge on any Class A Shares redeemed within one year of purchase. See the discussion of "Reduced Sales Charges."

CLASS B SHARES. If you redeem your Class B Shares within six years of the date you purchased the Shares, you will pay a contingent deferred sales charge as described under "Classes in Detail -- Class B -- Contingent Deferred Sales Charge".

CLASS C SHARES. If you redeem your Class C Shares within eighteen months of the date you purchased the Shares, you will pay a contingent deferred sales charge equal to 1.00% of the lesser of (1) the original purchase price or (2) the net asset value of the shares being redeemed.

CLASS D SHARES. There is no contingent deferred sales charge imposed on redemptions of Class D Shares of the Orbitex Focus 30 Fund.

THIRD PARTY TRANSACTIONS

If you buy and redeem shares of the Funds through a member of the National Association of Securities Dealers, Inc., that member may charge a fee for that service.

The Funds have authorized one or more brokers to accept on its behalf purchase and redemption orders. Such brokers are authorized to designate intermediaries to accept orders on the Fund's behalf. The Fund will be deemed to have received the order when an authorized broker or a broker authorized designee accepts your order. Your order will be priced at the Fund's net asset value next computed after it is received by the authorized broker or broker authorized designee.

REDEMPTION-IN-KIND

The Funds reserve the right to honor requests for redemption or repurchase orders by making payment in whole or in part in readily marketable securities ("redemption in kind") if the amount of such a request is large enough to affect operations (for example, if the request is greater than $250,000 or 1% of a Fund's assets). The securities will be chosen by the Fund and valued at the Fund's net asset value. A shareholder may incur transaction expenses in converting these securities to cash.


                                Prospectus - 64

--------------------------------------------------------------------------------------------------------------------------------
METHOD OF
REDEMPTION         REDEMPTION PROCEDURES
--------------------------------------------------------------------------------------------------------------------------------
By Telephone       You may authorize redemption of some or all shares in your account with the Funds by telephoning the
                   Funds at 1-888-ORBITEX between 8:30 a.m. and 4:00 p.m. Eastern time on any day the Funds are open.
[GRAPHIC OMITTED]  You will NOT be eligible to use the telephone redemption service if you:

                   o   have declined or canceled your telephone investment privilege;

                   o   wish to redeem shares valued at $50,000 or greater or if you ask to send the redemption proceeds to an address other than the address of record or to a person other than the registered shareholder(s)
                       for the account;

                   o   must provide supporting legal documents such as a signature guarantee for redemption requests by corporations, trusts and partnerships; or

                   o   wish to redeem from a retirement account.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
By Mail            If you are redeeming Shares, you may send your redemption request to:

[GRAPHIC OMITTED]       Orbitex Group of Funds
                        c/o Orbitex Data Services, Inc.
                        4020 South 147th Street
                        Suite 2
                        Omaha, NE 68137

                   You must include the following information in your written request:

                   o   a letter of instruction stating the name of the Fund, the number of shares you are redeeming, the names in which the account is registered and your account number;

                   o   other supporting legal documents, if necessary, for redemption requests by corporations, trusts and partnerships;

                   o   a signature guarantee, if necessary
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
By Wire            You may request your redemption proceeds be wired directly to the bank account designated on your application. The Funds' transfer agent will charge you a $10.00 fee for each wire redemption. The transfer
[GRAPHIC OMITTED]  agent will deduct the fee directly from your account. Your bank may also impose a fee for the incoming wire.
---------------------------------------------------------------------------------------------------------------------------------


                                Prospectus - 65

--------------------------------------------------------------------------------------------------------------------------------
Request in      For our mutual protection, all redemption requests must include:
"Good
Order"          o   your account number

                o   the amount of the transaction

                o   for mail request, signatures of all owners EXACTLY as registered on the account and signature guarantees, if required (signature guarantees can be obtained at most banks, credit unions, and licensed brokers)

                o    any supporting legal documentation that may be required

                     YOUR REDEMPTION REQUEST WILL BE PROCESSED AT THE NEXT-DETERMINED SHARE PRICE AFTER WE HAVE RECEIVED ALL
                     REQUIRED INFORMATION.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 IMPORTANT      Once we have processed your redemption request, and a confirmation number has been given, the
 NOTE           transaction CANNOT be revoked.
--------------------------------------------------------------------------------------------------------------------------------

OPTIONS FOR REDEMPTION PROCEEDS

You may receive your redemption proceeds by check or by wire.

CHECK REDEMPTIONS. Normally we will mail your check within two business days of a redemption.

WIRE REDEMPTIONS. Before you can receive redemption proceeds by wire, you must establish this option by completing a special form or the appropriate section of your account application.

You may request that your redemption proceeds be wired directly to your bank account. The Trust's transfer agent imposes a $10.00 fee for each wire redemption and deducts the fee directly from your account. Your bank may also impose a fee for the incoming wire. The redemption proceeds must be paid to the same bank and account as designated on the application or in written instructions in proper form subsequently received by the Trust.

TELEPHONE REDEMPTIONS AND EXCHANGES. We will automatically establish the telephone redemption option for your account, unless you instruct us otherwise in writing. Telephone redemptions are easy and convenient, but this account option involves a risk of loss from unauthorized or fraudulent transactions. We will take reasonable precautions to protect your account from fraud. You should do the same by keeping your account information private and by reviewing immediately any account statements and confirmations that you receive. Please contact us immediately about any transaction you believe to be unauthorized.

Orbitex reserves the right to refuse a telephone redemption or exchange if the caller cannot provide:

o     the account number

o     the name and address exactly as registered on the account

o the primary social security or employer identification number as registered on the account

We may also require a password from the caller.

Orbitex will not be responsible for any account losses due to telephone fraud, so long as we have taken reasonable steps to verify the caller's identity. If you wish to cancel the telephone redemption feature for your account, please notify us in writing.

EXCHANGING SHARES

The exchange privilege is a convenient way to buy shares in each Fund in order to respond to changes in your investment goals or in market conditions. You may exchange your shares for shares of the same class of another Fund at no cost to you (or, if you hold Class D Shares of the Orbitex Focus 30 Fund, you may exchange them for Class A Shares of another Orbitex Fund). You may also exchange Class A Shares of


                                 Prospectus - 66
another Orbitex Fund from and to shares of the Orbitex Cash Reserves Fund - Investor Shares. If you had previously not paid a sales load upon your initial purchase of shares, and a load would have been imposed if you had purchased the shares directly, then you would be required to pay that load.

If you establish a new account by exchange, the exchanged shares must have a minimum value of $2,500. All subsequent exchanges must have a minimum value of $250 per Fund.

You may exchange shares either by telephone, if you have not canceled your telephone privilege, or in writing. Written requests for exchange must provide the following:

o     current Fund's name;

o     account names and numbers;

o     name of the Fund you wish to exchange your shares into;

o     the amount you wish to exchange;

o specify the shareholder privileges you wish to retain (e.g., Telephone Privileges); and

o     signatures of all registered owners.

To exchange shares by telephone, you should call 1-888-ORBITEX between 8:30 a.m. and 4:00 p.m. Eastern time on any day the Funds are open. We will process telephone requests made after 4:00 p.m. Eastern Time at the close of business on the next business day. You should notify the Funds in writing of all shareholder service privileges you wish to continue in any new account opened by a telephone exchange request.

Please note that we will only accept exchanges if your ownership registrations in both accounts are identical.

We will value your exchanged shares at their respective net asset value next determined after the receipt of the exchange request. We will not impose an initial sales charge, redemption fee or penalty on exchanges. Please note that an exchange may have tax consequences for you. We reserve the right to modify or terminate the exchange privilege upon sixty days' written notice to you.

EXCHANGES OF CLASS D SHARES OF ORBITEX FOCUS 30 FUND AND CLASS N SHARES OF ORBITEX AMERIGO AND ORBITEX CLERMONT FUNDS INTO CLASS A SHARES OF OTHER ORBITEX FUNDS.

You may exchange your Class D Shares of the Orbitex Focus 30 Fund, or your Class N Shares of the Amerigo Fund or Clermont Fund, for Class A Shares of another Orbitex Fund without paying any sales charge. If you close your Class D account in the Orbitex Focus 30 Fund (either by redeeming or by exchanging all of your Class D Shares), however, you may not later reopen your account with Class D Shares of the Orbitex Focus 30 Fund.

                                         [ ] CLASSES OFFERED BY FUND
                                   CLASS    CLASS    CLASS    CLASS    CLASS
ORBITEX GROUP OF FUNDS:              A        B        C        D        N
--------------------------------   -----    -----    -----    -----    -----
 Info-Tech & Communications          [ ]      [ ]      [ ]
 Fund
 Emerging Technology Fund            [ ]      [ ]      [ ]
 Health & Biotechnology Fund         [ ]      [ ]      [ ]
 Energy & Basic Materials Fund       [ ]      [ ]      [ ]
 Financial Services Fund             [ ]      [ ]      [ ]
 Growth Fund                         [ ]      [ ]      [ ]
 Focus 30 Fund                       [ ]      [ ]
 Medical Sciences Fund               [ ]      [ ]      [ ]
 Caterpillar                         [ ]      [ ]      [ ]
 Amerigo Fund                                          [ ]              [ ]
 Clermont Fund                                                          [ ]
--------------------------

To receive more information about other funds offered by the Orbitex Group of Funds, please call 1-888-ORBITEX between 8:30 a.m. and 6:00 p.m. Eastern time on any day the Funds are open.

LIMITATION ON PURCHASES, REDEMPTIONS AND EXCHANGES

Purchases or sales of shares of the Funds and exchanges between Funds should not be used to try to take advantage of short-term swings in the market. Frequent purchase and sale transactions or exchanges create higher expenses for the Funds. Accordingly, the Funds reserve the right to limit or terminate the ability to purchase shares of the Funds or the exchange privilege for any shareholder making frequent purchases or sales or exchanges. The Funds may also revoke the


                                 Prospectus - 67
exchange privilege for all shareholders upon 60 days written notice.

TRANSFERRING REGISTRATION

You can transfer the registration of your shares in an Orbitex Fund to another owner by completing a transfer form and sending it to the Orbitex Group of Funds, c/o Orbitex Data Services, Inc., 4020 South 147th Street, Suite 2, Omaha, Nebraska 68137.


                                 Prospectus - 68

PRICING OF FUND SHARES

Each Fund's net asset value ("NAV") for each class of shares or NAV is calculated on each day that the New York Stock Exchange is open. The NAV is the value of a single share of a Fund. The NAV is calculated for each Fund they administer at the close of business of the New York Stock Exchange, normally 4:00 p.m. Eastern time. The NAV is determined by subtracting the total of the Fund's liabilities from its total assets and dividing the remainder by the number of shares outstanding. The value of each Fund's total assets is generally based on the market value of the securities that the Fund holds. If market values are not available, we will determine the fair value of securities using procedures that the Board of Trustees has approved. We may also fair value securities whose values may be materially affected by events occurring after the closing of a foreign market but before the close of business of the New York Stock Exchange. In those circumstances where a security's price is not considered to be market indicative, the security's valuation may differ from an available market quotation. Foreign securities may be traded in their primary markets on weekends or other days when the Fund does not price its shares. Therefore, the NAV of Funds holding foreign securities may change on days when shareholders will not be able to buy or redeem their Fund shares.

DISTRIBUTIONS

As a shareholder, you are entitled to your share of a Fund's net income and capital gains on its investments. Each Fund passes substantially all of its earnings along to its investors as distributions. When a Fund earns dividends from stocks and interest from bonds and other debt securities and distributes these earnings to shareholders, it is called a dividend. A Fund realizes capital gains when it sells securities for a higher price than it paid. When net long-term capital gains are distributed to shareholders, it is called a capital gain distribution. Net short-term capital gains are considered ordinary income and are included in dividends.

--------------------------------------------------------------------------------
LONG-TERM VS. SHORT-TERM CAPITAL GAINS:

    o Long-term capital gains are realized on securities held for more than one year and are part of your capital gain distribution.

    o Short-term capital gains are realized on securities held less than one year and are part of your dividends.
--------------------------------------------------------------------------------

All Funds, except the Orbitex Focus 30 Fund, distribute dividends and capital gains annually, if any. These distributions will typically be declared and paid in December.

The Orbitex Focus 30 Fund distributes dividends quarterly and capital gains annually, if any. The capital gain distributions will typically be declared and paid in December.

You will receive distributions, if any, from a Fund in additional shares of the Fund unless you choose to receive your distributions in cash. If you wish to change the way in which you receive distributions, you should call 1-888-ORBITEX for instructions.

If you have elected to receive distributions in cash, and the postal or other delivery service returns your check to the Funds as undeliverable, you will not receive interest on amounts represented by the uncashed checks.


                                 Prospectus - 69

FEDERAL TAX CONSIDERATIONS

Your investment will have tax consequences that you should consider. Some of the more common federal tax consequences are described here but you should consult your tax consultant about your particular situation. ALTHOUGH IT IS NOT AN INVESTMENT OBJECTIVE, THE FUNDS' ADVISER WILL ATTEMPT TO TAKE INTO ACCOUNT THE TAX CONSEQUENCES OF ITS INVESTMENT DECISIONS. However, there may be occasions when the Adviser's investment decisions will result in a negative tax consequence for the Funds' shareholders.

TAXES ON DISTRIBUTIONS

You will generally be subject to pay federal income tax and possibly state taxes on all Fund distributions. Your distributions will be taxed in the same manner whether you receive the distributions in cash or additional shares of the Fund. Distributions that are derived from net long-term capital gains will generally be taxed as long-term capital gains. The rate of tax will depend on how long the Fund held the securities on which it realized the gains. In general, for individual shareholders, the maximum capital gain rate is 20 percent. All other distributions, including short-term capital gains, will be taxed as ordinary income. The Fund sends detailed tax information to its shareholders about the amount and type of its distributions by January 31 for the prior calendar year.

TAXES ON SALES OR EXCHANGES

If you redeem your shares of a Fund, or exchange them for shares of another Fund, you will be subject to tax on any taxable gain. Your taxable gain or loss is computed by subtracting your tax basis in the shares from the redemption proceeds (in the case of a sale) or the value of the shares received (in the case of an exchange). Because your tax basis depends on the original purchase price and on the price at which any dividends may have been reinvested, you should keep your account statements so that you or your tax preparer will be able to determine whether a sale or exchange will result in a taxable gain or loss.

"BUYING A DIVIDEND"

Unless your investment is in a tax-deferred account, you may want to avoid investing in a Fund close to the date of a distribution because you pay the full pre-distribution price for your shares and then receive part of your investment back as a taxable distribution.

TAX WITHHOLDING

The Funds may be required to withhold U.S. federal income tax at the rate of 31% from all taxable distributions and from proceeds from certain sales and exchanges payable to shareholders who fail to provide the Funds with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Any such withheld amounts may be credited against the shareholder's U.S. federal income tax liability.

STATE AND LOCAL TAXES: In addition to federal taxes, you may be subject to state and local taxes on payments received from the Funds.

POSSIBLE PARTIAL DIVIDEND EXEMPTIONS: Depending on your state's tax rules, a portion of dividends paid by a Fund that come from direct obligations of the U.S. Treasury and certain Federal agencies may be exempt from state and local taxes.

YOUR TAX ADVISER: Check with your own tax adviser regarding specific questions regarding Federal, state and local taxes.


                                 Prospectus - 70

MANAGEMENT

ORBITEX MANAGEMENT, INC.

Orbitex Management, Inc., is the investment adviser (the "Adviser") to each series of the Orbitex Group of Funds. The Adviser's address is 410 Park Avenue, New York, NY 10022. Orbitex Management, Inc. has provided investment advisory services to registered investment companies since 1995. As of August 15, 2002, the Adviser managed approximately $216 million in assets. The Adviser is an affiliate of Orbitex Funds Distributors, Inc., Orbitex Fund Services, Inc. and Orbitex Data Services Inc.

Each of the following Funds paid the Adviser a fee (net of any fee waiver) for the fiscal year ended April 30, 2002, at the annualized rate (expressed as a percentage of average daily net assets) of .073% for the Orbitex Info-Tech & Communications Fund, 0% for the Orbitex Emerging Technology Fund, 1.14% for the Orbitex Health & Biotechnology Fund, 0% for the Orbitex Energy & Basic Materials Fund, 0% for the Orbitex Medical Sciences Fund, 0% for the Orbitex Focus 30 Fund, .22% for the Orbitex Growth Fund, and 0% for the Orbitex Financial Services Fund.

Under the terms of its investment advisory agreement, Orbitex Management, Inc. is responsible for formulating the Funds' investment programs and for making day-to-day investment decisions and engaging in portfolio transactions. The Adviser also furnishes corporate officers, provides office space, services and equipment and supervises all matters relating to their Funds' operations.

CENTURY CAPITAL MANAGEMENT, INC.

Century Capital Management, Inc. ("Century Capital") is the investment sub-adviser for the Orbitex Financial Services Fund. Century Capital's address is One Liberty Square, Boston, Massachusetts 02109. Century Capital is organized and exists under the laws of the State of Massachusetts and is registered pursuant to the Investment Advisers Act of 1940. Century Capital, organized in April 1992, is an independent firm specializing in managing investments in the financial services industry. Century Capital's investment strategies range from venture capital and private equity investments for institutions to managing separate accounts of public securities including mutual funds for individual investors. As of August 15, 2002, Century Capital managed approximately $678 million in assets.

Other Service Providers

The Funds rely on other companies to provide necessary services for their day-to-day operations. Below is a list of these service providers. Orbitex Funds Distributor, Inc., Orbitex Fund Services, Inc. and Orbitex Data Services, Inc. are affiliates of Orbitex Management, Inc.

ADMINISTRATOR
-------------

      Orbitex Fund Services, Inc.
      Hauppauge Corporate Center
      150 Motor Parkway
      Hauppauge, New York 11788

CUSTODIAN
---------

      Bank of New York
      15 Broad Street
      7th Floor
      New York, New York 10286

DISTRIBUTOR
-----------

      Orbitex Funds Distributor, Inc.
      One Station Place
      Suite 7S
      Stamford, Connecticut 06902

TRANSFER AND DIVIDEND DISBURSING AGENT
--------------------------------------

      Orbitex Data Services, Inc
      4020 South 147th Street
      Suite 2
      Omaha, Nebraska 68137

COUNSEL
-------

      Clifford Chance Rogers & Wells LLP
      200 Park Avenue
      New York, New York 10166

INDEPENDENT ACCOUNTANTS
------------------------

      PricewaterhouseCoopers LLP
      1177 Avenue of the Americas
      New York, New York 10036


                                 Prospectus - 71

FINANCIAL HIGHLIGHTS

[GRAPHIC OMITTED] FINANCIAL HIGHLIGHTS

The Financial Highlights table is intended to help you understand the Funds' financial performance for the fiscal periods presented. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information for the Orbitex Info-Tech & Communications Fund, Orbitex Health & Biotechnology Fund, Orbitex Energy & Basic Materials Fund (formerly Orbitex Strategic Natural Resources Fund), Orbitex Financial Services Fund, Orbitex Focus 30 Fund and Orbitex Growth Fund, as well as this information for the six month period ended April 30, 2002 for the Orbitex Emerging Technology Fund and Orbitex Medical Sciences Fund, has been audited by PricewaterhouseCoopers LLP, whose report, along with the Funds' financial statements, are included in the Funds' April 30, 2002 annual report, which is available upon request.

The information for the Orbitex Emerging Technology Fund and the Orbitex Medical Sciences Fund for the years ended October 31, 2001 and prior were audited by other independent accountants.

FINANCIAL HIGHLIGHTS

Selected data based on a share outstanding throughout each period indicated

                                                   ORBITEX INFO-TECH & COMMUNICATIONS
                                                                  FUND
                                                  ------------------------------------
                                                             CLASS A SHARES
                                                  ------------------------------------
                                                       YEAR ENDED        YEAR ENDED
                                                   APRIL 30, 2002(b)   APRIL 30, 2001
                                                  ------------------- ----------------
NET ASSET VALUE, BEGINNING OF YEAR ..............        $16.21            $58.99
                                                         ------            ------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ............................         (0.20)            (0.62)
 Net realized and unrealized gain (loss) on
  investments ...................................         (8.47)           (26.25)
                                                         -------           ------
 Total income (loss) from investment
  operations ....................................         (8.67)           (26.87)
                                                         ------            ------
 Less distributions from net investment
  income ........................................            --                --
 Less distributions from net realized gain ......            --            (15.91)
                                                         ------           ------
 Total distributions from net investment
  income and net realized gains .................            --            (15.91)
                                                         ------            ------
NET ASSET VALUE, END OF YEAR ....................         $7.54            $16.21
                                                         ======            ======
TOTAL RETURN(c) .................................        (53.49)%          (57.91)%
                                                         ======            ======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .............       $19,736           $51,444
 Ratio of expenses to average net assets(d) .....          2.28%             2.00%
 Ratio of expenses to average net assets
  before waivers and reimbursements(d) ..........          2.80%             2.14%
 Ratio of net investment loss to average net
  assets(d) .....................................         (1.93)%           (1.54)%
 Portfolio turnover rate ........................           671%            1,045%

                                                           ORBITEX INFO-TECH & COMMUNICATIONS FUND
                                                  ---------------------------------------------------------
                                                                       CLASS A SHARES
                                                  ---------------------------------------------------------
                                                       YEAR ENDED         YEAR ENDED        PERIOD ENDED
                                                   APRIL 30, 2000 (b)   APRIL 30, 1999   APRIL 30, 1998 (a)
                                                  -------------------- ---------------- -------------------
NET ASSET VALUE, BEGINNING OF YEAR ..............         $30.62            $19.62             $15.00
                                                          ------            ------             ------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ............................          (0.77)            (0.08)                --
 Net realized and unrealized gain (loss) on
  investments ...................................          32.60             11.26               4.62
                                                          ------            ------             ------
 Total income (loss) from investment
  operations ....................................          31.83             11.18               4.62
                                                          ------            ------             ------
 Less distributions from net investment
  income ........................................             --                --                 --
 Less distributions from net realized gain ......          (3.46)            (0.18)                --
                                                          ------            ------             ------
 Total distributions from net investment
  income and net realized gains .................          (3.46)            (0.18)                --
                                                          ------            ------             ------
NET ASSET VALUE, END OF YEAR ....................         $58.99            $30.62             $19.62
                                                          ======            ======             ======
TOTAL RETURN(c) .................................         106.44%            57.43%             30.80%
                                                          ======            ======             ======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .............       $182,182           $34,335             $2,440
 Ratio of expenses to average net assets(d) .....           2.00%             2.07%              2.88%
 Ratio of expenses to average net assets
  before waivers and reimbursements(d) ..........           2.29%             4.04%             39.06%
 Ratio of net investment loss to average net
  assets(d) .....................................          (1.55)%           (0.70)%            (1.27)%
 Portfolio turnover rate ........................            222%              360%                76%

-------------------

(a)        The commencement of investment operations was October 22, 1997.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.


                                 Prospectus - 72

                                                                   ORBITEX INFO-TECH & COMMUNICATIONS
                                                                                  FUND
                                                                  ------------------------------------
                                                                             CLASS B SHARES
                                                                  ------------------------------------
                                                                       YEAR ENDED        YEAR ENDED
                                                                   APRIL 30, 2002(b)   APRIL 30, 2001
                                                                  ------------------- ----------------
NET ASSET VALUE, BEGINNING OF YEAR ..............................         $15.81            $58.35
                                                                          ------            ------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ............................................          (0.26)            (0.63)
 Net realized and unrealized gain (loss) on investments .........          (8.26)           (26.00)
                                                                          ------            ------
 Total income (loss) from investment operations .................          (8.52)           (26.63)
                                                                          ------            ------
 Less distributions from net investment income ..................             --                --
 Less distributions from net realized gain ......................             --            (15.91)
                                                                          ------            ------
 Total distributions from net investment
  income and net realized gains .................................             --            (15.91)
                                                                          ------            ------
NET ASSET VALUE, END OF YEAR ....................................          $7.29            $15.81
                                                                          ======            ======
TOTAL RETURN(b) .................................................         (53.89)%          (58.17)%
                                                                          ======            ======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .............................        $24,500           $66,333
 Ratio of expenses to average net assets(d) .....................           2.88%             2.60%
 Ratio of expenses to average net assets before waivers and
  reimbursements(d) .............................................           3.41%             2.75%
 Ratio of net investment loss to average net assets(d) ..........          (2.53)%           (2.13)%
 Portfolio turnover rate ........................................            671%            1,045%

                                                                  ORBITEX INFO-TECH & COMMUNICATIONS FUND
                                                                  ---------------------------------------
                                                                              CLASS B SHARES
                                                                  ---------------------------------------
                                                                       YEAR ENDED        PERIOD ENDED
                                                                   APRIL 30, 2000(b)   APRIL 30, 1999(a)
                                                                  ------------------- ------------------
NET ASSET VALUE, BEGINNING OF YEAR ..............................        $30.48             $18.23
                                                                         ------             ------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ............................................         (1.10)             (0.08)
 Net realized and unrealized gain (loss) on investments .........         32.43              12.51
                                                                         ------             ------
 Total income (loss) from investment operations .................         31.33              12.43
                                                                         ------             ------
 Less distributions from net investment income ..................            --                 --
 Less distributions from net realized gain ......................         (3.46)             (0.18)
                                                                         ------             ------
 Total distributions from net investment
  income and net realized gains .................................         (3.46)             (0.18)
                                                                         ------             ------
NET ASSET VALUE, END OF YEAR ....................................        $58.35             $30.48
                                                                         ======             ======
TOTAL RETURN(c) .................................................        105.25%             68.67%
                                                                         ======             ======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .............................      $185,508            $18,904
 Ratio of expenses to average net assets(d) .....................          2.60%              2.41%
 Ratio of expenses to average net assets before waivers and
  reimbursements(d) .............................................          2.80%              4.41%
 Ratio of net investment loss to average net assets(d) ..........         (2.15)%            (1.40)%
 Portfolio turnover rate ........................................           222%               360%

-------------------

(a)        The commencement of investment operations was September 16, 1998.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.


                                 Prospectus - 73

                                                                            ORBITEX INFO-TECH & COMMUNICATIONS FUND
                                                                   ----------------------------------------------------------
                                                                                         CLASS C SHARES
                                                                   ----------------------------------------------------------
                                                                        YEAR ENDED        YEAR ENDED         PERIOD ENDED
                                                                    APRIL 30, 2002(b)   APRIL 30, 2001   APRIL 30, 2000(a)(b)
                                                                   ------------------- ---------------- ---------------------
NET ASSET VALUE, BEGINNING OF YEAR ...............................        $15.87             $58.38             $53.75
                                                                          ------             ------             ------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss .............................................         (0.26)             (0.94)             (0.42)
 Net realized and unrealized gain (loss) on investments. .........         (8.27)            (25.66)              5.05
                                                                          ------             ------             ------
 Total income (loss) from investment operations ..................         (8.53)            (26.60)              4.63
                                                                          ------             ------             ------
 Less distributions from net investment income ...................            --                 --                 --
 Less distributions from net realized gain .......................            --             (15.91)                --
                                                                          ------             ------             ------
 Total distributions from net investment
  income and net realized gains ..................................            --             (15.91)                --
                                                                          ------             ------             ------

NET ASSET VALUE, END OF YEAR .....................................         $7.34             $15.87             $58.38
                                                                          ======             ======             ======
TOTAL RETURN(c) ..................................................        (53.75)%           (58.09)%             8.61%
                                                                          ======             ======             ======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ..............................        $3,220           $ 10,296            $24,568
 Ratio of expenses to average net assets(d) ......................          2.87%              2.60%              2.60%
 Ratio of expenses to average net assets before waivers and
  reimbursements(d) ..............................................          3.40%              2.76%              2.93%
 Ratio of net investment loss to average net assets(d) ...........         (2.51)%            (2.13)%            (2.20)%
 Portfolio turnover rate .........................................           671%             1,045%               222%

-------------------

(a)        The commencement of investment operations was January 14, 2000.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.


                                 Prospectus - 74

                                                                       ORBITEX EMERGING
                                                                        TECHNOLOGY FUND
                                                                      -------------------
                                                                       CLASS A SHARES(a)
                                                                      -------------------
                                                                          PERIOD ENDED
                                                                       APRIL 30, 2002(b)
                                                                      -------------------
NET ASSET VALUE, BEGINNING OF YEAR ..................................         $2.74
                                                                              -----
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ................................................         (0.04)
 Net realized and unrealized gain (loss) on investments .............         (0.10)
                                                                              -----

 Total income (loss) from investment operations .....................         (0.14)
                                                                              -----
 Less distributions from net investment income ......................            --
 Less distributions from net realized gain ..........................            --
                                                                              -----
 Total distributions from net investment
  income and net realized gains .....................................            --
                                                                              -----
NET ASSET VALUE, END OF YEAR ........................................         $2.60
                                                                              =====
TOTAL RETURN(e) .....................................................         (5.11)%
                                                                              =====
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .................................       $11,925
 Ratio of expenses to average net assets(f) .........................          2.50%
 Ratio of total expenses to average net assets before waivers
  and reimbursements(f) .............................................          4.29%
 Ratio of total expenses to average net assets including
  extraordinary expenses(f) .........................................            --
 Ratio of net investment income (loss) to average net assets(f) .....         (1.21)%
 Portfolio turnover rate ............................................           255%

                                                                                   ORBITEX EMERGING TECHNOLOGY FUND
                                                                      ----------------------------------------------------------
                                                                                          CLASS A SHARES(a)
                                                                      ----------------------------------------------------------
                                                                            YEAR ENDED          YEAR ENDED        PERIOD ENDED
                                                                       OCTOBER 31, 2001(b)   OCTOBER 31, 2000   OCTOBER 31, 1999
                                                                      --------------------- ------------------ -----------------
NET ASSET VALUE, BEGINNING OF YEAR ..................................           $9.96             $9.99(c)          $10.00
                                                                                -----             -----             ------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ................................................           (0.13)            (0.23)             (0.58)
 Net realized and unrealized gain (loss) on investments .............           (7.09)             0.20              20.56
                                                                                -----             -----             ------

 Total income (loss) from investment operations .....................           (7.22)            (0.03)             19.98
                                                                                -----             -----             ------
 Less distributions from net investment income ......................              --             (0.00)(d)             --
 Less distributions from net realized gain ..........................              --             (0.00)(d)             --
                                                                                -----             -----             ------
 Total distributions from net investment
  income and net realized gains .....................................              --             (0.00)                --
                                                                                -----             -----             ------
NET ASSET VALUE, END OF YEAR ........................................           $2.74             $9.96             $29.98
                                                                               ======             =====             ======
TOTAL RETURN(e) .....................................................          (72.49)%           (0.28)%           199.98%
                                                                               ======             =====             ======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .................................         $14,120           $78,680            $63,745
 Ratio of expenses to average net assets(f) .........................            3.60%             2.11%              2.76%
 Ratio of total expenses to average net assets before waivers
  and reimbursements(f) .............................................            3.97%             2.29%              2.76%
 Ratio of total expenses to average net assets including
  extraordinary expenses(f) .........................................            4.24%               --                 --
 Ratio of net investment income (loss) to average net assets(f) .....           (2.41)%           (1.59)%            (2.45)%
 Portfolio turnover rate ............................................             420%              107%               112%

-------------------

(a) The commencement of investment operations was November 16, 1998. This information prior to November 1, 2001 reflects the operations of the Monument Digital Technology Fund, which was reorganized into the Orbitex Emerging Technology Fund.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Net asset values at beginning of period have been restated to reflect a three for one stock split to shareholders of record on October 29, 1999, payable November 1, 1999.

(d)        Amount represents less than $0.01 per share.

(e) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(f)        Annualized for periods less than one year.


                                 Prospectus - 75

                                                                   ORBITEX EMERGING
                                                                    TECHNOLOGY FUND
                                                                  -------------------
                                                                   CLASS B SHARES(a)
                                                                  -------------------
                                                                      PERIOD ENDED
                                                                   APRIL 30, 2002(b)
                                                                  -------------------
NET ASSET VALUE, BEGINNING OF YEAR ..............................      $ 2.70
                                                                       ------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment income (loss) ...................................       (0.05)
 Net realized and unrealized gain (loss) on investments .........       (0.10)
                                                                       ------

 Total income (loss) from investment operations .................       (0.15)
                                                                       ------
 Less distributions from net investment income ..................          --
 Less distributions from net realized gains .....................          --
                                                                       ------
 Total distributions from net investment
  income and net realized gains .................................          --
                                                                       ------
NET ASSET VALUE, END OF YEAR ....................................      $ 2.55
                                                                       ======
TOTAL RETURN(e) .................................................       (5.56)%
                                                                        =====
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .............................      $2,984
 Ratio of expenses to average net assets(f) .....................        3.10%
 Ratio of total expenses to average net assets before waivers            4.90%
  and reimbursements(f) .........................................
 Ratio of total expenses to average net assets including
  extraordinary expenses(f) .....................................          --
 Ratio of net investment loss to average net assets(f) ..........       (1.50)%
 Portfolio turnover rate ........................................         255%

                                                                               ORBITEX EMERGING TECHNOLOGY FUND
                                                                  ----------------------------------------------------------
                                                                                      CLASS B SHARES(a)
                                                                  ----------------------------------------------------------
                                                                        YEAR ENDED          YEAR ENDED        PERIOD ENDED
                                                                   OCTOBER 31, 2001(b)   OCTOBER 31, 2000   OCTOBER 31, 1999
                                                                  --------------------- ------------------ -----------------
NET ASSET VALUE, BEGINNING OF YEAR ..............................        $ 9.87             $  9.98(c)          $27.09
                                                                         ------             -------             ------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment income (loss) ...................................         (0.17)              (0.30)             (0.06)
 Net realized and unrealized gain (loss) on investments .........         (7.00)               0.19               2.92
                                                                         ------             -------             ------

 Total income (loss) from investment operations .................         (7.17)              (0.11)              2.86
                                                                         ------             -------             ------
 Less distributions from net investment income ..................            --               (0.00)(d)             --
 Less distributions from net realized gains .....................            --               (0.00)(d)             --
                                                                         ------             -------             ------
 Total distributions from net investment
  income and net realized gains .................................            --               (0.00)                --
                                                                         ------             -------             ------
NET ASSET VALUE, END OF YEAR ....................................        $ 2.70             $  9.87             $29.95
                                                                         ======             =======             ======
TOTAL RETURN(e) .................................................        (72.64)%             (1.08)%            10.55%
                                                                         ======             =======             ======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .............................        $3,460             $17,399             $1,552
 Ratio of expenses to average net assets(f) .....................          4.14%               2.84%              2.40%
 Ratio of total expenses to average net assets before waivers              4.47%               3.22%              2.40%
  and reimbursements(f) .........................................
 Ratio of total expenses to average net assets including
  extraordinary expenses(f) .....................................          4.88%                 --                 --
 Ratio of net investment loss to average net assets(f) ..........         (3.09)%             (2.21)%            (3.23)%
 Portfolio turnover rate ........................................           420%                107%               112%

-------------------

(a) The commencement of investment operations was October 6, 1999. This information prior to November 1, 2001 reflects the operations of the Monument Digital Technology Fund, which was reorganized into the Orbitex Emerging Technology Fund.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Net asset values at beginning of period have been restated to reflect a three for one stock split to shareholders of record on October 29, 1999, payable November 1, 1999.

(d)        Amount represents less than $0.01 per share.

(e) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(f)        Annualized for periods less than one year.


                                 Prospectus - 76

                                                                             ORBITEX EMERGING
                                                                              TECHNOLOGY FUND
                                                                            -------------------
                                                                             CLASS C SHARES(a)
                                                                            -------------------
                                                                                PERIOD ENDED
                                                                             APRIL 30, 2002(b)
                                                                            -------------------
NET ASSET VALUE, BEGINNING OF YEAR ........................................      $ 2.72
                                                                                 ------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ......................................................       (0.05)
 Net realized and unrealized gain (loss) on investments ...................       (0.09)
                                                                                 ------

 Total income (loss) from investment operations ...........................       (0.14)
                                                                                 ------
 Less distributions from net investment income ............................          --
 Less distributions from net realized gains ...............................          --
 Less distributions in excess of net realized gain ........................          --
                                                                                 ------
 Total distributions from net investment income and net realized gains ....          --
                                                                                 ------
NET ASSET VALUE, END OF YEAR ..............................................      $ 2.58
                                                                                 ======
TOTAL RETURN(c) ...........................................................       (5.15)%
                                                                                 ======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .......................................      $   37
 Ratio of expenses to average net assets(d) ...............................        3.10%
 Ratio of total expenses to average net assets before waivers and
  reimbursements(d) .......................................................        4.98%
 Ratio of total expenses to average net assets including extraordinary
  expenses(d) .............................................................          --
 Ratio of net investment income (loss) to average net assets(d) ...........       (1.49)%
 Portfolio turnover rate ..................................................         255%

                                                                               ORBITEX EMERGING TECHNOLOGY FUND
                                                                            ---------------------------------------
                                                                                       CLASS C SHARES(a)
                                                                            ---------------------------------------
                                                                                  YEAR ENDED         PERIOD ENDED
                                                                             OCTOBER 31, 2001(b)   OCTOBER 31, 2000
                                                                            --------------------- -----------------
NET ASSET VALUE, BEGINNING OF YEAR ........................................       $  9.95           $ 13.32
                                                                                  -------           -------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ......................................................         (0.15)            (0.08)
 Net realized and unrealized gain (loss) on investments ...................         (7.08)            (3.29)
                                                                                  -------           -------

 Total income (loss) from investment operations ...........................         (7.23)            (3.37)
                                                                                  -------           -------
 Less distributions from net investment income ............................            --                --
 Less distributions from net realized gains ...............................            --                --
 Less distributions in excess of net realized gain ........................            --                --
                                                                                  -------           -------
 Total distributions from net investment income and net realized gains ....            --                --
                                                                                  -------           -------
NET ASSET VALUE, END OF YEAR ..............................................       $  2.72           $  9.95
                                                                                  =======           =======
TOTAL RETURN(c) ...........................................................        (72.66)%          (25.30)%
                                                                                  =======           =======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .......................................           $28               $93
 Ratio of expenses to average net assets(d) ...............................          4.21%             2.99%
 Ratio of total expenses to average net assets before waivers and
  reimbursements(d) .......................................................          4.47%             3.98%
 Ratio of total expenses to average net assets including extraordinary
  expenses(d) .............................................................          4.51%                -
 Ratio of net investment income (loss) to average net assets(d) ...........         (2.81)%           (2.46)%
 Portfolio turnover rate ..................................................           420%              107%

-------------------

(a) The commencement of investment operations was July 20, 2000. This information prior to November 1, 2001 reflects the operations of the Monument Digital Technology Fund, which was reorganized into the Orbitex Emerging Technology Fund.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.


                                 Prospectus - 77

                                                                                 ORBITEX HEALTH & BIOTECHNOLOGY FUND
                                                                      ----------------------------------------------------------
                                                                                            CLASS A SHARES
                                                                      ----------------------------------------------------------
                                                                           YEAR ENDED        YEAR ENDED         PERIOD ENDED
                                                                       APRIL 30, 2002(b)   APRIL 30, 2001   APRIL 30, 2000(a)(b)
                                                                      ------------------- ---------------- ---------------------
NET ASSET VALUE, BEGINNING OF YEAR ..................................       $ 16.53           $ 17.33             $ 10.00
                                                                            -------           -------             -------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ................................................         (0.26)            (0.32)              (0.21)
 Net realized and unrealized gain (loss) on investments .............         (1.33)             0.03                7.54(e)
                                                                            -------           -------             -------
 Total income (loss) from investment operations .....................         (1.59)            (0.29)               7.33
                                                                            -------           -------             -------
 Less distributions from net investment income ......................            --                --                  --
 Less distributions from net realized gain ..........................            --             (0.51)                 --
                                                                            -------           -------             -------
 Total distributions from net investment income and net realized gains           --             (0.51)                 --
                                                                            -------           -------             -------
NET ASSET VALUE, END OF YEAR ........................................       $ 14.94           $ 16.53             $ 17.33
                                                                            =======           =======             =======
TOTAL RETURN(c) .....................................................         (9.62)%          ( 2.36)%             73.30%
                                                                            =======           =======             =======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .................................       $52,964           $77,112            $ 66,418
 Ratio of expenses to average net assets(d) .........................          2.20%             2.00%               2.00%
 Ratio of expenses to average net assets before waivers and
  reimbursements(d) .................................................          2.31%             2.22%               3.02%
 Ratio of net investment loss to average net assets(d) ..............         (1.48)%           (1.55)%             (1.33)%
 Portfolio turnover rate ............................................           172%              255%                144%

-------------------

(a)        The commencement of investment operations was July 15, 1999.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.

(e) Per share amounts are not in accord with the aggregate net loss on investments for the period due to the timing of sales and redemptions for Fund shares in relation to fluctuating market values of the Fund's investment.


                                 Prospectus - 78

                                                                                 ORBITEX HEALTH & BIOTECHNOLOGY FUND
                                                                      ----------------------------------------------------------
                                                                                            CLASS B SHARES
                                                                      ----------------------------------------------------------
                                                                           YEAR ENDED        YEAR ENDED         PERIOD ENDED
                                                                       APRIL 30, 2002(b)   APRIL 30, 2001   APRIL 30, 2000(a)(b)
                                                                      ------------------- ---------------- ---------------------
NET ASSET VALUE, BEGINNING OF YEAR ..................................       $ 16.33           $ 17.28             $ 10.00
                                                                            -------           -------             -------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ................................................         (0.36)            (0.42)              (0.31)
 Net realized and unrealized gain (loss) on investments .............         (1.30)            (0.02)               7.59(e)
                                                                            -------           -------             -------
 Total income (loss) from investment operations .....................         (1.66)            (0.44)               7.28
                                                                            -------           -------             -------
 Less distributions from net investment income ......................            --                --                  --
 Less distributions from net realized gain ..........................            --             (0.51)                 --
                                                                            -------           -------             -------
 Total distributions from net investment income and net realized gains           --             (0.51)                 --
                                                                            -------           -------             -------
NET ASSET VALUE, END OF YEAR ........................................       $ 14.67           $ 16.33             $ 17.28
                                                                            =======           =======             =======
TOTAL RETURN(c) .....................................................        (10.17)%           (3.24)%             72.80%
                                                                            =======           =======             =======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .................................       $70,851           $89,831             $74,925
 Ratio of expenses to average net assets(d) .........................          2.79%             2.60%               2.60%
 Ratio of expenses to average net assets before waivers and
  reimbursements(d) .................................................          2.91%             2.81%               3.37%
 Ratio of net investment loss to average net assets(d) ..............         (2.08)%           (2.14)%             (1.94)%
 Portfolio turnover rate ............................................           172%              255%                144%

-------------------

(a)        The commencement of investment operations was July 15, 1999.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.

(e) Per share amounts are not in accord with the aggregate net loss on investments for the period due to the timing of sales and redemptions for Fund shares in relation to fluctuating market values of the Fund's investment.


                                 Prospectus - 79

                                                                                 ORBITEX HEALTH & BIOTECHNOLOGY FUND
                                                                      ----------------------------------------------------------
                                                                                            CLASS C SHARES
                                                                      ----------------------------------------------------------
                                                                           YEAR ENDED        YEAR ENDED         PERIOD ENDED
                                                                       APRIL 30, 2002(b)   APRIL 30, 2001   APRIL 30, 2000(a)(b)
                                                                      ------------------- ---------------- ---------------------
NET ASSET VALUE, BEGINNING OF YEAR ..................................   $ 16.33               $ 17.28             $ 16.33
                                                                        -------               -------             -------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ................................................    (0.36)                 (0.44)              (0.12)
 Net realized and unrealized gain (loss) on investments .............    (1.29)                  0.00(f)             1.07(e)
                                                                        -------               -------             -------
 Total income (loss) from investment operations .....................    (1.65)                 (0.44)               0.95
                                                                        -------               -------             -------
 Less distributions from net investment income ......................       --                     --                  --
 Less distributions from net realized gains .........................       --                  (0.51)                 --
                                                                        -------               -------             -------
 Total distributions from net investment income and net realized gains      --                  (0.51)                 --
                                                                        -------               -------             -------
NET ASSET VALUE, END OF YEAR ........................................   $ 14.68               $ 16.33             $ 17.28
                                                                        =======               =======             =======
TOTAL RETURN(c) .....................................................    (10.10)%              ( 3.07)%              5.82%
                                                                        =======               =======             =======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .................................   $31,406              $ 44,999             $38,393
 Ratio of expenses to average net assets(d) .........................      2.80%                 2.60%               2.60%
 Ratio of expenses to average net assets before waivers and
  reimbursements(d) .................................................      2.91%                 2.80%               3.00%
 Ratio of net investment loss to average net assets(d) ..............     (2.08)%               (2.15)%             (1.94)%
 Portfolio turnover rate ............................................       172%                  255%                144%

-------------------

(a)        The commencement of this class was January 18, 2000.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.

(e) Per share amounts are not in accord with the aggregate net loss on investments for the period due to the timing of sales and redemptions for Fund shares in fluctuating market values of the Fund's investment.

(f)        Amount represents less than $0.01 per share.


                                 Prospectus - 80

                                                ORBITEX ENERGY & BASIC MATERIALS FUND
                                                -------------------------------------
                                                           CLASS A SHARES
                                                ------------------------------------
                                                     YEAR ENDED        YEAR ENDED
                                                 APRIL 30, 2002(b)   APRIL 30, 2001
                                                ------------------- ----------------
NET ASSET VALUE, BEGINNING OF YEAR ............      $20.43           $18.62
                                                     ------           ------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
 Net investment income (loss) .................       (0.22)           (0.12)
 Net realized and unrealized gain (loss)
  on investments and foreign currency
  transactons .................................       (1.63)            3.18
                                                     ------           ------
 Total income (loss) from investment
  operations ..................................       (1.85)            3.06
                                                     ------           ------
 Less distributions from net investment
  income ......................................          --               --
 Less distributions from net realized gain ....       (1.54)           (1.25)
 Total distributions from net investment
  income and net realized gains ...............       (1.54)           (1.25)
                                                     ------           ------
NET ASSET VALUE, END OF YEAR ..................      $17.04           $20.43
                                                     ======           ======
TOTAL RETURN(c) ...............................       (7.14)%          18.83%
                                                     ======           ======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ...........      $4,490           $8,163
 Ratio of expenses to average net
  assets(d) ...................................        2.29%            2.00%
 Ratio of total expenses to average net
  assets before waivers and
  reimbursements(d) ...........................        3.86%            3.73%
 Ratio of net investment income (loss) to
  average net assets(d) .......................       (1.39)%          (0.93)%
 Portfolio turnover rate ......................         835%             476%

                                                          ORBITEX ENERGY & BASIC MATERIALS FUND
                                                ----------------------------------------------------------
                                                                      CLASS A SHARES
                                                ----------------------------------------------------------
                                                     YEAR ENDED          YEAR ENDED        PERIOD ENDED
                                                 APRIL 30, 2000(b)   APRIL 30, 1999(b)   APRIL 30, 1998(a)
                                                ------------------- ------------------- ------------------
NET ASSET VALUE, BEGINNING OF YEAR ............      $14.92               $16.54            $15.00
                                                     ------               ------            ------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
 Net investment income (loss) .................       (0.07)                0.00(f)           0.38(e)
 Net realized and unrealized gain (loss)
  on investments and foreign currency
  transactons .................................        3.77                (1.25)             1.22
                                                     ------               ------            ------
 Total income (loss) from investment
  operations ..................................        3.70                (1.25)             1.60
                                                     ------               ------            ------
 Less distributions from net investment
  income ......................................          --                (0.37)            (0.03)
 Less distributions from net realized gain ....          --                 0.00(f)          (0.03)
 Total distributions from net investment
  income and net realized gains ...............          --                (0.37)            (0.06)
                                                     ------               ------            ------
NET ASSET VALUE, END OF YEAR ..................      $18.62               $14.92            $16.54
                                                     ======               ======            ======
TOTAL RETURN(c) ...............................       24.80%               (6.86)%           10.74%
                                                     ======               ======            ======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ...........      $3,658               $4.286            $5,698
 Ratio of expenses to average net
  assets(d) ...................................        2.00%                2.19%             2.45%
 Ratio of total expenses to average net
  assets before waivers and
  reimbursements(d) ...........................        4.80%                8.76%             9.27%
 Ratio of net investment income (loss) to
  average net assets(d) .......................       (0.48)%               0.00%             6.12%(e)
 Portfolio turnover rate ......................         735%                 921%              519%

-------------------

(a)        The commencement of investment operations was October 22, 1997.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.

(e) Net investment income per share and the net investment income ratio would have been lower without a certain investment strategy followed by the Adviser.

(f)        Amount represents less than $0.01 per share.


                                 Prospectus - 81

                                                                       ORBITEX ENERGY & BASIC MATERIALS FUND
                                                                       -------------------------------------
                                                                                  CLASS B SHARES
                                                                       ------------------------------------
                                                                            YEAR ENDED        YEAR ENDED
                                                                        APRIL 30, 2002(b)   APRIL 30, 2001
                                                                       ------------------- ----------------
NET ASSET VALUE, BEGINNING OF YEAR ...................................      $20.26              $18.58
                                                                            ------              ------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss .................................................       (0.31)              (0.18)
 Net realized and unrealized gain (loss) on investments and foreign
  currency transactions ..............................................       (1.68)               3.11
                                                                            ------              ------
 Total income (loss) from investment operations ......................       (1.99)               2.93
                                                                            ------              ------
 Less distributions from net investment income .......................          --                  --
 Less distributions from net realized gain ...........................       (1.54)              (1.25)
                                                                            ------              ------
 Total distributions from net investment income and net realized
  gains ..............................................................       (1.54)              (1.25)
                                                                            ------              ------
NET ASSET VALUE, END OF YEAR .........................................      $16.73              $20.26
                                                                            ======              ======
TOTAL RETURN(c) ......................................................       (7.91)%             18.15%
                                                                            ======              ======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ..................................      $4,977              $6,317
 Ratio of expenses to average net assets(d) ..........................        2.90%               2.60%
 Ratio of total expenses to average net assets before waivers and
  reimbursements(d) ..................................................        4.53%               4.32%
 Ratio of net investment loss to average net assets(d) ...............       (2.01)%             (1.50)%
 Portfolio turnover rate .............................................         835%                476%

                                                                         ORBITEX ENERGY & BASIC MATERIALS FUND
                                                                       -----------------------------------------
                                                                                    CLASS B SHARES
                                                                       -----------------------------------------
                                                                            YEAR ENDED          PERIOD ENDED
                                                                        APRIL 30, 2000(b)   APRIL 30, 1999(a)(b)
                                                                       ------------------- ---------------------
NET ASSET VALUE, BEGINNING OF YEAR ...................................      $14.98                 $12.22
                                                                            ------                 ------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss .................................................       (0.18)                 (0.05)
 Net realized and unrealized gain (loss) on investments and foreign
  currency transactions ..............................................        3.78                   3.21(e)
                                                                            ------                 ------
 Total income (loss) from investment operations ......................        3.60                   3.16
                                                                            ------                 ------
 Less distributions from net investment income .......................          --                  (0.40)
 Less distributions from net realized gain ...........................          --                   0.00(f)
                                                                            ------                 ------
 Total distributions from net investment income and net realized
  gains ..............................................................          --                  (0.40)
                                                                            ------                 ------
NET ASSET VALUE, END OF YEAR .........................................      $18.58                 $14.98
                                                                            ======                 ======
TOTAL RETURN(c) ......................................................       24.03%                 26.92%
                                                                            ======                 ======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ..................................      $2,377                   $408
 Ratio of expenses to average net assets(d) ..........................        2.60%                  2.40%
 Ratio of total expenses to average net assets before waivers and
  reimbursements(d) ..................................................        4.67%                  8.49%
 Ratio of net investment loss to average net assets(d) ...............       (1.12)%                (0.66)%
 Portfolio turnover rate .............................................         735%                   921%

-------------------

(a)        The commencement of this class was September 21, 1998.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.

(e) Net investment income per share and the net investment income ratio would have been lower without a certain investment strategy followed by the Adviser.

(f)        Amount represents less than $0.01 per share.


                                 Prospectus - 82

                                                                              ORBITEX FINANCIAL SERVICES FUND
                                                                           --------------------------------------
                                                                                       CLASS A SHARES
                                                                           --------------------------------------
                                                                                YEAR ENDED        PERIOD ENDED
                                                                            APRIL 30, 2002(b)   APRIL 30, 2001(a)
                                                                           ------------------- ------------------
NET ASSET VALUE, BEGINNING OF YEAR .......................................       $ 10.92           $ 10.00
                                                                                 -------           -------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment (loss) ...................................................         (0.08)            (0.01)
 Net realized and unrealized gain (loss) on investments ..................          0.56             (0.98)
                                                                                 -------           -------
 Total income (loss) from investment operations ..........................          0.48             (0.97)
                                                                                 -------           -------
 Less distributions from net investment income ...........................            --                --
 Less distributions from net realized gain ...............................            --             (0.05)
 Total distributions from net investment income and net realized gains ...            --             (0.05)
                                                                                 -------           -------
NET ASSET VALUE, END OF YEAR .............................................       $ 11.40           $ 10.92
                                                                                 =======           =======
TOTAL RETURN(c) ..........................................................          4.40%             9.71%
                                                                                 =======           =======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ......................................        $2,956            $5,883
 Ratio of expenses to average net assets(d) ..............................          2.30%             2.00%
 Ratio of expenses to average net assets before waivers and
    reimbursements(d) ....................................................          4.96%             4.65%
 Ratio of net investment loss to average net assets(d) ...................         (0.74)%           (0.13)%
 Portfolio turnover rate .................................................            55%               21%

-------------------

(a)        The commencement of investment operations was August 1, 2000.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assumes no sales charge. Had the Adviser and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.


                                 Prospectus - 83

                                                                              ORBITEX FINANCIAL SERVICES FUND
                                                                           --------------------------------------
                                                                                       CLASS B SHARES
                                                                           --------------------------------------
                                                                                YEAR ENDED        PERIOD ENDED
                                                                            APRIL 30, 2002(b)   APRIL 30, 2001(a)
                                                                           ------------------- ------------------
NET ASSET VALUE, BEGINNING OF YEAR .......................................       $ 10.88           $ 10.00
                                                                                 -------           -------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment (loss) ...................................................         (0.15)            (0.04)
 Net realized and unrealized gain (loss) on investments ..................          0.57              0.97
                                                                                 -------           -------
 Total income (loss) from investment operations ..........................          0.42              0.93
                                                                                 -------           -------
 Less distributions from net investment income ...........................            --                --
 Less distributions from net realized gain ...............................            --             (0.05)
 Total distributions from net investment income and net realized gains ...            --             (0.05)
                                                                                 -------           -------
NET ASSET VALUE, END OF YEAR .............................................       $ 11.30           $ 10.88
                                                                                 =======           =======
TOTAL RETURN(c) ..........................................................          3.86%             9.31%
                                                                                 =======           =======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ......................................       $ 2,895            $4,419
 Ratio of expenses to average net assets(d) ..............................          2.94%             2.60%
 Ratio of expenses to average net assets before waivers and
  reimbursements(d).......................................................          5.60%             5.32%
 Ratio of net investment loss to average net assets(d) ...................         (1.39)%           (0.73)%
 Portfolio turnover rate .................................................            55%               21%

-------------------

(a)        The commencement of investment operations was August 1, 2000.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assumes no sales charge. Had the Adviser and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.


                                 Prospectus - 84

                                                                              ORBITEX FINANCIAL SERVICES FUND
                                                                           --------------------------------------
                                                                                       CLASS C SHARES
                                                                           --------------------------------------
                                                                                YEAR ENDED        PERIOD ENDED
                                                                            APRIL 30, 2002(b)   APRIL 30, 2001(a)
                                                                           ------------------- ------------------
NET ASSET VALUE, BEGINNING OF YEAR .......................................       $ 10.89            $ 10.00
                                                                                 -------            -------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment (loss) ...................................................         (0.17)             (0.03)
 Net realized and unrealized gain (loss) on investments ..................          0.57               0.97
                                                                                 -------            -------
 Total income (loss) from investment operations ..........................          0.40               0.94
                                                                                 -------            -------
 Less distributions from net investment income ...........................            --                 --
 Less distributions from net realized gain ...............................            --              (0.05)
 Total distributions from net investment income and net realized gains ...            --              (0.05)
                                                                                 -------            -------
NET ASSET VALUE, END OF YEAR .............................................       $ 11.29            $ 10.89
                                                                                 =======            =======
TOTAL RETURN(c) ..........................................................          3.67%              9.41%
                                                                                 =======            =======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ......................................          $487               $609
 Ratio of expenses to average net assets(d) ..............................          3.08%              2.60%
 Ratio of expenses to average net assets before waivers
  and reimbursements(d) ..................................................          5.75%              5.17%
 Ratio of net investment loss to average net assets(d) ...................         (1.54)%            (0.72)%
 Portfolio turnover rate .................................................            55%                21%

-------------------

(a)        The commencement of investment operations was August 1, 2000.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assumes no sales charge. Had the Adviser and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.


                                 Prospectus - 85

                                               ORBITEX MEDICAL SCIENCES FUND
                                         -----------------------------------------
                                                     CLASS A SHARES(a)
                                         -----------------------------------------
                                             PERIOD ENDED          YEAR ENDED
                                          APRIL 30, 2002(b)   OCTOBER 31, 2001(b)
                                         ------------------- ---------------------
NET ASSET VALUE, BEGINNING OF YEAR            $    7.30           $   10.40(c)
                                              ---------           ---------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
 Net investment income (loss) ..........         ( 0.08)             ( 0.25)
 Net realized and unrealized gain
  (loss) on investments ................         ( 1.96)             ( 2.85)
                                              ---------           ---------
 Total income (loss) from
  investment operations ................         ( 2.04)             ( 3.10)
                                              ---------           ---------
 Less distributions from net
  investment income ....................             --                  --
 Less distributions from net
  realized gain ........................             --                  --
                                              ---------           ---------
 Total distributions from net
  investment income and net
  realized gains .......................             --                  --
                                              ---------           ---------
NET ASSET VALUE, END OF YEAR ...........      $    5.26           $    7.30
                                              =========           =========
TOTAL RETURN(e) ........................         (27.95)%            (29.81)%
                                                                  =========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's).....      $   8,125           $  12,949
 Ratio of expenses to average net
  assets(f) ............................           2.50%               3.66%
 Ratio of total expenses to average
  net assets before waivers and
  reimbursements(f) ....................           3.18%               3.89%
 Ratio of total expenses to average
  net assets including
  extraordinary expenses(f) ............             --                4.08%
 Ratio of net investment income
  (loss) to average net assets(f) ......         ( 2.27)%             (2.76)%
 Portfolio turnover rate ...............             70%                185%

                                                      ORBITEX MEDICAL SCIENCES FUND
                                         -------------------------------------------------------
                                                            CLASS A SHARES(a)
                                         -------------------------------------------------------
                                             YEAR ENDED         YEAR ENDED        PERIOD ENDED
                                          OCTOBER 31, 2000   OCTOBER 31, 1999   OCTOBER 31, 1998
                                         ------------------ ------------------ -----------------
NET ASSET VALUE, BEGINNING OF YEAR           $   16.11           $  10.32          $ 10.00
                                             ---------           --------          -------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
 Net investment income (loss) ..........         (0.23)             (0.10)            0.04
 Net realized and unrealized gain
  (loss) on investments ................         15.75               5.89             0.28
                                             ---------           --------          -------
 Total income (loss) from
  investment operations ................         15.52               5.79             0.32
                                             ---------           --------          -------
 Less distributions from net
  investment income ....................         (0.00)(d)             --               --
 Less distributions from net
  realized gain ........................         (0.43)                --               --
                                             ---------           --------          -------
 Total distributions from net
  investment income and net
  realized gains .......................         (0.43)                --               --
                                             ---------           --------          -------
NET ASSET VALUE, END OF YEAR ...........     $   31.20           $  16.11          $ 10.32
                                             =========           ========          =======
TOTAL RETURN(e) ........................         98.43%             56.11%            3.20%
                                             =========           ========          =======
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's).....     $  26,565           $  1,401          $   214
 Ratio of expenses to average net
  assets(f) ............................          2.02%              1.87%            0.00%
 Ratio of total expenses to average
  net assets before waivers and
  reimbursements(f) ....................          2.85%             16.73%           51.07%
 Ratio of total expenses to average
  net assets including
  extraordinary expenses(f) ............            --                 --               --

 Ratio of net investment income
  (loss) to average net assets(f) ......         (0.82)%            (1.00)%           0.66%
 Portfolio turnover rate ...............           141%                61%              82%

-------------------

(a) The commencement of investment operations was January 6, 1998. This information prior to November 1, 2001 reflects the operations of the Monument Medical Sciences Fund, which was reorganized into the Orbitex Medical Sciences Fund.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Net asset values at beginning of period have been restated to reflect a three for one stock split to shareholders of record on December 14, 2000, payble December 15, 2000.

(d)        Amount represents less than $0.01 per share.

(e) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor, Administrator and Custodian not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(f)        Annualized for periods less than one year.


                                 Prospectus - 86

                                                                ORBITEX MEDICAL
                                                                 SCIENCES FUND
                                                              -------------------
                                                               CLASS B SHARES(a)
                                                              -------------------
                                                                  PERIOD ENDED
                                                               APRIL 30, 2002(b)
                                                              -------------------
NET ASSET VALUE, BEGINNING OF PERIOD ........................      $    7.20
                                                                   ---------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ........................................          (0.10)
 Net realized and unrealized gain (loss) on investments......          (1.93)
                                                                   ---------
 Total income (loss) from investment operations .............          (2.03)
                                                                   ---------
 Less distributions from net investment income ..............             --
 Less distributions from net realized gains .................             --
                                                                   ---------
 Total distributions from net investment income and net
  realized gains ............................................             --
                                                                   ---------
NET ASSET VALUE, END OF PERIOD ..............................      $    5.17
                                                                   =========
TOTAL RETURN(e) .............................................         (28.19)%
                                                                   =========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .........................      $   5,456
 Ratio of expenses to average net assets(f) .................           3.10%
 Ratio of total expenses to average net assets before                   3.78%
  waivers and reimbursements(f) .............................
 Ratio of total expenses to average net assets including                  --
  extraordinary expenses(f) .................................
 Ratio of net investment income (loss) to average net                  (2.87)%
  assets(f) .................................................
 Portfolio turnover rate ....................................             70%

                                                                            ORBITEX MEDICAL SCIENCES FUND
                                                              ----------------------------------------------------------
                                                                                  CLASS B SHARES(a)
                                                              ----------------------------------------------------------
                                                                    YEAR ENDED          YEAR ENDED        PERIOD ENDED
                                                               OCTOBER 31, 2001(b)   OCTOBER 31, 2000   OCTOBER 31, 1999
                                                              --------------------- ------------------ -----------------
NET ASSET VALUE, BEGINNING OF PERIOD ........................      $   10.32(c)         $   16.11          $  16.95
                                                                   ---------            ---------          --------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ........................................          (0.30)               (0.40)            (0.01)
 Net realized and unrealized gain (loss) on investments......          (2.82)               15.67             (0.83)
                                                                   ---------            ---------          --------
 Total income (loss) from investment operations .............          (3.12)               15.27             (0.84)
                                                                   ---------            ---------          --------
 Less distributions from net investment income ..............             --                (0.00)(d)            --
 Less distributions from net realized gains .................             --                (0.43)               --
                                                                   ---------            ---------          --------
 Total distributions from net investment income and net
  realized gains ............................................             --                (0.43)               --
                                                                   ---------            ---------          --------
NET ASSET VALUE, END OF PERIOD ..............................      $    7.20            $   30.95          $  16.11
                                                                   =========            =========          ========
TOTAL RETURN(e) .............................................         (30.23)%              96.85%            (4.98)%
                                                                   =========            =========          ========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .........................      $   8,672            $  16,568          $    25
 Ratio of expenses to average net assets(f) .................           4.21%                2.61%            2.40%
 Ratio of total expenses to average net assets before                   4.42%                3.42%           17.43%
  waivers and reimbursements(f) .............................
 Ratio of total expenses to average net assets including                4.66%                  --               --
  extraordinary expenses(f) .................................
 Ratio of net investment income (loss) to average net                  (3.36)%              (1.39)%          (1.51)%
  assets(f) .................................................
 Portfolio turnover rate ....................................            185%                 141%              61%

-------------------

(a) The commencement of investment operations was October 12, 1999. This information prior to November 1, 2001 reflects the operations of the Monument Medical Sciences Fund, which was reorganized into the Orbitex Medical Sciences Fund.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Net asset values at beginning of period have been restated to reflect a three for one stock split to shareholders of record on December 14, 2000, payable December 15, 2000.

(d)        Amount represents less than $0.01 per share.

(e) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor, Administrator and Custodian not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(f)        Annualized for periods less than one year.


                                 Prospectus - 87

                                                                                          ORBITEX MEDICAL
                                                                                           SCIENCES FUND
                                                                                        -------------------
                                                                                         CLASS C SHARES(a)
                                                                                        -------------------
                                                                                            PERIOD ENDED
                                                                                         APRIL 30, 2002(b)
                                                                                        -------------------
NET ASSET VALUE, BEGINNING OF YEAR ....................................................      $    7.28
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment (loss) ................................................................          (0.10)
 Net realized and unrealized gain (loss) on investments. ..............................          (1.97)
 Total income (loss) from investment operations .......................................          (2.07)
                                                                                             ---------
 Less distributions from net investment income ........................................             --
 Less distributions from net realized gain ............................................             --
 Less distributions in excess of net realized gains ...................................             --
                                                                                             ---------
 Total distributions from net investment income and net realized gains ................             --
                                                                                             ---------
NET ASSET VALUE, END OF YEAR ..........................................................      $    5.21
                                                                                             =========
TOTAL RETURN(d) .......................................................................         (28.43)%
                                                                                             =========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ...................................................      $     154
 Ratio of expenses to average net assets(e) ...........................................           3.10%
 Ratio of total expenses to average net assets before waivers and                                 3.85%
  reimbursements(e) ...................................................................
 Ratio of total expenses to average net assets including extraordinary expenses(e).....             --
 Ratio of net investment loss to average net assets(e) ................................          (2.87)%
 Portfolio turnover rate ..............................................................             70%

                                                                                             ORBITEX MEDICAL SCIENCES FUND
                                                                                        ---------------------------------------
                                                                                                   CLASS C SHARES(a)
                                                                                        ---------------------------------------
                                                                                              YEAR ENDED         PERIOD ENDED
                                                                                         OCTOBER 31, 2001(b)   OCTOBER 31, 2000
                                                                                        --------------------- -----------------
NET ASSET VALUE, BEGINNING OF YEAR ....................................................      $   10.37(c)         $  30.05
                                                                                             ---------            --------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment (loss) ................................................................          (0.29)              (0.23)
 Net realized and unrealized gain (loss) on investments. ..............................          (2.80)               1.29
                                                                                             ---------            --------
 Total income (loss) from investment operations .......................................          (3.09)               1.06
                                                                                             ---------            --------
 Less distributions from net investment income ........................................             --                  --
 Less distributions from net realized gain ............................................             --                  --
 Less distributions in excess of net realized gains ...................................             --                  --
                                                                                             ---------            --------
 Total distributions from net investment income and net realized gains ................             --                  --
                                                                                             ---------            --------
NET ASSET VALUE, END OF YEAR ..........................................................      $    7.28            $  31.11
                                                                                             =========            ========
TOTAL RETURN(d) .......................................................................         (29.80)%              3.53%
                                                                                             =========            ========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ...................................................      $      80            $     47
 Ratio of expenses to average net assets(e) ...........................................           4.42%               3.00%
 Ratio of total expenses to average net assets before waivers and                                 4.59%               3.82%
  reimbursements(e) ...................................................................
 Ratio of total expenses to average net assets including extraordinary expenses(e).....           4.70%                 --
 Ratio of net investment loss to average net assets(e) ................................          (3.42)%             (2.16)%
 Portfolio turnover rate ..............................................................            185%                141%

-------------------

(a) The commencement of this class was July 20, 2000. This information prior to November 1, 2001 reflects the operations of the Monument Medical Sciences Fund, which was reorganized into the Orbitex Medical Sciences Fund.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Net asset values at beginning of period have been restated to reflect a three form one stock split to shareholders of record on December 14, 2000, payable December 15, 2000.

(d) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser and Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(e)        Annualized for periods less than one year.


                                 Prospectus - 88

                                                             ORBITEX FOCUS 30 FUND
                                                      ------------------------------------
                                                                 CLASS A SHARES
                                                      ------------------------------------
                                                           YEAR ENDED        YEAR ENDED
                                                       APRIL 30, 2002(b)   APRIL 30, 2001
                                                      ------------------- ----------------
NET ASSET VALUE, BEGINNING OF YEAR ..................      $  14.33        $  19.17
                                                           --------        --------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ................................         (0.95)          (0.18)
 Net realized and unrealized gain (loss) on
  investments .......................................         (1.03)          (1.80)
                                                           --------        --------
 Total income (loss) from investment operations .....         (1.98)          (1.98)
                                                           --------        --------
 Less distributions from net investment income ......            --              --
 Less distributions from net realized gain ..........         (0.35)          (2.86)
 Less distributions from capital ....................         (0.06)             --
                                                           --------        --------
 Total distributions from net investment income,
  net realized gains and capital ....................         (0.41)          (2.86)
                                                           --------        --------
NET ASSET VALUE, END OF YEAR ........................      $  11.94        $  14.33
                                                           ========        ========
TOTAL RETURN(c) .....................................        (13.82)%        (10.35)%
                                                           ========        ========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .................      $    380        $    946
 Ratio of expenses to average net assets(d)(e) ......          8.88%           2.78%
 Ratio of total expenses to average net assets
  before waivers and reimbursements(d) ..............      $  11.03%           4.64%
 Ratio of net investment loss to average net
  assets(d) .........................................         (7.15)%         (1.32)%
 Portfolio turnover rate ............................             1%             43%

                                                               ORBITEX FOCUS 30 FUND
                                                      ----------------------------------------
                                                                   CLASS A SHARES
                                                      ----------------------------------------
                                                        SIX MONTHS ENDED      PERIOD ENDED
                                                       APRIL 30, 2000(b)   OCTOBER 31, 1999(a)
                                                      ------------------- --------------------
NET ASSET VALUE, BEGINNING OF YEAR ..................      $  21.96             $  22.76
                                                           --------             --------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ................................         (0.71)               (0.08)
 Net realized and unrealized gain (loss) on
  investments .......................................          1.17                (0.72)
                                                           --------             --------
 Total income (loss) from investment operations .....          0.46                (0.80)
                                                           --------             --------
 Less distributions from net investment income ......            --                   --
 Less distributions from net realized gain ..........         (3.25)                  --
 Less distributions from capital ....................            --                   --
                                                           --------             --------
 Total distributions from net investment income,
  net realized gains and capital ....................         (3.25)                  --
                                                           --------             --------
NET ASSET VALUE, END OF YEAR ........................      $  19.17             $  21.96
                                                           ========             ========
TOTAL RETURN(c) .....................................          1.36%               (3.51)%
                                                           ========             ========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .................      $  1,126             $     60
 Ratio of expenses to average net assets(d)(e) ......          8.35%                3.58%
 Ratio of total expenses to average net assets
  before waivers and reimbursements(d) ..............         10.75%                6.22%
 Ratio of net investment loss to average net
  assets(d) .........................................         (7.19)%              (2.60)%
 Portfolio turnover rate ............................            30%                  61%

-------------------

(a)        The commencement of this class was July 12, 1999.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator and Custodian not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.

(e) Ratio includes amounts relating to the litigation expenses and litigation settlement costs recognized in the period. If such expenses had not been incurred, the ratios of expenses to average net assets would be 1.67%, 1.36%, 1.13% and 1.00%, respectively.


                                 Prospectus - 89

                                                             ORBITEX FOCUS 30 FUND
                                                      ------------------------------------
                                                                 CLASS B SHARES
                                                      ------------------------------------
                                                           YEAR ENDED        YEAR ENDED
                                                       APRIL 30, 2002(b)   APRIL 30, 2001
                                                      ------------------- ----------------
NET ASSET VALUE, BEGINNING OF YEAR ..................      $  14.18           $  19.12
                                                           --------           --------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ................................         (1.29)             (0.14)
 Net realized and unrealized gain (loss) on
  investments .......................................         (0.73)             (1.94)
                                                           --------           --------
 Total income (loss) from investment operations .....         (2.02)             (2.08)
                                                           --------           --------
 Less distributions from net investment income ......            --                 --
 Less distributions from net realized gain ..........         (0.35)             (2.86)
 Less distributions from capital ....................         (0.06)                --
                                                           --------           --------
 Total distributions from net investment income,
  net realized gains and capital ....................         (0.41)             (2.86)
                                                           --------           --------
NET ASSET VALUE, END OF YEAR ........................      $  11.75           $  14.18
                                                           ========           ========
TOTAL RETURN(c) .....................................        (14.25)%           (10.96)%
                                                           ========           ========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .................      $  1,901           $    935
 Ratio of expenses to average net assets(d)(e) ......         11.89%              3.29%
 Ratio of expenses to average net assets before
  waivers and reimbursements(d) .....................      $  14.09%              5.12%
 Ratio of net investment loss to average net
  assets(d) .........................................        (10.22)%            (1.84)%
 Portfolio turnover rate ............................             1%                43%

                                                               ORBITEX FOCUS 30 FUND
                                                      ----------------------------------------
                                                                   CLASS B SHARES
                                                      ----------------------------------------
                                                        SIX MONTHS ENDED      PERIOD ENDED
                                                       APRIL 30, 2000(b)   OCTOBER 31, 1999(a)
                                                      ------------------- --------------------
NET ASSET VALUE, BEGINNING OF YEAR ..................      $   21.94            $  22.76
                                                           ---------            --------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ................................          (1.22)              (0.10)
 Net realized and unrealized gain (loss) on
  investments .......................................           1.65               (0.72)
                                                           ---------            --------
 Total income (loss) from investment operations .....           0.43               (0.82)
                                                           ---------            --------
 Less distributions from net investment income ......             --                  --
 Less distributions from net realized gain ..........          (3.25)                 --
 Less distributions from capital ....................             --                  --
                                                           ---------            --------
 Total distributions from net investment income,
  net realized gains and capital ....................          (3.25)                 --
                                                           ---------            --------
NET ASSET VALUE, END OF YEAR ........................      $   19.12            $  21.94
                                                           =========            ========
TOTAL RETURN(c) .....................................           1.22%              (3.60)%
                                                           =========            ========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) .................      $     914            $     10
 Ratio of expenses to average net assets(d)(e) ......          13.22%               4.58%
 Ratio of expenses to average net assets before
  waivers and reimbursements(d) .....................          15.62%               7.28%
 Ratio of net investment loss to average net
  assets(d) .........................................         (12.23)%            ( 3.53)%
 Portfolio turnover rate ............................             30%                 61%

-------------------

(a)        The commencement of this class was July 12, 1999.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator and Custodian not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.

(e) Ratio includes amounts relating to the litigation expenses and litigation settlement costs recognized in the period. If such expenses had not been incurred, the ratios of expenses to average net assets would be 2.40%, 1.91%, 1.74% and 1.60%, respectively.


                                 Prospectus - 90

                                                        ORBITEX FOCUS 30 FUND
                                                -------------------------------------
                                                         CLASS D SHARES (a)
                                                -------------------------------------
                                                     YEAR ENDED         YEAR ENDED
                                                APRIL 30, 2002(b)   APRIL 30, 2001
                                                ------------------- -----------------
NET ASSET VALUE, BEGINNING OF YEAR ............     $    14.41         $    19.21
                                                    ----------         ----------
INCOME (LOSS) FROM INVESTMENT
operations:
 Net investment income (loss) .................           0.97              (0.20)
 Net realized and unrealized gain (loss)
  on investments ..............................          (0.98)             (1.74)
                                                    ----------         ----------
 Total income (loss) from investment
  operations ..................................          (1.95)             (1.94)
                                                    ----------         ----------
 Less distributions from net investment
  income ......................................             --                 --
 Less distributions in excess of net
  investment income ...........................             --                 --
 Less distributions from net realized gain               (0.35)             (2.86)
 Less distributions from capital ..............          (0.06)                --
                                                    ----------         ----------
 Total distributions from net investment
  income, net realized gains and capital.......          (0.41)             (2.86)
                                                    ----------         ----------
NET ASSET VALUE, END OF YEAR ..................     $    12.05         $    14.41
                                                    ==========         ==========
TOTAL RETURN(c) ...............................         (13.53)%           (10.12)%
                                                    ==========         ==========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ...........     $    6,614         $    9,298
 Ratio of expenses to average net assets ......           9.02%(e)           2.42%(e)
 Ratio of expenses to average net assets
  before waivers and reimbursements ...........          11.19%              4.39%
 Ratio of net investment income (loss) to
  average net assets ..........................          (7.32)%            (0.97)%
 Portfolio turnover rate ......................              1%                43%

                                                                       ORBITEX FOCUS 30 FUND
                                                -----------------------------------------------------------------------
                                                                         CLASS D SHARES (a)
                                                -----------------------------------------------------------------------
                                                      SIX MONTHS ENDED                YEAR ENDED OCTOBER 31,
                                                ---------------------------  ------------------------------------------
                                                     APRIL 30, 2000(b)           1999           1998         1997
                                                ---------------------------      ----           ----         ----
NET ASSET VALUE, BEGINNING OF YEAR ............        $   21.97                $   19.02     $   17.21    $   14.13
                                                       ---------                ---------     ---------    ---------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
 Net investment income (loss) .................            (0.21)                   (0.27)         0.32         0.18
 Net realized and unrealized gain (loss)
  on investments ..............................             0.70                     4.62          2.54         3.34
                                                       ---------                ---------     ---------    ---------
 Total income (loss) from investment
  operations ..................................             0.49                     4.35          2.86         3.52
                                                       ---------                ---------     ---------    ---------
 Less distributions from net investment
  income ......................................               --                       --         (0.27)       (0.18)
 Less distributions in excess of net
  investment income ...........................               --                       --            --        (0.11)
 Less distributions from net realized gain                 (3.25)                   (1.40)        (0.78)       (0.15)
 Less distributions from capital ..............               --                       --            --           --
                                                       ---------                ---------     ---------     ---------
 Total distributions from net investment
  income, net realized gains and capital.......            (3.25)                   (1.40)        (1.05)        (0.44)
                                                       ---------                ---------     ---------     ---------
NET ASSET VALUE, END OF YEAR ..................        $   19.21                $   21.97     $   19.02     $   17.21
                                                       =========                =========     =========     =========
TOTAL RETURN(c) ...............................             1.50%                   24.08%        17.13%        25.18%
                                                       =========                =========     =========     =========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ...........        $  14,074                $  18,429     $  29,535     $  21,127
 Ratio of expenses to average net assets ......             3.38%(d)(e)              3.11%(e)      0.18%         0.42%
 Ratio of expenses to average net assets
  before waivers and reimbursements ...........             5.65%(d)                 4.41%         0.91%         1.05%
 Ratio of net investment income (loss) to
  average net assets ..........................           (2.06)%(d)                (1.41)%        1.60%         1.51%
 Portfolio turnover rate ......................              30%                       61%          196%          265%

-------------------

(a) The information prior to July 12, 1999 reflects the operations of the ASM Index 30 Fund, Inc., which was reorganized into Class D shares of the Orbitex Focus 30 Fund.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions. Had the Adviser, Administrator and Custodian not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.

(e) Ratio includes amounts relating to the general operating expense and litigation expenses and litigation settlement costs recognized as a result of the termination of the investment advisory agreement with the former Adviser. If such expenses had not been incurred, the ratio of expenses to average net assets for the years ended April 30, 2002 and April 30, 2001, the six months ended April 30, 2000 and the year ended October 31, 1999 would have been 1.31%, 0.95%, 0.70% and 1.03%, respectively.


                                 Prospectus - 91

                                                         ORBITEX GROWTH FUND
                                                 ------------------------------------
                                                            CLASS A SHARES
                                                 ------------------------------------
                                                      YEAR ENDED        YEAR ENDED
                                                  APRIL 30, 2002(b)   APRIL 30, 2001
                                                 ------------------- ----------------
NET ASSET VALUE, BEGINNING OF YEAR .............      $   24.28         $   31.19
                                                      ---------         ---------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
 Net investment income (loss) ..................          (0.30)            (0.53)
 Net realized and unrealized gain (loss) on
  investments ..................................          (4.23)            (6.38)
                                                      ---------         ---------
 Total income (loss) from investment
  operations ...................................          (4.53)            (6.91)
                                                      ---------         ---------
 Less distributions from net investment
  income .......................................             --                --
 Less distributions from net realized gain .....             --                --
 Less distributions in excess of net realized
  gains ........................................             --                --
                                                      ---------         ---------
 Total distributions from net investment
  income and net realized gains ................             --                --
                                                      ---------         ---------
NET ASSET VALUE, END OF YEAR ...................      $   19.75         $   24.28
                                                      =========         =========
TOTAL RETURN(c) ................................         (18.66)%          (22.15)%
                                                      =========         =========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ............      $   8,405         $  14,538
 Ratio of expenses to average net
  assets(d) ....................................           2.30%             2.00%
 Ratio of expenses to average net assets
  before waivers and reimbursements(d)..........           2.87%             2.07%
 Ratio of net investment income (loss) to
  average net assets(d) ........................          (1.39)%           (1.66)%
 Portfolio turnover rate .......................            158%              465%

                                                                    ORBITEX GROWTH FUND
                                                 ----------------------------------------------------------
                                                                       CLASS A SHARES
                                                 ----------------------------------------------------------
                                                      YEAR ENDED          YEAR ENDED        PERIOD ENDED
                                                  APRIL 30, 2000(b)   APRIL 30, 1999(b)   APRIL 30, 1998(a)
                                                 ------------------- ------------------- ------------------
NET ASSET VALUE, BEGINNING OF YEAR .............     $   18.66            $   17.93          $   15.00
                                                     ---------            ---------          ---------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
 Net investment income (loss) ..................         (0.57)               (0.15)              0.26(e)
 Net realized and unrealized gain (loss) on
  investments ..................................         14.12(f)              1.70               2.67
                                                     ---------            ---------          ---------
 Total income (loss) from investment
  operations ...................................         13.55                 1.55               2.93
                                                     ---------            ---------          ---------
 Less distributions from net investment
  income .......................................            --                (0.19)                --
 Less distributions from net realized gain .....         (0.54)               (0.63)                --
 Less distributions in excess of net realized
  gains ........................................         (0.48)                  --                 --
                                                     ---------            ---------          ---------
 Total distributions from net investment
  income and net realized gains ................         (1.02)               (0.82)                --
                                                     ---------            ---------          ---------
NET ASSET VALUE, END OF YEAR ...................     $   31.19            $   18.66          $   17.93
                                                     =========            =========          =========
TOTAL RETURN(c) ................................         73.29%                9.07%             19.53%
                                                     =========            =========          =========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ............     $  20,065            $   1,422          $     891
 Ratio of expenses to average net
  assets(d) ....................................          2.00%                1.93%              2.11%
 Ratio of expenses to average net assets
  before waivers and reimbursements(d)..........          3.21%               23.92%             50.13%
 Ratio of net investment income (loss) to
  average net assets(d) ........................         (1.68)%              (0.85)%             4.41%(e)
 Portfolio turnover rate .......................           254%                 957%               448%

-------------------

(a)        The commencement of investment operations was October 22, 1997.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.

(e) Net investment income per share and the net investment income ratio would have been lower without a certain investment strategy followed by the Adviser during the current fiscal year.

(f) Per share amounts are not in accord with the aggregate net loss on investments for the period due to the timing of sales and redemptions for Fund shares in relation to fluctuating market values of the Fund's investments.


                                 Prospectus - 92

                                                                        ORBITEX GROWTH FUND
                                                                ------------------------------------
                                                                           CLASS B SHARES
                                                                ------------------------------------
                                                                     YEAR ENDED        YEAR ENDED
                                                                 APRIL 30, 2002(b)   APRIL 30, 2001
                                                                ------------------- ----------------
NET ASSET VALUE, BEGINNING OF YEAR ............................      $   24.08         $   31.10
                                                                     ---------         ---------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ..........................................          (0.43)            (0.64)
 Net realized and unrealized gain (loss) on investments .......          (4.18)            (6.38)
                                                                     ---------         ---------
 Total income (loss) from investment operations ...............          (4.61)            (7.02)
                                                                     ---------         ---------
 Less distributions from net investment income ................             --                --
 Less distributions from net realized gain ....................             --                --
 Less distributions in excess of net realized gains ...........             --                --
                                                                     ---------         ---------
 Total distributions from net investment income and net
  realized gains ..............................................             --                --
                                                                     ---------         ---------
NET ASSET VALUE, END OF YEAR ..................................      $   19.47         $   24.08
                                                                     =========         =========
TOTAL RETURN(c) ...............................................         (19.14)%          (22.57)%
                                                                     =========         =========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ...........................      $   6,678         $  11,050
 Ratio of expenses to average net assets(d) ...................           2.91%             2.60%
 Ratio of expenses to average net assets before waivers and
  reimbursements(d) ...........................................           3.48%             2.67%
 Ratio of net investment loss to average net assets(d) ........          (1.99)%           (2.24)%
 Portfolio turnover rate ......................................            158%              465%

                                                                           ORBITEX GROWTH FUND
                                                                -----------------------------------------
                                                                             CLASS B SHARES
                                                                -----------------------------------------
                                                                     YEAR ENDED          PERIOD ENDED
                                                                 APRIL 30, 2000(b)   APRIL 30, 1999(a)(b)
                                                                ------------------- ---------------------
NET ASSET VALUE, BEGINNING OF YEAR ............................     $   18.61             $   16.46
                                                                    ---------             ---------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ..........................................         (0.95)                (0.12)
 Net realized and unrealized gain (loss) on investments .......         14.46(e)               3.11
                                                                    ---------             ---------
 Total income (loss) from investment operations ...............         13.51                  2.99
                                                                    ---------             ---------
 Less distributions from net investment income ................            --                 (0.21)
 Less distributions from net realized gain ....................         (0.54)                (0.63)
 Less distributions in excess of net realized gains ...........         (0.48)                   --
                                                                    ---------             ---------
 Total distributions from net investment income and net
  realized gains ..............................................         (1.02)                (0.84)
                                                                    ---------             ---------
NET ASSET VALUE, END OF YEAR ..................................     $   31.10             $   18.61
                                                                    =========             =========
TOTAL RETURN(c) ...............................................         73.28%                18.61%
                                                                    =========             =========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ...........................     $  12,461             $      54
 Ratio of expenses to average net assets(d) ...................          2.60%                 2.03%
 Ratio of expenses to average net assets before waivers and
  reimbursements(d) ...........................................          3.20%                18.75%
 Ratio of net investment loss to average net assets(d) ........         (2.34)%               (1.05)%
 Portfolio turnover rate ......................................           254%                  957%

-------------------

(a)        The commencement of this class was September 16, 1998.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.

(e) Per share amounts are not in accord with the aggregate net loss on investments for the period due to the timing of sales and redemptions for Fund shares in relation to fluctuating market values of the Fund's investments.


                                 Prospectus - 93

                                                                        ORBITEX GROWTH FUND
                                                                        -------------------
                                                                          CLASS C SHARES
                                                                        -------------------
                                                                             YEAR ENDED
                                                                         APRIL 30, 2002(b)
                                                                        -------------------
NET ASSET VALUE, BEGINNING OF YEAR ....................................      $   24.08
                                                                             ---------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ..................................................          (0.43)
 Net realized and unrealized gain (loss) on investments ...............          (4.13)
                                                                             ---------
 Total income (loss) from investment operations ......................          (4.56)
                                                                             ---------
 Less distributions from net investment income ........................             --
 Less distributions from net realized gain ............................             --
 Less distributions in excess of net realized gains ...................             --
                                                                             ---------
 Total distributions from net investment income and net realized gains              --
                                                                             ---------
NET ASSET VALUE, END OF YEAR ..........................................      $   19.52
                                                                             =========
TOTAL RETURN(c) .......................................................         (18.94)%
                                                                             =========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ...................................      $   1,259
 Ratio of expenses to average net assets(d) ...........................           2.91%
 Ratio of expenses to average net assets before waivers and
  reimbursements(d) ...................................................           3.48%
 Ratio of net investment loss to average net assets(d) ................          (1.99)%
 Portfolio turnover rate ..............................................            158%

                                                                                 ORBITEX GROWTH FUND
                                                                        --------------------------------------
                                                                                    CLASS C SHARES
                                                                        --------------------------------------
                                                                           YEAR ENDED         PERIOD ENDED
                                                                         APRIL 30, 2001   APRIL 30, 2000(a)(b)
                                                                        ---------------- ---------------------
NET ASSET VALUE, BEGINNING OF YEAR ....................................    $   31.19           $   51.65
                                                                           ---------           ---------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment loss ..................................................        (0.54)              (0.11)
 Net realized and unrealized gain (loss) on investments ...............        (6.57)             (20.35)
                                                                           ---------           ---------
 Total income (loss) from investment operations ......................        (7.11)             (20.46)
                                                                           ---------           ---------
 Less distributions from net investment income ........................           --                  --
 Less distributions from net realized gain ............................           --                  --
 Less distributions in excess of net realized gains ...................           --                  --
                                                                           ---------           ---------
 Total distributions from net investment income and net realized gains            --                  --
                                                                           ---------           ---------
NET ASSET VALUE, END OF YEAR ..........................................    $   24.08           $   31.19
                                                                           =========           =========
TOTAL RETURN(c) .......................................................       (22.78)%            (39.61)%
                                                                           =========           =========
RATIOS AND SUPPLEMENTAL DATA:
 Net assets, end of year (in 000's) ...................................    $   2,054           $     829
 Ratio of expenses to average net assets(d) ...........................         2.60%               2.60%
 Ratio of expenses to average net assets before waivers and
  reimbursements(d) ...................................................         2.71%               4.23%
 Ratio of net investment loss to average net assets(d) ................        (2.17)%             (2.41)%
 Portfolio turnover rate ..............................................          465%                254%

-------------------

(a)        The commencement of this class was March 14, 2000.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)        Annualized for periods less than one year.


                                 Prospectus - 94

WHERE TO GO FOR MORE INFORMATION:

[GRAPHIC OMITTED] (ORBITEX GROUP OF FUNDS)

                *This Statement is not a part of the Prospectus

                                     ORBITEX

                                PRIVACY STATEMENT

At Orbitex we recognize and respect the privacy of each of our investors and their expectations for confidentiality. The protection of investor information is of fundamental importance in our operation and we take seriously our responsibility to protect personal information.

We collect, retain and use information that assists us in providing the best service possible. This information comes from the following sources:

      o     Account applications and other required forms,

      o     Written, oral, electronic or telephonic communications and

      o    Transaction history from your account.

We only disclose personal nonpublic information to third parties as necessary and as permitted by law.

We restrict access to personal nonpublic information to employees, affiliates and service providers involved in servicing your account. We require that these entities limit the use of the information provided to the purposes for which it was disclosed and as permitted by law.

We maintain physical, electronic and procedural safeguards that comply with federal standards to guard nonpublic personal information of our customers. This Privacy Statement does not constitute part of the prospectus.

You will find more information about the Orbitex Group of Funds in the following documents:

-- ANNUAL AND SEMI-ANNUAL REPORTS: Our annual and semi-annual reports list the holdings in each Fund, describe each Fund's performance, include financial statements for the Funds, and discuss the market conditions and strategies that significantly affected the Funds' performance during their last fiscal year.

-- STATEMENT OF ADDITIONAL INFORMATION ("SAI"): The Statement of Additional Information contains additional and more detailed information about each Fund.

The SAI and the financial statements included in the current annual and semi-annual reports are incorporated by reference into (and are thus a part of) this Prospectus.

THERE ARE THREE WAYS TO GET A COPY OF THE DOCUMENTS:

1. Call or write for one, and a copy will be sent without charge.

              ORBITEX GROUP OF FUNDS
              C/O ORBITEX DATA SERVICES, INC.
              4020 SOUTH 147TH STREET
              SUITE 2
              OMAHA, NEBRASKA 68137
              1-888-ORBITEX (OR 1-888-672-4839)
              WWW.ORBITEXFUNDS.COM

2. Write to the Public Reference Room of the Securities and Exchange Commission ("SEC") an ask them to mail you a copy. Or, you may e-mail your request to publicinfo@sec.gov. The SEC charges a fee for this service. You can also go to the Public Reference Room.

You can also go to Public Reference Room and copy the documents while you are there. The SEC is located at 450 Fifth Street, NW, Washington, DC 20549-0102. You may get information about the Public Reference Room and its business hours by writing or calling the number below.

              PUBLIC REFERENCE ROOM -- U.S. SECURITIES AND
              EXCHANGE COMMISSION WASHINGTON, D.C. 20549-6009
              1-202-942-8090

3. Go to the SEC's website (www.sec.gov) and download a free text-only version. If you are a current fund shareholder would like information about your account, account transactions, or account statements, please call us at 1-888-ORBITEX (or 1-888-672-4839)

If you purchased your shares through a financial institution, you may contact that institution for more information.

The Orbitex Group of Funds' Investment Company Act File Number is 811-8037.

                                  1-888-ORBITEX
                                (1-888-672-4389)

                              www.ORBITEXFUNDS.com

                          ORBITEX -Registered Trademark

                                 Group of Funds

                                                                ORB-8/2/2002-699